                                                                   Exhibit 10(S)

                               Table of Contents

Article                                                                     Page
Preface                                                                       3
Article No. 1:    Introduction/Continuity of Service/Non Discrimination       3
Article No. 2:    Union Security                                              5
Article No. 3:    Exclusive Functions of Management                           5
Article No. 4:    Union Activity                                              6
Article No. 5:    Status of Employees                                         7
Article No. 6:    Working Hours and Rates of Pay                             11
Article No. 7:    Seniority and Promotions                                   21
Article No. 8:    Grievance Procedure                                        24
Article No. 9:    Working Safety Committee                                   26
Article No. 10:   Inclement Weather Practice                                 27
Article No. 11:   Holidays                                                   28
Article No. 12:   Vacations                                                  30
Article No. 13:   Sick Leave                                                 32
Article No. 14:   Employee Benefit Plans                                     34
Article No. 15:   Leaves of Absence                                          42
Article No. 16:   Working Rules                                              44
Article No. 17:   Term of Agreement                                          47

                                   Exhibits

Exhibit I:        Classification Descriptions                                50
Exhibit II:       Schedule of Wage Rates                                     54
Exhibit III:      Check Off Authorization                                    58
Exhibit IV:       Sick Leave Agreement                                       59
Exhibit V:        Temporary Layoff Provisions                                60

                           Letters of Understanding

Letter of Understanding: Article 14.4                                        62
Letter of Understanding: Discipline Relative to Tardiness and Attendance     64
Letter of Understanding: Labor/Management Meetings                           65
Letter of Understanding: Organization Study                                  66
Letter of Understanding: Work/Family Issues                                  67
Letter of Understanding: Working Foreman Classification                      68
Letter of Understanding: Red Circle Rates                                    69
Letter of Understanding: Maintenance Technician Classification               70

Letter of Understanding: Organizational Restructuring                        71
Letter of Understanding: Operations Working In Maintenance                   72
Letter of Understanding: Operations Lead Classification                      73
Letter of Understanding: Operations Training                                 74
Letter of Understanding: Retail Customer Representative                      75
Letter of Understanding: 10 Hour Rest Period                                 76
Letter of Understanding: Vacation/Sick Leave Bonus                           77
Letter of Understanding: Sick Leave Buy Back                                 78
Letter of Understanding: Severance Allowance Plan                            79
Letter of Understanding: Journeyman, Electrical & Instrumentation            80
Letter of Understanding: Overtime Equalization Amendment                     81

                             Letters of Agreement

Letter of Agreement: Status of Maintenance Utility Technicians
   And Maintenance Technicians                                               82
Letter of Agreement: Overtime Equalization                                   83
Letter of Agreement: Flexibility Language                                    84
Letter of Agreement: Newly Hired Journeymen                                  85
Letter of Agreement: Status of Utility Operators                             86
Letter of Agreement: Power Delivery Apprenticeship Committee                 87
Letter of Agreement: Movement of Existing Employees From One
   Position to Another                                                       88
Letter of Agreement: Contract Education and Intent                           89
Letter of Agreement: E/I Classification                                      90
Letter of Agreement: Contractors for Generation                              91
Letter of Agreement: Performance Evaluations Regarding Seniority             93
Letter of Agreement: 1994 - Thirty Year Employees Lost Vacation              94
Letter of Agreement: 36 For 40 Holidays                                      95
Letter of Agreement: Tier II Wages                                           96

                          Alternative Shift Schedules

Thirty-Six For Forty Weekend Crew                                            97
Four Ten Hour Shift Schedule                                                101
Twelve Hour Shift Schedule                                                  111

                             Generation Agreement

This agreement, made and entered into as of June 25, 1999, by and between Nevada Power Company, a corporation, hereinafter referred to as the Company, and Local Union No. 396 of the International Brotherhood of Electrical Workers, an affiliate of the A.F.L./C.I.O., hereinafter referred to as the Union.

WITNESSETH

Whereas, for the purpose of facilitating the peaceful adjustments of differences that may arise from time to time between the parties hereto, and to promote harmony and efficiency to the end that the Company, the Union and the general public may mutually benefit.

Now therefore, in consideration of the provisions, covenants and conditions herein contained, the parties hereto agree as follows, to wit:

Article No. 1 - Introduction, Continuity of Service, Non-Discrimination

1.1 INTRODUCTION: The Company, in Clark and Nye counties, in the state of Nevada, a public utility engaged in the service of generating electric power, hereby recognizes Local Union No. 396 of the International Brotherhood of Electrical Workers, A.F.L./C.I.O., as the exclusive bargaining agent for its employees who are employed in Generation, excluding all supervisory, confidential and professional employees within the meaning of the National Labor Relations Act, such covered employees more specifically defined in Exhibit I (CLASSIFICATION DESCRIPTIONS), for the purpose of collective bargaining with respect to rates of pay, wages, hours of employment and other conditions of employment which may be subject to collective bargaining.

1.2 CONTINUITY OF SERVICE: It is mutually recognized that the interest of the Company, the Union and the welfare of the general public, requires the continuous rendering of service by the Company, and the parties agree that recognition of such obligations of continuous service is imposed upon both the Company and its employees.

     The Company, to facilitate the continuous performance of such service, agrees to meet with the Business Manager of the Union or his designated representative in reference to any matter within the scope of the Agreement, and agrees that it will cooperate with the Union in its efforts to promote harmony and efficiency among all of the employees of the Company.

     The Union agrees that the employees covered by this Agreement, will not be called upon or permitted to cease or abstain from the continuous performance of the duties pertaining to the positions held by them with the Company. The Company agrees to do nothing to provoke interruption of or to prevent such continuity of performance as required in the normal and usual operations of the Company's property. It is mutually agreed that any difference that may arise between the above parties shall be settled in the manner hereinafter provided.

     The Union agrees that the employees covered by this agreement will individually and collectively perform loyal and efficient work and service and that they will cooperate in promoting and advancing the welfare of the Company and the protection of its service to the public at all times.

     The Union agrees that there will be no strikes, stoppages of work or slowdowns of the Company's operations during the term of this Agreement, and the Company agrees that there will be no lockouts during the term of this Agreement.

1.3 NON-DISCRIMINATION: Neither the Company nor the Union will discriminate against any employee in the application of the terms of this agreement because of race, religion, sex, age, color, national origin, veteran status, disability or any other legally protected status. It is understood that job titles used in this agreement which indicate the male gender are not intended to restrict classifications to employees of the male gender.

1.4 LAWS: It is understood and agreed that if mandatory laws or government rules or regulations applicable to or in conflict with any of the provisions of this Agreement become effective and binding upon the parties, such conflicting provisions of this Agreement shall be subject to modification as required and the parties shall meet and confer to determine mutually agreeable language to conform to the laws, government rules and/or regulations.

     If laws, government rules and/or regulations hereafter enacted require changes in the structure and/or services provided by the Company, then the Company and Union will, upon mutual consent, reopen negotiations concerning the terms of this Agreement that are directly affected by the changes.

1.5 AMENDMENT: This Agreement shall be subject to amendment at any time by mutual consent of the parties. Such amendment must be written, state the effective date of the amendment, and be executed in the same manner as this Agreement.

Article No. 2 - Union Security

2.1 UNION DUES: The Company shall deduct money from Union employees' wages and pay it to the proper officers of the Union, provided the employee who is a member of the Union individually and voluntarily authorized such deduction to be made. The form of the check-off authorization is attached to this Agreement as Exhibit III (CHECK OFF AUTHORIZATION). The Union shall hold the Company free and harmless from any claims or damages from any party whatsoever for making deductions and shall indemnify the Company against any and all claims or damages which may originate from the dues check-off process.

2.2 NEW EMPLOYEES: The Company agrees to notify the Union of the name and address of new employees within thirty (30) days of their date of hire.


Article No. 3 - Exclusive Functions of Management

3.1 BUSINESS MANAGEMENT: The supervision and control of all operations and the direction of all working forces, including the right to hire, to suspend or discharge for proper cause, to transfer employees, to relieve employees from duty because of lack of work and for other legitimate reasons, is vested exclusively in the Company.

3.2 DISCIPLINE: The Company retains the right to exercise discipline in the interest of good service and the proper conduct of its business, provided an employee who has been laid off, discharged, or disciplined shall be advised of the reason or reasons for such action and shall be allowed suitable representation, if so desired, at the time such reasons are provided. Furthermore, should the employee or the Union feel that the terms or conditions of this Agreement have been violated, either shall be entitled to grieve such action in accordance with the provisions set forth in Article 8 (GRIEVANCE PROCEDURE) of the Agreement.

Article No. 4 - Union Activity

4.1 UNION BUSINESS: An employee who requests time off for Union activities, in addition to regular time off, shall be granted such request if such time off will not inconvenience the operations of the Company or increase its operating expenses; provided further, that such employee shall receive no compensation from the Company for such time off.

4.2 BULLETIN BOARDS: The Company agrees to permit the Union to use reasonable space for the purpose of posting officially signed Union bulletins upon the bulletin boards which are furnished by the Company.

4.3 CONTRACTING WORK: In case the Company should contract any type of work customarily performed by bargaining unit employees, the Company shall, before awarding such contract, advise the contractor that the work is to be done under not less than the terms and conditions pertaining to hours and wages set forth in this Agreement. Upon award of such contract, the Company shall notify the Union of such contractor and the nature of the work being performed. The Company will not contract any of its construction and maintenance work while having available competent employees to do such work. In the event the Company has employees on layoff with recall rights, the Company will not establish contracts for work that is customarily performed by such bargaining unit employees unless the affected employees are not qualified to perform the work (as defined in Article 5.4 [LAYOFF PROVISIONS]), or the work requires the use of special construction or other equipment which the Company does not possess. If the Company has employees in layoff status who are qualified to perform work which the Company intends to contract, the Company may recall these employees for the term of the contracted work without creating the liability for an additional severance in accordance with Article 5 (STATUS OF EMPLOYEES) of this agreement.

4.4 UNION/STEWARD BUSINESS: The Union steward shall, upon request to the supervisor, be allowed reasonable time during regular working hours, without loss of pay, to attend to Union matters on the job, provided such time is not used for solicitation of membership or collection of dues, and does not interfere with regular work schedules.

Article No. 5 - Status of Employees

5.1 STATUS DESIGNATION: Employees shall be designated as temporary, probationary, or regular.

     TEMPORARY: A temporary employee is one who is hired to fill a position for which there is temporary authorization. After working 1,040 straight time hours, a temporary employee shall be eligible for group life and medical insurance (excluding dental and vision), covering the employee only. If a temporary employee is offered and accepts a regular position, an adjusted date of hire, crediting actual time worked, will be calculated. If the temporary employee has worked at least 1,040 straight time hours, without cumulative absences of thirty (30) days or more at the time the regular position is awarded, the employee shall be eligible for all applicable benefits on the effective date of the award.

     If a temporary employee is offered and accepts a regular position that the employee has not previously occupied while at the Company, the employee must complete a probationary period to evaluate work performance. If, however, the employee has previously occupied the position being awarded, the employee shall receive credit toward the probationary period for actual time worked in that position.

     If an employee works at least 1,500 straight time hours during a twelve
     (12) month period in the same temporary position, the position will become authorized and the employee will be offered regular status in that position.

     PROBATIONARY: A probationary employee is one who is hired to fill an authorized position. After six (6) months of employment, a probationary employee shall be eligible for all benefits in accordance with this agreement.

     During the probationary period, the employee may be terminated at the discretion of the Company as long as the termination is not discriminatory and is not for the purpose of keeping jobs filled with probationary employees. Probationary employees who have not satisfactorily completed a formal departmental training and appraisal program may, at the discretion of supervision, have their probationary period extended by up to three (3) months. Supervisors shall not extend the probationary period if they do not have a formal training and appraisal program in place or have failed to use those programs. No later than two (2) weeks prior to the completion of the first six (6) months, the supervisor must notify the employee and the Union Business Manager in writing, if the probationary period will be extended.

     In computing the effective date of a change in status from a probationary to regular employee, interruptions in employment, caused by the following circumstances, shall not be credited:

            .   Discharge
            .   Resignation
            .   Absence for more than an accumulative total of thirty (30) days due to:
                                      .    Lay off
                                      .    Sickness
                                      .    Industrial disability
                                      .    Other causes.
     If the employee's combined absences, during the probationary period, are for a period greater than the employee's combined actual work time, the employee shall be terminated. The transfer of a probationary employee from one job to another without interruption of work time shall not be considered a break in employment. At the end of the probationary period as defined above, the employee will become a regular employee and will rank in seniority from the original date of hire.

     REGULAR: A regular employee is one who has completed a probationary period, is benefit eligible, and is in an authorized position.

5.2 APPLICATION REFERRAL: The Company recognizes the Union as a valuable source for employment referrals, due to the mutual interest in the profitability of the Company. As such, when additional employees are needed to do work which comes under this agreement, the Company will indicate its requirements, relative to knowledge, skills, and abilities, and will give the Union an equal opportunity to refer applicants for employment. The Company retains the right to evaluate each candidate and make the final hiring decision.

5.3 TEMPORARY LAYOFF PROVISIONS: In recognition of the competitive nature of the utility business, innovative solutions are required when unforeseen challenges present themselves. Accordingly, there may be operational circumstances that would permit the temporary layoff of employees for short-term periods of time, out of line of seniority, on a voluntary basis. These provisions are detailed in Exhibit V (TEMPORARY LAYOFF PROVISIONS) of this agreement.

5.4  LAYOFF PROVISIONS:
     DEFINITION OF QUALIFIED: For purposes of defining "qualified", as used in
     -----------------------
     this Article, the definition shall be that an employee is qualified to perform any position, in either collective bargaining agreement, which the employee has previously occupied at the Company or any position that is an equal or lower classification which has been identified as being part of the employee's current trade/department progression. The progressions are detailed in a memorandum of understanding that is held by both the Company and the Union.

     NOTIFICATION: If it becomes necessary for the Company to layoff regular
     ------------
     employees due to lack of work, the Company shall give affected employees as much notice as possible; but in no event shall employees receive less than fourteen (14) calendar days notice of layoff. Where temporary and probationary employees are involved, no notice of layoff is required.

     SENIORITY: Layoff in all cases due to lack of work will be determined by
     ---------
     Company seniority within the classification affected by the layoff. If two
     (2) or more employees have the same Company seniority date, the highest score on the most recent performance appraisal will break the tie. Employees who are to be laid-off will be permitted to displace a less senior person in any classification for which they are qualified.

     RETURN TO BARGAINING UNIT: A member of the bargaining unit being
     -------------------------
     transferred to a non-represented position shall retain Company seniority for all purposes including layoff, if the employee is returned to the bargaining unit within one (1) year of the initial transfer.

     FOUR (4) YEAR QUALIFIER: Any MPAT employee who accepts a position in the
     -----------------------
     bargaining unit will establish a new date of seniority for the purpose of future layoffs, except as defined above. This date will reflect the day in which these employees accept such a position and will be effective for four
     (4) years. If there is a reduction in classifications in the bargaining unit, these employees will use the above mentioned date as their seniority date for the purpose of this reduction or layoff. After four (4) years of service in the bargaining unit, any employee impacted by this language, will be credited with all Company seniority for the purposes of reduction in classification or layoff.

       RECALL: In the event of a recall, the Company shall provide notification
       ------
       to affected employees by certified mail to their address of record. Such employees must keep the Company informed of the address where they can be reached. Recalled employees must report to work no later than fourteen
       (14) calendar days from the date the certified letter was mailed. Employees who do not report to work within fourteen (14) days from the date the letter was mailed will be considered a voluntary quit. Employees will only be considered for recall to the classification from which they were laid-off, unless they make a written application within fourteen
       (14) calendar days from the date of notification of layoff, to human resources, for any other position for which they are qualified. Applications that do not meet this time frame will only be considered after all timely applications have been honored. Employees must submit a written notice to human resources to rescind their application for consideration for previously held positions prior to formal notification of return to work. Any employee who refuses a recall to any requested position will be considered a voluntary quit and will waive all recall rights to any other position. Employees who have displaced a less senior person in any classification shall be given an offer to return to their former jobs if the vacancy is in their former classification. Recall rights shall cease on any layoff in excess of twelve (12) months.

       TEMPORARY RECALL: In the event of a temporary recall, in accordance with
       ----------------
       Article 4.3 (CONTRACTING WORK), an employee may decline such temporary recall without waiving their rights for recall to a regular position, provided the temporary assignment is for less than ninety (90) days. If an employee accepts a temporary assignment, all benefits will be reinstated upon return to work and they will have recall rights for one
       (1) year from the date of any subsequent layoff. This right does not expire until the employee has returned to work or refused an offer to return to work. Any subsequent layoff will not create a liability for an additional severance benefit in accordance with this Article.

       EMPLOYMENT STATUS: Any regular employee who is laid-off due to lack of
       -----------------
       work has a right to replace any temporary employee within (5) working days after notification of layoff, provided the regular employee is qualified to perform the duties of the position filled by the temporary employee. If a regular employee is laid-off because of lack of work and is subsequently offered and accepts the first recall for employment within one (1) year after layoff, the employee shall resume the status of regular employee and shall be credited with Company seniority previously accrued. Employees who are recalled in a classification previously held, or for one in which they are qualified, will not be required to serve another probationary period and will be eligible for benefits immediately. However, employees who leave the service of the Company due to voluntary severance in accordance with this Article, or layoff and who are re-hired after one (1) year from the date of layoff or severance shall not be credited with Company seniority at the time of re-employment and shall be required to serve a new probationary period. Upon completion of five (5) years of subsequent service, an adjusted date of hire will be calculated crediting actual time worked with the Company. This date will be used for the purposes of Company seniority and all related benefits.

  5.5 SEVERANCE: Employees who have been notified of a layoff or a reduction in their classification which would cause them to be displaced from that classification may be eligible for severance benefits. The following define the severance benefit:

       ELIGIBILITY: Employees must have completed one (1) year of service to be
       -----------
       eligible for the minimum severance benefit.

       BENEFIT AMOUNT: Employees will be paid forty (40) hours at their straight
       --------------
       time rate for each year of service up to a maximum of three hundred twenty (320) hours. If eligible employees have completed nine (9) months of service since their most recent anniversary date, they will be considered to have completed an additional year of service for the purpose of calculating this benefit.

       If an employee exercises the right to displace a less-senior employee who occupies a lower paying classification and is laid-off from that classification within sixty (60) calendar days of this assignment, the severance benefit will be calculated at the rate of the employee's original classification.

       MEDICAL COVERAGE: Employees' current medical coverage, excluding dental
       ----------------
       and vision, will be continued at the applicable employee contribution for three (3) months following the effective date of layoff or severance.

       EMPLOYMENT STATUS: Employees who accept severance in lieu of bumping,
       -----------------
       waive any recall rights and will be considered a voluntary quit with the payment of the appropriate severance benefit. Employees presented this option must notify human resources of their decision within forty-eight
       (48) hours of the notification of layoff. Employees who do not have the option of bumping, and accept severance benefits, will retain recall rights for one (1) year from the date of layoff.

       Employees may agree in writing to waive their bumping rights as well as the appropriate severance benefit, thereby maintaining recall rights to the classification from which they were laid-off for a period of one (1) year. This decision must be made at the time of the initial notification of layoff and, once submitted, is irrevocable.

       Employees who have accepted severance and are subsequently recalled, will use that recall date for the purposes of calculating any severance benefit in the future.

       PAYMENT: Any severance payment will be paid within five (5) calendar days
       -------
       of the date of layoff.

  5.6  AFFILIATE COMPANY: It shall not be deemed a severance for the purposes of
       -----------------
       this Article if an employee is transferred to a wholly owned affiliate of the Employer which is bound to this agreement provided that the Employee's new position is covered by the Collective Bargaining Agreement and is the same as the position held before the transfer.

Article No. 6 - Working Hours and Rates of Pay

6.1    DEFINITIONS:
       SHIFT: Hours of work.
       -----

       SCHEDULE: Days and hours of work.
       --------

       WORK DAY: Eight (8) hours in any one (1) day shall constitute the work
       --------
       day; however the Company and Union may enter into agreements which establish alternative work schedules involving work days which have more than eight hours.

       WORK WEEK: Five (5) consecutive work days, regularly scheduled between
       ---------
       the hours of 12:01 am, Monday, and 12:00 midnight, Sunday, shall constitute the basic work week. The basic workweek of regular day-shift employees shall be from Monday through Friday and reflect a schedule of forty (40) hours of straight-time work.

       REGULAR DAYS OFF: Days off shall be consecutive, however, they may not be
       ----------------
       within the basic workweek.

       REGULAR DAY-SHIFT EMPLOYEES: Regular day shift employees are those
       ---------------------------
       employees who are assigned to shifts which are established on a Monday through Friday schedule and work a shift which begins between the hours of 7:00 am and 11:59 am. When mutually agreed to by the Union and Company, the day shift starting time may be scheduled as early as 6:00 am to take advantage of daylight hours.

       SEVEN DAY COVERAGE: A schedule of fixed or rotating shifts that cover
       ------------------
       seven (7) days per week, twenty-four (24) hours per day.

       SHIFT EMPLOYEES: Shift employees are all employees not defined as regular
       ---------------
       day-shift employees. This includes employees assigned to fixed shifts and seven (7) day coverage.

       SHIFT DESIGNATIONS: No shift periods shall start between the hours of
       ------------------
       12:01 am and 5:59 am, unless mutually agreed to by memorandum of understanding between the Company and the Union The follow designations shall apply:

           FIRST SHIFT: All eight (8) hour shift periods regularly scheduled to
           -----------
           begin at 6:00 a.m., or thereafter but before 12:00 noon shall be designated as first shifts.

           SECOND SHIFT: All eight (8) hour shift periods regularly scheduled
           ------------
           to begin at 12:00 noon or thereafter but before 8:00 p.m., shall be designated as second shifts.

           THIRD SHIFT: All eight (8) hour shift periods regularly scheduled to
           -----------
           begin at 8:00 p.m., or thereafter but before 12:01 a.m., shall be designated as third shifts.

       SHIFT DIFFERENTIAL: An incremental increase for working on a second or
       ------------------
       third shift.

       SHIFT PREMIUM: An incremental increase for all hours worked outside of
       -------------
       the employee's previous schedule for the first five (5) working days of a newly established permanent, temporary or emergency schedule.

       SHORT CHANGE: A transfer from one established schedule to another with
       ------------
       only one shift off between schedules.

       COMPANY HEADQUARTERS: Any headquarters established for the purpose of
       --------------------
       engaging in work covered by this Agreement when such work will continue for an indeterminate period of time.

6.2 BREAK PERIODS: A fifteen (15) minute relief period shall be provided for all employees not working seven day coverage during each one-half (1/2) of the shift. Work conditions permitting, each break period shall be given as near the middle of each one-half (1/2) of the shift as possible.

6.3 LUNCH PERIODS: Supervisors will establish a meal period without pay, approximately four (4) hours after the start of a shift. Employees who are required to begin their lunch more than one (1) hour before or after the regular start of lunch time shall be paid during the lunch period at the straight time rate. There are three (3) pay possibilities for employees with an unpaid lunch. For this example the employees shift is from 7:00 am to 3:30 pm with a one-half (1/2) hour lunch from 11:30 am to noon.

       ------------------------------------------------------------------------------------------------------------------
              EXAMPLE #1                               EXAMPLE #2                             EXAMPLE #3
       Employees who are required to         Employees who work through their       Employees who eat their lunch
       eat their lunch at 2:00 p.m.          lunch from 3:00 pm to 3:30 pm would    lunch and complete their shift (work
       would be paid eight and               be paid eight (8) hours at             until 3:30 pm) without taking a break
       one-half (8 1/2) hours of             straight time and one-half (1/2)       for lunch would be paid eight (8)
       straight-time pay.                    hour at time and one-half (1 1/2).     hours at straight-time and one (1)
                                                                                    hour at time and one-half (1 1/2).
       ------------------------------------------------------------------------------------------------------------------

       REGULAR DAY-SHIFT AND SHIFT EMPLOYEES: The unpaid lunch period shall not
       -------------------------------------
       exceed one-half (1/2) hour unless mutually agreed to by the Company and the Union.

       SEVEN DAY COVERAGE EMPLOYEES: These employees will be considered to have
       ----------------------------
       a paid lunch period as part of their regular shift.

                                    EXAMPLE

           An employee whose shift is from 7:00 am to 3:00 pm will
          have a thirty (30) minute paid lunch period to be taken in accordance with operational efficiencies.

6.4 OVERTIME: In computing overtime, intermission taken out for meals served other than on the job shall be deducted, and any holiday or vacation paid in that pay period will be considered as time worked.

      TIME AND A HALF: Except as otherwise provided in this Article, the
      ---------------
      following situations shall require payment at one and one-half (1 1/2) times the regular established wage rate:

           .   Time worked in excess of eight (8) hours per day.

           . Time worked in excess of any five (5) scheduled work days in that work week.

           . Work scheduled in the three (3) hours immediately preceding the normal starting time.

           .   Employees who are scheduled to work on an observed holiday.

           . Employees on seven- (7) day coverage who are scheduled or called out for overtime except as defined in "Double Time."

           .   Employees who are scheduled for overtime and such is canceled per
               Article 6.9 (REQUIRED NOTICE FOR OVERTIME).

       DOUBLE TIME: Except as otherwise provided in this Article, the following
       -----------
       situations shall require payment at two (2) times the regular established wage rate:

           . Employees, other than those assigned to seven (7) day coverage who are scheduled to work within the first five (5) hours of the eight (8) hour period immediately preceding the normal starting time regardless of the day of the week.

           .   Employees who are called -out for work on an observed holiday.

           . Employees who work on the second day of a two days off period, or on the second or fourth days off of a four days off period with an overtime minimum as provided in Article 6.7 (CALL-OUTS).

           . Employees, other than those assigned to seven (7) day coverage who are called out for overtime work within the eight (8) hour period immediately preceding their normal starting time, regardless of the day of the week with an overtime minimum as provided in Article 6.7 (CALL-OUTS).

           . Employees who are assigned to seven (7) day coverage and are called out for work to cover all or part of the third shift, with an overtime minimum as provided in Article 6.7 (CALL-OUTS).

           .   Employees called out while on vacation per the provision of
               Article 12.10 (CALL-OUT WHILE ON VACATION).

       DOUBLE TIME AND A HALF: Except as otherwise provided in this Article, the
       ----------------------
       following situations shall require payment at two and one-half (2 1/2) times the regular established wage rate:

           .   For all time worked in excess of sixteen (16) consecutive hours.

           .   BREAK PERIOD: Employees entitled to pay at this rate will
               ------------
               continue at this rate until they have been released for a period of at least six (6) continuous hours. Any break of six (6) hours will be considered an interruption of continuous work time. It is understood that any employee may be returned to work exactly six
               (6) hours from their most recent release, satisfying the required break. It is also understood that any employee released for such a break may be called back to work before six (6) hours have elapsed.

                                           EXAMPLE

                     If an employee's normal quitting time is 4:30 P.M. and
                       who is called back and including travel time, takes their time back before 10:00 , will receive two and one-half (2 1/2) for all time after 10:00 P.M.

           .   MEAL PERIODS: Meal periods while working overtime will not be
               ------------
               considered as part of the six (6) hour break and will not be considered time worked, unless employees are directed to work through their meal period. Employee's unpaid meal period which occurs during regular work hours will be included in the computation of the six (6) hour break, when this break is calculated from the end of the employee's last regular shift. Accordingly, an employee may be called out five and one-half (5 1/2) hours from the end of their last regular shift without creating a requirement for this rate.

           .   STRAIGHT TIME PAY: Employees sent home for a six (6) hour break
               -----------------
               will not lose any straight time pay for normally scheduled hours, as a result of such a break.

                                          EXAMPLE

                   Employees assigned to a 7:00 am to 3:30 pm shift and
                  released two (2) hours early so they may have a six (6)
                  hour break before a scheduled outage would be paid for
                   the two (2) hours at the straight time rate and this
                          would satisfy the six (6) hour break.

       Employees must use any rest time pay accumulated as a result of an overtime assignment before these provisions would apply. If an employee's accumulated rest time does not cover the entire six (6) hour break, the employee will receive straight time pay for any regularly scheduled hours not worked due to this break.

6.5 OVERTIME EQUALIZATION: The Company will endeavor to distribute overtime work as evenly as possible among those employees qualified to perform such work. For the purpose of distributing overtime, the Company will maintain and post overtime lists in each sub-department indicating time offered and time worked. Each department will create policies and procedures (as defined by Article 6.1, BY LOCATION, SHIFT AND CLASSIFICATION), for overtime equalization through labor/management meetings.

6.6    PAY PROVISIONS:
       PAY DAYS: Pay days shall be at biweekly intervals.
       --------

       WAGES: The schedule of job classifications and wage rates, as mutually
       -----
       agreed to, are made a part of this agreement, and are marked "Exhibits I and II."

       Wages shall be paid at biweekly intervals on the Thursday following the close of the two week pay period provided that if the regular pay day falls on a holiday, payment shall be made on the preceding work day.

       SPECIAL PAY REQUESTS: The Company recognizes there will be circumstances
       --------------------
       such as weeks of vacation and vacation in association with holidays which will create special requests of the payroll department. Unless the situation is an emergency, all special checks will be limited to individuals who are absent for at least the Wednesday through Friday of a pay week. Exceptions to this practice will require written approval from the department manager and must be presented to payroll no later than forty-eight (48) hours in advance of the requested time for payment.

       RECOVERING OVERPAYMENTS: Deductions from an employee's wages, to recover
       -----------------------
       overpayments made in error, will not be made unless the employee is notified prior to the end of the month following the month in which the check in question was delivered to the employee. A schedule for re-payment will be agreed upon by the Company and the employee.

6.7    CALL-OUTS:
       TWO HOUR MINIMUM: Employees called out for overtime duty shall receive at
       ----------------
       least two (2) hours pay. Reasonable travel time (defined below) to and from home will be considered as time worked for the purpose of satisfying the two (2) hour minimum, and will be paid at the appropriate overtime rate.

       ---------------------------------------------------------------------------------------------------------------
                  EXAMPLE #1                           EXAMPLE #2                            EXAMPLE #3
       Employees called out who work two      Employees called out who work          Employees called out who work one
       (2) hours and travel one (1) hour      four (4) hours and travel one (1)      (1) hour and travel one (1) hour
       (round trip) will be paid for three    hour (round trip) will be paid for     (round trip) will be paid for two (2)
       (3) hours.                             five (5) hours.                        hours.
       ---------------------------------------------------------------------------------------------------------------
                          EXAMPLE #4                                EXAMPLE #5
                     Employees called out            Employees called out who work into their
                     who work fifteen (15)           regular shift shall be paid the appropriate
                     minutes and travel one          overtime premium for at least two (2)
                     (1) hour (round trip) will      hours, which includes travel time to work
                     be paid for two (2)             only. This does not change the normal
                     hours.                          starting time for the purpose of extending
                                                     the shift.
       -----------------------------------------------------------------------------------------

       MULTIPLE CALL-OUTS: Employees called-out more than once in the twenty-
       ------------------
       four (24) hour period from midnight one day to midnight the following day shall be paid at least the two (2) hour minimum mentioned above for the first call. For subsequent calls, employees shall be paid for a one (1) hour minimum with the same travel time considerations mentioned above. For the purpose of this section, concurrent calls or successive calls without a break in work time shall be considered as a single call.

       TRAVEL TIME: Employees are entitled to travel time according to the
       -----------
       following chart:

           WORK LOCATIONS
           ---------------------------------------------------------
                                Las Vegas Valley        Reid Gardner
           ---------------------------------------------------------
           Las Vegas Valley          .5 hour                1 hour
           ---------------------------------------------------------
           Moapa Valley               1 hour               .5 hour
           ---------------------------------------------------------
           Boulder City             .75 hour              1.5 hours
           ---------------------------------------------------------
           St. George/Alamo           2 hours             1.5 hours
           ---------------------------------------------------------
           Mesquite                 1.5 hours             .75 hour
           ---------------------------------------------------------
           Henderson                .75 hour              1.5 hours
           ---------------------------------------------------------


6.8    REST TIME: Employees who are required to work overtime within the eight
       (8) hour period immediately preceding their scheduled starting time on a regular work day, shall be entitled to time off with straight time pay equal to time worked during this time frame. This is not applicable to a call out or scheduled overtime of three (3) hours or less immediately proceeding the employee's normal starting time.

       If an employee is entitled to rest time off, such time off would normally begin at the start of the regular shift. By mutual agreement between the supervisor and the employee, rest time may be taken during the last part of the regular shift. An employee shall not be required to work during his rest period provided adequate relief is available, however, should an employee be required to work during this period, he shall receive straight time for all time worked during his rest period in addition to his rest period pay.

6.9    REQUIRED NOTICE FOR OVERTIME:
       SCHEDULED OVERTIME: In scheduling overtime work, a minimum of fourteen
       ------------------
       (14) hours notice is required, prior to the start of any overtime for a particular day, and before leaving the work site on a regular work day. Without this notice, such work will be considered as a call-out. It is understood that overtime, when worked as an extension of a regular shift, does not require such notification.

                                        EXAMPLE
                                        -------
              An employee assigned to a 7:00 am to 3:30 pm shift and held over for overtime and is notified to work the next day (his/her day off) at 7:00 am. If notification is given in the first two (2) hours of held over overtime, this  overtime is
                               considered scheduled.

       CANCELING OVERTIME: A minimum of twelve (12) hours notice is required on
       ------------------
       canceling pre-scheduled overtime. When customer arrangements are involved, the Company must provide twelve (12) hours notice prior to the employee's next normal starting time.

       When such notice of cancellation of pre-scheduled overtime work is not given in accordance with the above, employees involved will be paid for two (2) hours at established overtime rates if they report and are retained for work. When such notice of cancellation is not given in accordance with the above, but employees are later notified of work cancellation, they will be paid for two (2) hours at time and one-half (1 1/2). If they report and are not retained for work, they shall receive pay for two (2) hours at time and one-half (1 1/2).

6.10 SHIFT DIFFERENTIAL: Seven (7) day coverage employees will be paid the shift differential applicable to the shift under which any hours worked may fall. Fixed shift employees will be paid their shift differential for all hours worked on that day.

                                      EXAMPLE
                 A second shift employee who works ten (10) hours on a particular day would be paid ten (10) hours of second shift differential.

       FIRST SHIFT: No shift differential shall be paid for the first shift.
       -----------

       SECOND SHIFT: A differential shall be paid for the second shift according
       ------------
       to the following schedule:
       February 1, 2000................. $1.30 per hour
       February 1, 2001................. $1.35 per hour

       THIRD SHIFT: A differential shall be paid for the third shift according
       -----------
       to the following schedule:
       February 1, 2000................. $1.45 per hour
       February 1, 2001................. $1.50 per hour

       The appropriate overtime rate will be applied to the shift differential. Shift differentials shall be payable only for hours actually worked and shall not be payable for non-work time such as holidays, sick leave, vacation and rest time.

6.11   ESTABLISHING PERMANENT SCHEDULES: The right to establish working
       --------------------------------
       schedules and methods of shift rotation for employees, to assign individuals to schedules and to make changes in schedules, rests with the Company. Whenever the Company assigns an employee to a schedule which is different than the schedule they are regularly assigned and such assignment is expected to last ninety (90) days or more, the following conditions shall apply:

       NOTIFICATION: Employees will be given as much notice as possible and in
       ------------
       all cases, at least twenty four (24) hours and prior to the end of their last regular shift. In this notification, the employee will be informed of the hours of work, including the days off and meal periods if applicable, work location, expected duration of the shift if other than indefinite, estimated composition of the work force, and the type of the shift (regular day, fixed shift, or rotating). The Company will limit days off to days inclusive of or in conjunction with Saturday or Sunday providing that such schedules will not interfere with the continuous rendering of service by the Company. If the Company fails to satisfy the twenty-four (24) hour notification requirement, the premium for the first five (5) days of the new shift will be extended until the notification requirement has been satisfied.

       STAFFING OF SCHEDULES:
       VOLUNTEERS: When new shifts are announced, the Company will permit
       ----------
       affected employees to volunteer for these assignments. The highest Company seniority will be used to select from the volunteers and these employees will not receive a premium for their first five (5) days of this new assignment.

       LEAST SENIOR QUALIFIED: The least senior, qualified employee in the
       ----------------------
       classification affected, may be assigned. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

       RIGHT OF ASSIGNMENT: The Company may assign employees to these schedules
       -------------------
       for operational efficiency purposes. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

       SHIFT DIFFERENTIAL: The appropriate shift differential, if any, shall
       ------------------
       apply immediately to all hours worked for those who volunteer for these shifts. For those employees paid a premium for the first five (5) days of such an assignment, the shift differential will apply beginning on the sixth day of the assignment, or the first day on which the premium is not paid.

       RETURN TO ORIGINAL OR OTHER SCHEDULE: Employees who are assigned to a new
       ------------------------------------
       schedule and are returned to their original schedule before five (5) days have elapsed, will be entitled to the premium mentioned above for the five (5) day period. Employees assigned to a second, new schedule during the initial five (5) day premium payment period will receive an additional five (5) days of premium from the date the new schedule begins.

       ----------------------------------------------------------------------------------------------------------------
                           EXAMPLE                                                 EXAMPLE
       Employees who receive four (4) hours of premium per       Employees who have worked only two (2) days of a
       day who are returned to their former shift after only     new schedule and are notified they will start a
       two (2) days, would continue to receive this premium      second, new schedule on the fourth day, will receive
       for three (3) additional work days.                       eight (8) days of premium pay (three [3] for the first
                                                                 schedule and five [5] for the second).
       ----------------------------------------------------------------------------------------------------------------

                                        EXAMPLE
           Employees who are assigned a new schedule during their regular work schedule are entitled to premium pay as outlines in Article
           6.0 for the next 40 regular straight time hours.

       TRAINING EXCEPTIONS: The Company may, for the purposes of training only, change schedules without incurring the premium penalties mentioned above. The Company will notify all employees as far in advance as possible, but not later than the end of their last scheduled work day in the week prior to such training. This notification will detail the nature, location, and duration of the training. If such notification is not given, and an employee is called at home and informed of a change in schedule for training purposes, this employee will be paid time and one-half (1 1/2) for the first two (2) days of the training for all hours worked outside of their normal schedule.

       TRAVEL TIME FOR OUT OF TOWN TRAINING: Any employee who is required to
       ------------------------------------
       travel out of town on a normal day off or after normal working hours for the purpose of Company training, will be paid actual driving time to and from the training site. When flying to such training, employees will be paid one (1) hour from their home to the airport, actual flying time to the destination, and one (1) hour from the airport to the hotel. All compensation for such travel time will be at a straight time rate and will not be considered time worked.

       SCHEDULE PREFERENCE AGREEMENTS: The Company recognizes that in
       ------------------------------
       departments where multiple schedules exist, there may be a desire to create a mechanism for movement between such schedules, while protecting the operational efficiencies of the organization. To satisfy these mutual interests, departments are encouraged to create shift preference agreements, which will define the terms and conditions for the transfer from one schedule to another. Under no circumstances, would such transfers create premium pay liability in accordance with the provisions of this Article. Each schedule preference agreement will be created through labor/management meetings within the affected work group and will be acknowledged by memorandum of agreement between the Company and the Union.

6.12 ASSIGNMENT TO AN ESTABLISHED SCHEDULE: When seven (7) day coverage employees, other than relief employees, are transferred from one schedule of work days or work hours to another established and populated schedule, they shall not be entitled to overtime compensation for work performed during regular work hours of any day involved in the transfer, provided that:

           . They have been notified of such transfer not less than twenty-four (24) hours in advance of the starting time of the new shift or work period;

           .   They have had a minimum of one shift off between schedules;

           . As a result of such transfer they have not been required to work more than forty (40) hours at the straight time rate in any work week involved;

           . They have not been required to work more than one (1) short change in the work week involved, provided, however, that such short change was not the result of a voluntary action on the part of an employee, (i.e., Calling in sick, taking an unauthorized day off for personal reasons, etc.).

6.13 EMERGENCY OR TEMPORARY SCHEDULES: The Company may schedule employees to work for periods other than their regular work hours when additional schedules are required for emergency or temporary conditions. Such conditions are expected to last for less than ninety (90) days and, if they exceed this time frame they will be considered to be established schedules requiring compliance with the procedures for staffing and establishing schedules defined above, unless mutual agreement to extend such schedules is established by the Company and Union.

       NOTIFICATION: The Company shall communicate the hours of work, meal
       ------------
       periods, days off, location, nature of the work, estimated composition of the workforce, and expected duration of this schedule.

       STAFFING OF EMERGENCY OR TEMPORARY SCHEDULES:
       --------------------------------------------

       VOLUNTEERS: The Company may solicit volunteers for assignment to these
       ----------
       schedules. If employees volunteer for these assignments, they will receive a premium of time and one-quarter (1 1/4) for all straight time hours worked outside of their normal schedule or shift for the first five
       (5) days of this assignment. When there are more volunteers than required for the shift, the most senior, qualified employees will be assigned.

       LEAST SENIOR QUALIFIED: The least senior, qualified employee in the
       ----------------------
       classification affected, may be assigned. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

       RIGHT OF ASSIGNMENT: The Company may assign employees to these shifts for
       -------------------
       operational efficiency purposes. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

       SHIFT DIFFERENTIAL: After the five (5) day premium requirement has been
       ------------------
       fulfilled, the appropriate shift differential shall apply.

       RATE OF PAY AND ROTATION: On the first day that there is no requirement
       ------------------------
       for a premium and each day thereafter, the appropriate rate of pay and shift differential, if applicable, will be provided for all hours worked. If any such schedule extends beyond forty-five (45) days, the Company and the Union may agree to rotate the assigned employees. Employees returned to their former schedule as a result of this rotation will not be entitled to the premium mentioned above.

       RETURN TO ORIGINAL SCHEDULE: At the completion of this assignment,
       ---------------------------
       employees will be returned to their original schedule without a requirement for any additional premium payment. Employees who are assigned to an emergency or temporary schedule and are returned to their original schedule before five (5) days have elapsed, will be entitled to the premium mentioned above for the five (5) day period.

                                  EXAMPLE
          Employees who are assigned a new schedule during their regular work schedule are entitled to premium pay as outlined in Article
          6.0 for the next 40 regular hours straight time hours.

6.14   OUT OF TOWN WORK:
       BOARD AND LODGING: The Company will furnish adequate board and lodging
       -----------------
       for all employees sent on out-of-town work. This rule does not apply to noon day meals where employees start from and return to headquarters everyday, nor does it apply to employees hired for any particular job which may be outside the city or where employees travel to and from regularly assigned headquarters on Company time.

       EQUALIZING ASSIGNMENTS: When making temporary out of town assignments,
       ----------------------
       the Company will endeavor to distribute such assignments equally among all employees qualified to perform such work.

       PER DIEM: Employees temporarily assigned to established headquarters
       --------
       located more than forty (40) miles from their regularly established headquarters who elect not to stay at the assigned work locations will be furnished transportation for the initial trip and final trip at Company expense, and shall receive forty-three dollars ($43.00) for each day they are assigned to and work at a temporary location. If work extends beyond the weekend, the Company may, at its option, pay travel to home base Friday night and return to work location Monday morning.

       MILEAGE ALLOWANCE: Except as provided herein, employees electing to
       -----------------
       travel to and from their assigned work locations shall do so at their own expense. When an employee is authorized to drive his own car to conduct Company business, he will receive a mileage allowance equal to Internal Revenue Services (IRS) maximum allowable mileage expense. Requests for the allowance described herein shall be submitted to, and distributed by the Company every two (2) weeks and in accordance with procedures established by the Company.

6.15   MEALS:
       MEAL TIMES: When working overtime before or after the regular day, or
       ----------
       shift, or when called out for overtime work, and such work is continuous for two (2) hours or more, the Company shall provide all meals unless employees are released before the meal time. The normal unpaid meal times shall be:

           . one and one-half (1 1/2) hours before the employee's normal starting time,

           .   eight (8) hours before the employee's normal starting time,

           .   four (4) hours after the normal starting time, and

           .   two (2) hours after the normal quitting time,

                                    EXAMPLE
               If an employee's normal quitting time is 4:30 P.M. and is held over until 6:00 A.M. the meal times will be 6:30 P.M., 10:00 P.M. and 4:30 A.M.

                                    EXAMPLE
               If an employee is called out on his normal day off
               (example Saturday) and has a normal schedule of 6:00 A.M. to 4:30 P.M. and reports to work at 6:00 A.M. and works until 6:30 P.M. that day, the meal times will be 12:00 P.M. and 6:30 P.M.


                                    EXAMPLE
               If an employee is scheduled on his normal day off (example Saturday), has a normal schedule of 6:00 A.M. to 4:30 P.M. reports to work at 6:00 A.M. and works until 6:30 P.M. the meal times will be 6:30 P.M. That employee does not get the noon time meal ticket when his day is scheduled.

       Meals will be provided as close to these times as circumstances of the work will permit. Employees may elect to complete their assignment and take their meal period upon completion of their task. This meal period would be unpaid time unless directed by supervision to work through the meal period and such work continues more than one (1) hour from the stated meal time. This paid meal period will be limited to one-half (1/2) hour at the appropriate rate of pay.

       CALL OUT: When an employee is called out one and one-half (1 1/2) hours
       --------
       or more previous to his starting time, the Company shall provide breakfast and a reasonable time to eat same.

       MEAL RATES: When employees are released on or after a normal meal period,
       ----------
       or periods as outlined above, and do not elect to eat a Company provided meal, they shall be given a meal allowance of $9.00. These allowances will be paid through the payroll system in the employee's next paycheck. The meal allowance shall be increased to:

           .   nine dollars and fifty cents ($9.50) effective February 1, 2000

           . nine dollars and seventy-five cents ($9.75) effective February 1, 2001.

       ACTUAL COST: If an employee elects to consume a meal in lieu of the
       -----------
       allowance, the cost of any meal shall not exceed two (2) times the allowance as provided for above. If the cost of the meal exceeds this amount, the employee will be notified of the amount of the difference and the employee must reimburse the amount within thirty (30) calendar days after receipt of such notification. These limitations may be waived by the department's Vice President if such limitations place an undue hardship on the employee.

6.16 REPORTING LOCATION: Employees in the bargaining unit shall report for work at regularly established Company headquarters, shall travel from job to job and between job and headquarters on Company time and shall return to the regularly established Company headquarters at the conclusion of the day's work.

6.17 EARLY RELEASE: Employees relieved from duty, for reasons other than misconduct, during the first half of the regular day or regular shift shall be paid for not less than one-half (1/2) of the shift; if relieved after having been on duty more than one-half (1/2) of the regular day, they shall be paid for a full shift, except that if they are relieved at their own request they shall be paid only for time worked. These provisions do not apply to overtime assignments.

Article No. 7 - Seniority and Promotions

7.1 SENIORITY: There shall be one (1) type of seniority, namely, Company seniority. Company seniority shall be considered in such matters as retirement, lay off, and whenever provisions of this agreement refer to seniority. In cases where two or more employees have the same Company seniority, the employee with the higher total score on the most recent performance appraisal shall have the greater seniority.

7.2 SENIORITY POSTINGS: The Company shall post a Company seniority list on bulletin boards every six (6) months and shall mail a copy of this list to the Union when the list is posted and after any corrections are made. Any seniority corrections should be made in writing to human resources.

7.3  STAFFING VACANCIES:

     POSTING REQUIREMENT:  When there are no qualified employees who have
     --------------------
     requested an intra-departmental work location change into job vacancies which are expected to last for more than ninety (90) days, the Company shall post such job vacancies or new jobs on bulletin boards for a period of seven (7) calendar days. It shall be the duty of the Company to set forth in said bulletins the nature of the job, its location and duties, reasonable qualifications required and the rate of pay, unless such information is listed in the collective bargaining agreement. At the same time, the Company will furnish the Union a copy of this bulletin. Employees may file their applications in the Human Resources department by Company mail or by U.S. Mail. However, the Company may not consider any application received after the job bid closing date. All job vacancies must be awarded within twenty-one (21) calendar days of the job bid closing date. If the award is not made within twenty-one (21) calendar days, and is not delayed due to vacations or bid hearings, the successful employee will be paid the new rate for the period from the twenty-one (21) days to the date of the award. This does not apply to the time frame of up to three (3) weeks after the award for the purpose of transitioning responsibilities.

     JOB POSTING SYSTEM:  The Company shall publish job posting and awarding
     -------------------
     procedures which, at a minimum, comply with the provisions of this agreement. These procedures will constitute the Company's job posting system. Any bargaining unit employee covered by either the clerical or plant collective bargaining agreements may apply and compete equally for any position within the Company. Employees are disqualified from bidding if their most recent performance appraisal total score is less than 2.5 or if they have a letter of discipline which is less than one (1) year old in their Human Resources personnel file.

     SELECTION CRITERIA:  Exclusive of the provisions of Articles 7.9 (INTRA-
     -------------------
     DEPARTMENTAL WORK LOCATION CHANGE), in filling vacancies the following factors shall be considered:

          .    Trade Knowledge
          .    Training
          .    Past Performance with the Company
          .    Ability, skill, adaptability, efficiency
          .    Performance appraisal scores
          .    In addition, the Company retains the right to administer equally fair tests, demonstrations, or physical assessments when such tests will assist materially in determining the qualifications of employees.

     When, in the discretion of the Company, all factors are substantially equal, Company seniority shall govern.

     HEARING PROCEDURES:  In lieu of any grievance procedure concerning Article
     -------------------
     7.3 (STAFFING VACANCIES), the Company shall offer the three (3) most senior bidders (if applicable) and the employee with the second highest matrix score (if applicable) who are more senior than the successful bidder a hearing before the bid committee with the steward for the department, the senior person or persons and one (1) other Union member. If the number of senior bidders exceeds the parameters mentioned above, a group meeting will be conducted with the remaining senior bidders to explain the decision and answer any relevant questions. The Company shall not assume any penalty for bid hearings that are delayed.

     NO QUALIFIED BIDDERS:  If no applications are received from any qualified
     ---------------------
     bargaining unit employees within the posting period, the Company may then fill the job from outside the bargaining units.

7.4 TEMPORARY APPOINTMENTS: Wherever a vacancy occurs in any job classification, the Company may, at its discretion, temporarily fill such vacancy. If practical, any such temporary appointment shall be given to an employee who would be eligible under the provisions of this agreement.

7.5 MOVING EXPENSES: Should the Company assign an employee, who has not volunteered for reassignment, to an established Company headquarters located more than thirty (30) driving miles by the most reasonable route from his regularly established Company headquarters, and such assignment is not temporary in nature, the Company will pay the employee $1200 for moving expenses, for the purpose of establishing a new primary residence, within a two (2) year period immediately following such assignment. In addition, the Company shall pay the actual costs to relocate a mobile home which is the employee's primary residence.

7.6 SUB-DEPARTMENTS: When employees are awarded bids in the sub-department in which they are working, in accordance with Article 7.3 (STAFFING VACANCIES) of this agreement, their rate of pay for the awarded job shall be the rate established for the classification as listed in the appropriate agreement. If the awarded job has more than one rate, such rates being based on time spent in classification, the employees shall be assigned the lowest rate in the classification which will provide an increase to the employees. Employees thus assigned a rate step above the starting rate will not advance to a higher step until they have served the time indicated by the assigned step. Should no rate in the classification provide an increase, the employee shall be assigned the "there-after" rate of the new classification.

                                    EXAMPLE

        A Maintenance Technician being paid $21.81 per hour, enters an apprentice program which has eight (8) annual step rates. The
          Maintenance Technician will receive the rate of $22.07 and remain at that step for two (2) years before advancing to the next step.

     For purposes of this Article, "sub-departments" are Operations, Maintenance, Warehouse, Clerical.

7.7  DELETE

7.8 TRIAL PERIOD: Employees promoted or transferred in accordance with this Article shall be employed on the job to which they were promoted or transferred for a reasonable trial period not to exceed six (6) months. If, following the trial period, they are still unable to perform the job to which they are promoted or transferred, they shall be returned to the former job classification they held or to their former or another job classification of similar requirements and the previous rate of pay, as determined by the Company. Employees who are returned to another classification in accordance with this Article shall not be permitted to bid on another position for six
     (6) months from the time they are returned.

7.9 INTRA-DEPARTMENTAL WORK LOCATION CHANGE: Employees desiring to change work locations within the same sub-department and classification shall submit a work location change form to the appropriate department head. Through labor/management meetings, departments shall develop procedures for work location changes.

7.10 TRANSFERS/POSITION CHANGES: At the time the short list of buyers is finalized, employees will only have the ability to transfer via lateral request or bid on position openings as they occur within generation or within Sierra Pacific Resources. An official vacancy in generation would be posted.

     This goes into effect at the time the short list of buyers is created.. After the short list, movement between facilities will be prohibited. Employee will be locked into the bundle where they reside.

Article No. 8 - Grievance Procedure

8.1 DEFINITION: A grievance shall be defined as a dispute regarding the interpretation and application of the provisions of this Agreement filed by the Union or by an employee covered by this Agreement alleging a violation of the terms and provisions of this Agreement. However, disputes specifically excluded in other Articles of this Agreement from the Grievance Procedure shall not be construed as within the definition set forth above.

8.2 TIME LIMITATIONS: The Company and the Union recognize the mutual gains process as an effective tool in resolving differences in the work place. Once timely notification of a grievance has been given, the Union and Company may mutually agree to extend the time limitations to ensure that interests are clearly defined, witnesses and all persons involved receive proper notification and are able to attend, evidence is accurate, and remedies are thoroughly explored before moving to the next step. However, it is in the interest of both the Company and the Union to expedite the process and encourage the timely resolution of the issue in order to satisfy established time constraints.

     The Union and Company, by mutual agreement, may elect to bypass certain steps, due to the nature of the grievance.

     Except by mutual agreement to extend the time limitations, an arbitrator shall not have the authority to excuse a failure by the Union, the Company or the aggrieved employee to comply with the time limitations set forth, regardless of the reason given for such failure.

8.3  GRIEVANCE PROCESS:

     NOTIFICATION: When a dispute arises relative to the administration of the
     -------------
     provisions of this agreement, the employee and/or Union steward must complete a mutual gains issue form and submit it to the appropriate supervisor for signature no later than thirty (30) calendar days after the grievance first arises. The time period shall start from the first day the Company can show that the Union or an employee affected by the Company's action knew or should have known of the situation.

     At each step in the process, the Union shall officially sign off on the mutual gains issue and grievance forms, verifying that their interests have been satisfied or to pursue resolution at the next step.

     STEP ONE (MUTUAL GAINS MEETING - SUPERVISOR): The supervisor shall schedule
     ---------------------------------------------
     a meeting with the grievant and steward within seven (7) calendar days of receipt of the mutual gains issue form. The grievant and the supervisor will define interests and work on resolving the issue in a manner satisfying those interests. If the issue is not resolved at step one (1), the mutual gains issue form may be referred by the Union to the next level of supervision within three (3) calendar days of the step one (1) meeting.

     STEP TWO (MUTUAL GAINS MEETING - LEVEL II SUPERVISION): The next level of
     -------------------------------------------------------
     supervision shall schedule a meeting with the grievant, steward, and supervisor within seven (7) calendar days of receipt of the mutual gains issue form. The grievant and supervision will define interests further and work on resolving the issue at this level. If they are unable to satisfy interests, the Union may request a formal hearing within three (3) calendar days of the step two (2) meeting.

     STEP THREE (MUTUAL GAINS HEARING): The level II supervisor shall schedule a
     ----------------------------------
     hearing with the grievant, steward, supervisor, and official Union and Employee Relations representatives within seven (7) calendar days of receipt of the mutual gains issue form. Witnesses will be designated to testify and related evidence shall be submitted. Those in attendance shall discuss possible remedies, which will be implemented upon final approval by the official Union and Employee Relations representatives. This joint decision shall be final and binding on all parties. If, at the conclusion of step three (3), the two (2) parties are unable to resolve the issue, the grievance shall be reduced to writing on the grievance report form, citing the Article and/or section of this agreement which has been allegedly violated, and the Company shall sign, date, and acknowledge receipt of such grievance.

     STEP FOUR (UNION/COMPANY MEETING): The Union Business Manager and the
     ----------------------------------
     corresponding level of management shall schedule a meeting within ten (10) calendar days of receipt of the grievance report form. The department supervisor and/or manager, and the grievant and/or Union steward may be present at the request of either party. The Company and Union shall review the information provided, conduct further investigation if necessary, and shall render a joint decision which shall be final and binding on all parties. If the grievance is not settled at step four (4), the Company will communicate its position in writing within five (5) calendar days of the step four (4) meeting. This written notification will be sent via certified mail.

     STEP FIVE (ARBITRATION): Within fifteen (15) calendar days of receipt of
     ------------------------
     management's position, the Union may request arbitration by delivering a written notice to the labor office of its intent to arbitrate the dispute. If the Union does not respond within fifteen (15) calendar days, the issues involved in the grievance will be considered resolved and the matter closed.

     Within five (5) working days after receipt of the notice of intent to arbitrate, the parties will request the Federal Mediation and Conciliation Service to furnish a list of five (5) arbitrators from the southwest region of the United States from which the arbitrator shall be selected. Such selection shall be accomplished by the Union and the Company striking one
     (1) name from the list in turn until only one (1) name remains.

     In recognition of the magnitude of such decisions, arbitration relative to termination grievances shall be expedited whenever possible. Unless mutually agreed to extend the time limitations in writing, these grievances should be arbitrated within six (6) months of the termination date.

     The arbitrator's decision shall be submitted in writing and shall be final and binding on all parties to this Agreement. Nothing contained in this contract or any part thereof shall affect or apply to the Union in action it may take against the Company for failure to comply with any legally enforceable decision reached through arbitration.

     The cost of the arbitrator and the cost of necessary expenses required to pay for facilities and recording of the hearing of cases, shall be borne equally by the Company and the Union.

     The arbitrator shall not have the authority to modify, amend, alter, add to, or subtract from any provision of this Agreement.

Article No. 9 - Working Safety Committee

9.1 MUTUAL INTERESTS: The Company and the Union share a mutual interest in fostering safe working conditions for all employees. The Company and Union will endeavor to create programs, procedures and policies which will define Nevada Power Company and IBEW Local No. 396 as leaders in providing and promoting a safe workplace. The Company shall make reasonable provisions for the safety of employees in the performance of their work. The Union shall cooperate in promoting the realization of the responsibility of the individual employee with regard to the prevention of accidents.

9.2 SAFETY COMMITTEE: Each department shall have their own Safety Sub-committee, and at least one (1) representative from each departmental Safety Sub-committee shall serve on the Company's Safety Committee. The selection of the Company's Safety Committee members shall be made jointly by the Chairman of the committee and the Business Manager of the Union. The Chairman of this committee shall be selected by the Company. Each year thirty three and one third percent (33-1/3%) of the committee members shall be replaced in accordance with the selection provision.

9.3 REPORTING DEFICIENCIES: Each member of the Safety Committee shall be expected to actively participate in identifying and reporting to the area safety representative any deficiency or unsafe condition discovered in the assigned work area. Recommendations to improve the operational safety shall be made to the manager, safety services, and to the department supervisor. A copy shall also be presented to the Chairman at the next Safety Committee meeting.

9.4 SAFETY MEETINGS: Safety meetings shall be held at reasonable intervals subject to call by the Chairman.

9.5 SEMI-ANNUAL INSPECTIONS: Every six (6) months the Safety Committee chairman shall appoint at least three (3) members to perform an inspection of the Company facilities. If required, these inspections may occur more often at particular facilities. The Committee Chairman may request additional employees who work at the site to assist in the inspection. The Company will allow the appointees reasonable time, as determined by the Chairman, to perform this inspection. They will prepare a written report including recommendations for corrective actions and forward it to the Committee Chairman and Company President.

9.6 RULE VIOLATIONS: In the event employees violate safety rules published by the Company, the Company reserves the right to administer appropriate disciplinary action.

9.7 SAFETY INVESTIGATIONS: When a lost time disabling injury occurs as a result of a suspected careless act or unsafe working condition, a safety investigating committee shall be chaired by Safety Services to review the facts and reconcile safety deficiencies and recommend corrective action. A safety committee member designated by the Union and assigned to the work area in which the injury occurred, shall serve on the investigating committee.

Article No. 10 - Inclement Weather Practice

10.1 REGULAR EMPLOYEES: Regular employees who report for work on a scheduled work day and who, because of inclement weather or other similar cause, are unable to work in the field that day, shall receive pay for the full day. However, they may be held pending emergency calls and may be given first-aid, safety or other instruction, or they may be required to perform miscellaneous work in the yard, warehouse, or other sheltered locations. Through labor/management meetings, and in conjunction with safety services, each department shall establish policies which clarify safe work procedures during inclement weather.

10.2 PROBATIONARY AND TEMPORARY EMPLOYEES: These employees shall receive pay for time worked or time held on Company property or two (2) hours, which ever is greater.

10.3 RAIN GEAR: Employees who are required to work in the field will be assigned appropriate rain gear which will be maintained by the employees and replaced by the Company when such gear is worn out in the course of employment and returned to the Company by the employee.

10.4 ENERGIZED PANELS: Employees who are assigned to work in the field will not be required to work on exposed and energized metering panels during rainy weather but may be assigned related duties as necessary.

Article No. 11 - Holidays

11.1 ELIGIBLE EMPLOYEES: Regular employees and probationary employees who are eligible for benefits, shall be entitled to holidays off with pay. Employees on leaves of absence or disability leave are not entitled to holiday pay, except if the employee begins leave or returns from leave during the week of a holiday.

11.2 WORKED HOLIDAYS: Shift employees may be permitted to take holidays off which fall on their scheduled work days. Employees scheduled to work on a holiday shall be paid at the rate of time and one-half (1 1/2) for time worked during regular working hours in addition to holiday pay. Employees who are called out to work on a holiday shall be paid at the rate of double time for time worked in addition to holiday pay. Time worked in excess of the regular work day will be paid at the appropriate overtime premium. Except for shift employees, holidays listed below shall not be considered scheduled workdays.

11.3 COMPANY HOLIDAYS: When a holiday falls on a Saturday, the preceding Friday shall be observed, and when a holiday falls on a Sunday the following Monday shall be observed. Whenever an employee's regular days off are other than Saturday and Sunday, the first day off within the work week shall be considered as Saturday and the second day off within the work week shall be considered as Sunday for the purpose of this Article. A rotating shift employee working on a schedule which provides four (4) consecutive days off shall observe the day prior to the four (4) days if the holiday falls on the first of the four (4) days, and shall observe the day following the four (4) days if the holiday falls on any of the other three (3) days for the purpose of this Article.

          -----------------------------------------------------------
                   The following are to be considered holidays:
          -----------------------------------------------------------
                                         COMPANY           HOLIDAYS
          -----------------------------------------------------------
                                           2000              2001
          -----------------------------------------------------------
                New Year's Day        Dec 31, 1999           Jan 1
          -----------------------------------------------------------
              Martin Luther King's
                     Day                 Jan 17             Jan 15
          -----------------------------------------------------------
                President's Day          Feb 21             Feb 19
          -----------------------------------------------------------
             Memorial Day (observed)     May 29             May 28
          -----------------------------------------------------------
                Independence Day         July 4             July 4
          -----------------------------------------------------------
                   Labor Day             Sept 4             Sept 3
          -----------------------------------------------------------
                 Veteran's Day           Nov 10             Nov 12
          -----------------------------------------------------------
                Thanksgiving Day         Nov 23             Nov 22
          -----------------------------------------------------------
               Thanksgiving Friday       Nov 24             Nov 23
          -----------------------------------------------------------
                Christmas Eve Day        Dec 22             Dec 24
          -----------------------------------------------------------
                  Christmas Day          Dec 25             Dec 25
          -----------------------------------------------------------
                   Floating
                Birthday/Holiday               See Article 11.4
          -----------------------------------------------------------

11.4 FLOATING BIRTHDAY/HOLIDAY: An employee may observe the floating holiday on any work day of the year with mutual agreement by the employee and supervisor. Or, with seven (7) calendar days notice, an employee shall observe the floating holiday on any work day which falls in the same calendar week as the employee's birthday. For the purpose of this Article, the calendar week begins Sunday and ends Saturday. Should an employee be called in or required to work on a previously approved "holiday," the employee shall be paid the applicable overtime rate, except if both the employee and supervisor mutually agree to change the observance of the holiday.

     Employees who request to use their floating holiday for the purpose of recognizing a religious observance, will be accommodated whenever possible. Any difficulties in this regard should be forwarded to the Employee Relations area of Human Resources.

11.5 BANKED HOLIDAYS: If eligible employees are required to work on any day observed as a holiday and are authorized to work for the straight time hourly rate of pay, then an equal number of hours will be allocated to their banked holiday account. With written consent of the Company, employees may carry over up to sixteen (16) hours of banked holidays to the next year.

11.6 TEMPORARY AND BENEFIT INELIGIBLE EMPLOYEES: Temporary, and probationary employees who are not eligible for benefits will not receive pay for holidays not worked but shall be paid the appropriate overtime premium for all time worked on holidays.

11.7 SICK LEAVE IN CONJUNCTION WITH A HOLIDAY: An employee who does not report for work either the day before and/or the day after a paid holiday, and who has not been excused by his or her supervisor for either the day before and/or the day after a paid holiday shall receive no pay for the holiday. The Company may require satisfactory evidence of an employee's illness or injury before holiday pay will be granted. If the Company requires medical evidence, the Company must inform the employee of the requirement to provide evidence no later than two (2) hours after the employee's regular starting time on the day of the absence. If required and the employee does not comply with this request, the employee will not be paid for the holiday or the day of absence, and may be subject to disciplinary action.

11.8 ALTERNATIVE SCHEDULES: As a result of the implementation of alternative work schedules, any issues associated with the provisions of Article 11 will be resolved by memorandum of understanding between the Company and Union.

Article No. 12 - Vacations

12.1 CONSIDERATIONS: Vacation with pay may be granted at any time during the calendar year in which it is earned, subject to the following considerations.

          . Desirability of scheduling in such a manner as will cause a minimum of interference with service to the Company's customers, and;

          . The selection of all vacation periods based on the employee's Company seniority, provided the selection is made no later than March 31st.

12.2 FIRST TWO (2) CALENDAR YEARS OF EMPLOYMENT: Probationary and regular employees shall earn vacation during the first two (2) calendar years of their employment according to the month in which they are hired. Probationary and regular employees may request and be granted vacation anytime during this period.


     Month Hired                                            Vacation Hours
     -----------                                            --------------
     January......................................................... 80 hours
     February........................................................ 77 hours
     March........................................................... 73 hours
     April........................................................... 70 hours
     May............................................................. 67 hours
     June............................................................ 63 hours
     July............................................................ 60 hours
     August.......................................................... 57 hours
     September....................................................... 53 hours
     October......................................................... 50 hours
     November........................................................ 47 hours
     December........................................................ 43 hours


12.3 ACCRUED VACATION: Regular employees will be granted vacations, with straight time pay, according to the following schedule:

     After Continuous Service of                            Vacation Hours
     ---------------------------                            --------------
     2 years thru 5 years...........................................  80 hours
     6 years thru 12 years.......................................... 120 hours
     13 years thru 20 years......................................... 160 hours
     21 years thru 30 years......................................... 200 hours
     31 years and above............................................. 240 hours

12.4 VACATION ADJUSTMENTS: An employee's vacation accrual shall be adjusted for all periods of leave of absence including leaves for illness or injury as defined elsewhere in this agreement by reducing the number of vacation hours accrued in direct proportion to the number of hours of leave within the employee's anniversary year. Such reductions shall be applied to any accrued and unused vacation available in the calendar year the adjustment is made, or when such adjustment exceeds the employee's available vacation, the excess shall be applied against the employee's next vacation accrual or the employee's final paycheck, whichever occurs first. It is understood that no adjustment to vacation accrual will be made for sick leave or during the first sixty (60) calendar days of any disability leave.

12.5 VACATION BONUS: In addition to the vacation accrued in accordance with the above schedule, any employee who completes ten (10) years continuous service and each five (5) years of continuous service thereafter, shall be granted a vacation bonus of forty (40) hours in the year such term of employment is attained. The vacation bonus will accrue, and may be taken subject to the provisions of this Article.

12.6 UNUSED VACATION: All unused or carried over vacation time accumulated in the year of termination after an employee's first anniversary date, up to and including the employee's last day worked, shall be paid at termination of employment, at the employee's current base rate. This does not apply to the vacation bonus when the employee has not completed the minimum service specified.

       It is understood that employees may not carry vacation time over to the following year without the written consent of the Company.

       A regular employee who has been laid off for lack of work and is recalled within one (1) year, who has in excess of one (1) year Company seniority, shall accrue vacation in accordance with Article 12.4 (VACATION ADJUSTMENTS).

12.7 DEPARTMENTAL POLICIES: Each department will develop standards and procedures for scheduling vacations which, at a minimum comply with
       Article 12.1 (CONSIDERATIONS).

12.8 HOLIDAY WHILE ON VACATION: If a holiday occurs on a work day during an employee's vacation, it shall not be counted as hours of vacation. The employee shall receive straight time pay for the holiday.

12.9 HOSPITALIZED WHILE ON VACATION: Employees on vacation who become hospitalized for at least one day, shall not be required to use vacation time during the period of incapacitation. Employees who are capable of completing any light duty must choose to remain on vacation or report for light duty.

12.10 CALL-OUT WHILE ON VACATION: An employee shall not be expected to work on his regularly scheduled days off immediately preceding or following pre-scheduled vacation. However, if an employee is called out and accepts such an assignment on the regularly scheduled days off immediately preceding or following pre-scheduled vacation, the employee shall receive the appropriate overtime rate for this work. An employee called out during scheduled vacation will be paid double time for all hours worked and the employee may reschedule the unused portion of his vacation hours in accordance with Article 12.1 (CONSIDERATIONS) above, if the call-out was for work during the employee's normal work hours. Additionally, if the call-out creates rest time, the employee may reschedule vacation equal to the rest time earned from this assignment.

Article No. 13 - Sick Leave

13.1 ELIGIBILITY: A regular employee and a temporary employee with more than 1040 hours shall be entitled to accumulate sick leave with pay at the rate of eight (8) hours of sick leave for each month worked.

13.2 NOTIFICATION AND VALIDATION: The Company may require satisfactory evidence of an employee's illness or disability before sick leave will be granted. If an employee abuses the sick leave provisions of this Agreement by misrepresentation or falsification, the employee shall restore to the Company all sick leave payments received as a result of such abuse. An employee must notify their supervisor or a member of management, or see that their supervisor is notified, as soon as it is apparent that the employee will be unable to report for work. The employee must provide this notification before the beginning of the normal work day. The employee should notify the supervisor as far in advance as possible of the expected date of return. Lack of notification without a reasonable explanation will result in denial of sick pay benefits.

13.3 EXCLUSIONS AND EXCEPTIONS. Employees shall not be entitled to sick leave while on vacations (except as provided in Article 12.9 [HOSPITALIZED WHILE ON VACATION]), while temporarily laid off by the Company, during the period of notice of severance of employment, upon severance of employment, or while receiving disability payments or industrial compensation. Exhibit IV (SICK LEAVE AGREEMENT) of this Agreement establishes other rules and interpretations for the administration of these sick leave provisions.

13.4 SICK LEAVE BONUS: Employees who are eligible for sick leave in accordance with Article 13.1 (ELIGIBILITY), who use no more than two hundred twenty
       (220) hours of sick leave each five (5) years, shall be granted a bonus of five (5) days vacation in addition to that granted under the provisions of Article 12.3 (ACCRUED VACATION), each five (5) years based on the following considerations:

           . On January 1, 1987, and January 1, of each fifth year thereafter, the sick leave records of those employees with hire dates prior to August 1, 1981, will be audited. Those employees who have used no more than two hundred twenty (220) hours of sick leave during the five (5) year period immediately preceding the audit will be granted five (5) days vacation to be taken within the twelve (12) month period immediately following the audit date and in accordance with the provisions of Article 12 (VACATIONS).

           . For employees hired after July 31, 1981, their sick leave records will be audited as of the first day following the completion of five (5) years and six (6) months of service and each fifth year following the initial audit. Those employees who have used no more than two hundred twenty (220) hours of sick leave during the five (5) year period immediately preceding the audit will be granted five (5) days vacation to be taken within the next twelve
               (12) month period immediately following the audit in accordance with Article 12 (VACATIONS).

           . All unused vacation accumulated under the provisions of this sick leave bonus plan shall be paid at termination of employment as provided under Article 12.6 (UNUSED VACATION) except that no pro rata of vacation entitlements will be allowed for time periods of less than five (5) years.

13.5 LIGHT DUTY: Injured employees who are temporarily unable to perform the functions of their own jobs but are capable of performing light duty work shall be released for light duty assignments either within their own department or another area of the Company where work is available. In the interest of effective case management, the light duty work program shall be administered by the human resources department. Employees working in light duty assignments shall be eligible for a percentage of their base pay according to the following schedule:

           .   100% of base for the first fourteen (14) calendar days

           .   95% of base for the second fourteen (14) calendar days

           .   90% of base for the third fourteen (14) calendar days

           .   85% of base thereafter

       Employees who are injured on the job and are unable to perform their regular duties indefinitely due to partial disability, may be subject to the provisions outlined in Article 14.3 (JOB INCURRED INJURY/PARTIALLY DISABLED EMPLOYEES).

13.6 RE-OPENER: The Company and Union may reopen the issue of salary protection relative to sick leave and address common interests at a future date. The request to discuss these issues will be made in accordance with the provisions of Article 17 (TERM OF AGREEMENT).

Article No. 14 - Employee Benefit Plans

14.1 GENERAL: The Nevada Power Company Self-Funded Medical Benefit Plan shall be incorporated, by reference, into the Agreement for purposes of establishing the levels of benefits for each of these plan features:

                    .  loss of time

                    .  medical expense

                    .  vision expense

                    .  dental expense

                    .  life insurance and accidental death and dismemberment.

       The Company agrees to maintain all of these benefits for eligible employees and will provide medical expense, vision expense, and dental expense coverage for eligible dependents for the life of this Agreement. The Company reserves the right to select any insurance carrier or to self insure for all or any portion of these benefits.

       PRESCRIPTIVE DRUG BENEFIT: The Company will provide to all eligible
       -------------------------
       employees and eligible dependents a discounted prescription drug service that allows participants to obtain prescription drugs through preferred pharmaceutical outlets. A service fee of ten dollars ($10.00) per trade name prescription or five dollars ($5.00) for generic prescription will be charged by the druggist. No claim forms need to be presented.

       The prescriptive drug benefit will continue to allow all eligible employees and dependents to obtain up to three (3) months of maintenance prescription drugs by mail. A service fee of $3.00 per prescription ($1.00 for generic) is charged, and claim forms need not be presented for these drugs.

       TERM LIFE INSURANCE: The Company will continue to provide a supplemental
       -------------------
       life insurance program that allows employees desiring such coverage to purchase term life insurance for their dependents or additional life insurance for themselves at group rates. Such life insurance premiums will be paid for by the employees through payroll deduction. All administrative expenses, exclusive of carrier expense normally absorbed in the rates, will be paid by the Company.

       DENTAL BENEFIT: The Company will continue to provide a dental care
       --------------
       benefit, expanded to include a dental PPO and an orthodontic benefit for all eligible employees and dependents. Coverage includes the following:

                    .  Maximum payable per year is $1,000 per person.

                    . Preventative care is covered 100%, with the deductible waived.

                    . All other treatments are covered at the rate of 80/20 and are subject to the dental exclusions noted in the Nevada Power Company Self-Funded Medical Benefit Plan. Covered treatments are also subject to a $25 per person deductible.

       VISION BENEFIT: A vision care program will continue to be available for
       --------------
       eligible employees and eligible dependents. This plan covers professional services; examinations every twelve (12) months, lenses every twelve (12) months if needed, frames every twelve (12) months if needed, with a deductible amount of twenty-five dollars ($25.00) to be paid by the employee for each covered examination and fitting. The vision care program also provides one pair of prescription safety glasses to employees whose job duties require eye protection in accordance with the Company's established safety standards, once every twelve (12) months, if needed.

       BENEFIT ELIGIBILITY: Eligible employees are all employees who have
       -------------------
       satisfied the requirements defined in Article 5 (STATUS OF EMPLOYEES) of this agreement. Eligible dependents are those dependents of eligible employees which meet the definitions of dependents as contained in the Nevada Power Company Self-Funded Medical Benefit Plan referenced above.

       EMPLOYEE CONTRIBUTIONS: Employee contributions are defined below. These
       ----------------------
       rates are the maximum rates which employees would be required to pay. They reflect a ninety/ten (90/10) cost sharing arrangement between the Company and its employees. The rates listed below define a maximum increase of ten percent (10%) from the previous year's contribution. If the actual experience of the medical plan reflects an increase of less than ten percent (10%), the monthly contributions will be reduced to reflect an accurate cost sharing arrangement. If the actual experience of the medical plan reflects an increase of greater than ten percent (10%), the Company will absorb that percentage increase. The Company will communicate the actual monthly contribution no later than December 1st for the following year. The monthly contributions may change on January 1st of each subsequent year.

 -------------------------------------------------------------------------------------------------
                               1/1/2000 thru 1/1/2001                 1/1/2001 thru 1/1/2002
 -------------------------------------------------------------------------------------------------
                              HMO                 NPC Plan           HMO                NPC Plan
                           (Option C)           (Option A/B)      (Option C)          (Option A/B)
 -------------------------------------------------------------------------------------------------
  Employee Only               22.00                34.00             24.00                37.50
 -------------------------------------------------------------------------------------------------
 Employee & Spouse            45.00                71.50             49.50                78.50
 -------------------------------------------------------------------------------------------------
 Employee & Children          41.00                61.00             45.00                67.00
 -------------------------------------------------------------------------------------------------
 Employee, Spouse &
      Children                69.50                98.50             76.50               108.50
 -------------------------------------------------------------------------------------------------
   Deductible/Co-
   Insurance Limit            None                400/5500            None              400/5500
 -------------------------------------------------------------------------------------------------

       PRE-TAX Account: The Company will continue to provide a pre-tax health
       ---------------
       care contributions account for employees to reduce their taxable income by the amount of their health care contribution.

       OPTIONS A, B AND C:
       ------------------
       The Company will continue to permit employees to select between the following health care plan options:

       Open enrollment period will take place as of August 1, 1998 and every 12 months thereafter.

       Option A:

                      .    80/20 Co-insurance factor
                      .    5500.00 Co-insurance limit
                      .    400.00 Individual deductible
                      .    Family deductible (Employee & Spouse; Employee &
                           Children; Employee, Spouse & Children) equal to two
                           (2) times the individual deductible
                      .    Hospital deduction - $400.00

       Option B:

       PREFERRED PROVIDER PROGRAM: The Company will continue its Hospital
       --------------------------
       Preferred Provider Organization (HPPO) for voluntary employee participation, which includes a minimum of three hospitals in the Las Vegas, Nevada area. Employees who elect to utilize a PPO hospital will receive reimbursement of hospital expenses at the rate of 90/10 and the hospital deductible will be waived.

       The Company will continue its Physician Preferred Provider Organization
       (PPPO) for voluntary employee participation, which includes a minimum of 400 physicians in Southern Nevada. An employee who elects to utilize a PPO physician will pay a service fee in accordance with the PPO medical expense benefit schedule incorporated in the Nevada Power Company Self-Funded Medical Benefit Plan referenced above. No claim forms need to be filed and the PPO physician will bill the Company for the remainder of the office visit charge.

       HOSPITAL DEDUCTIBLE: The hospital deductible will be waived for those
       -------------------
       employees who reside more than fifty (50) miles from a PPO hospital and use a local hospital which is not a PPO hospital. However, employees who elect to travel to Las Vegas and use a non-PPO hospital will pay the hospital deductible and receive reimbursement for hospital charges at the 80/20 rate.

       MENTAL HEALTH BENEFIT: The Company will include outpatient mental health
       ---------------------
       counseling in its comprehensive medical plans, subject to utilization review. Substance abuse rehabilitation will be limited to $50,000.

       Option C:

       HEALTH MAINTENANCE ORGANIZATION: The Company will continue to permit
       -------------------------------
       eligible employees to enroll in a Health Maintenance Organization plan
       (HMO) for the purpose of providing comprehensive medical and prescription drug coverage.

       GENERAL BENEFIT PROVISIONS:
       --------------------------

          .  The lifetime maximum medical benefit is $1,000,000.

          . Mandatory utilization review will be instituted for a variety of in-patient and out-patient services. Employees who fail to receive the appropriate pre-authorization for these services will receive a fifty percent (50%) penalty, in lieu of the stated reimbursement.

          . All benefits are subject to the deductible and/or co-pay plus percentage, thereby eliminating any first dollar coverage.

          . The Nevada Power Company Self-Funded Medical Benefit Plan will pay benefits only to the percentage of coverage under its plan. It will not provide reimbursement beyond the stated coverage in this plan, if it is the secondary provider to another group health plan.

          .  An orthodontic benefit of $1,500 is provided.

          .  A dental PPO is established.

          . A hearing aid benefit of $500 every five (5) years is for the employee only.

       DEPENDENT CARE ACCOUNT: The Company will continue its flexible spending
       ----------------------
       account program that allows pre-tax funding of dependent care and child care expenses.

14.2 JOB INCURRED INJURIES/SALARY PROTECTION: Any employee who suffers a job incurred injury during the term of this Agreement and who is awarded temporary total compensation benefits as defined in the Nevada Industrial Insurance Act shall receive supplemental disability payments in such amounts and under such conditions as described below:

           . The combined amount of disability compensation to which the employee is entitled under any federal, state, and local law, and from the Company shall not exceed the percent of the employee's weekly earnings, from the table listed below, where such earnings are computed at the employee's regular rate for a forty (40) hour, seven (7) day period.

           . Supplemental payments shall be made for the first day recognized by the State Industrial Insurance System (SIIS), and shall terminate with the date of the last day of disability recognized by the SIIS, as evidenced by the remittance portion of the disability check from the SIIS, which must be presented to the Company, for a maximum period of benefits as defined in the following schedule of benefits, for any one accident regardless of the various periods of disability which may be compensated for the one accident.

                                      MAXIMUM            PERCENT OF
                   LENGTH              PERIOD               BASE
                 OF SERVICE         OF BENEFITS           EARNINGS
                 ----------         -----------           --------

                  6 months           13 weeks                55
                   5 years           26 weeks                60
                  10 years           52 weeks                65
                  15 years           60 weeks                70
                  20 years           65 weeks                75

           . For a job incurred disability of less than five (5) days which does not qualify for SIIS compensation, employees must use any accrued sick leave, and upon exhaustion of such accrued sick leave shall receive disability benefits as defined above.

           . No supplemental disability payments shall be made for any disabling accident caused by the injured employee's violation of any safety rule.

           . Any employee who performs activities for which compensation is received or which exceed the scope of the prescribed physical limitation pertaining to such disability while receiving disability compensation described in this section, shall forfeit his entitlement to all disability benefits and his employment shall be terminated.

14.3 JOB INCURRED INJURY/PARTIALLY DISABLED EMPLOYEES: When, in the opinion of the Company's doctor after consultation with the employees' doctor, regular employees with at least one (1) year of Company service cannot perform their regular work because of partial disability, but can perform other work, the following plan shall be applicable:

       Each case shall be considered on its merits by a committee consisting of the Business Manager of the Union and an Employee Relations representative, and two (2) additional members, one (1) of whom shall be designated by the Union and the other by the Company. The committee shall have the authority to waive the seniority and bidding provisions of this Agreement in order to place the disabled employee, and it shall determine the seniority rights of such employee. This committee may call on anyone who may be able to furnish pertinent information.

       In no event will this Article apply if the employee's disability occurs while self-employed or working for others, for remuneration (except on Union business), or is involved in misconduct or an extreme violation of Company safety rules.

       The panel shall complete an evaluation of the type of work the employee is able to perform or may be able to perform in the future. Evaluation of the employee's capabilities may include but shall not be limited to a physical examination and doctors reports, the employee's physical and mental ability, willingness to work, and trainability.

       Depending upon the evaluation of the employee and where necessary and practical, the Company shall provide job related education and training. The panel shall also conduct periodic review of these cases to determine if an employee's condition has changed; if the employee's condition has changed, the panel will reevaluate the employee's job assignment.

       The panel will determine the job classification which is appropriate for the work the employee is able to perform, as well as the proper pay rate, taking into account the new classification pay rate or the rate indicated on the following schedule, whichever is greater.

               Years Of Company Service       A Pay Rate That Is Not Less Than
               ------------------------       --------------------------------
                1 to 4 years inclusive           70% base rate when injured
                5 to 14 years inclusive          80% base rate when injured
               15 to 24 years inclusive          85% base rate when injured
                  25 years and over              90% base rate when injured

       As long as such employee is paid more than the maximum rate for the job classification in which the employee is placed, the employee shall receive only fifty (50) percent of any base wage increase or lump sum payment in lieu of a base wage increase. Such fifty (50) percent shall be calculated on the employee's personal rate at the time of the increase.

       The placing of a disabled employee in a different job shall not constitute an increase in the Company's normal work force. However, the Company may temporarily increase the number of authorized positions to accommodate an individual when a future vacancy is clearly defined and recognizable.

       If the committee is unable to place an individual in accordance with these provisions they would be eligible for vocational rehabilitation training, and benefits through the State Industrial Insurance System. Upon this determination, the individual's employment with the Company will be terminated, and any accrued benefits will be paid at the time of termination.

       The parties agree that the provisions of this Article may be suspended with sixty (60) days written notice, documenting the reasons for this request and the interests which would need to be addressed for the continuance of this program.

14.4 SHORT TERM DISABILITY BENEFIT: A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours who shall suffer any disabling illness or injury while not in work status, shall be entitled to disability payments in such amounts and under such conditions as described herein:

            . An eligible employee shall be entitled to receive payments not to exceed the percent of the employee's weekly straight time earnings, such earnings to be computed on the employee's regular rate for a forty (40) hour, seven (7) day period, for a maximum period of benefits at the percent of earnings as defined in the following schedule of benefits.

                                      MAXIMUM            PERCENT OF
                   LENGTH              PERIOD               BASE
                 OF SERVICE         OF BENEFITS           EARNINGS
                 ----------         -----------           --------

                  6 months*           13 weeks               55
                   5 years            26 weeks               60
                  10 years            52 weeks               65
                  15 years            60 weeks               70
                  20 years            65 weeks               75

       * Employees in this category may be granted up to thirteen (13) additional weeks of leave without pay for continued disability.

            . No disability payments for an illness shall be made until at least a three (3) days waiting period has been observed, however, an employee must use accrued sick leave to satisfy the waiting period or to extend the waiting period to the maximum of the amount of accrued sick leave.

            . Any female employee who becomes pregnant and is unable to work shall be entitled to disability benefits under this Article, as described above, subject to the following conditions. She must present a document from her attending physician saying that she is under the doctor's care because of the pregnancy and is unable to work. The period of the disability shall begin at least three (3) days after the attending physician declares the employee disabled and shall end when the employee is no longer disabled as determined by the attending physician. Pregnant employees must use all accumulated sick leave before disability payments will start. A female employee will not be eligible for pregnancy related disability benefits except for her own disability. An employee who is on maternity leave and recovering from disability may request to have her leave extended for up to three (3) months after termination of pregnancy for child care or other reasons.

            . Any employee who performs activities for which compensation is received or which exceed the scope of the prescribed physical limitation pertaining to such disability while receiving disability compensation described in this section, shall forfeit their entitlement to all disability benefits and their employment shall be terminated.

            . Any employee who returns to work in a light-duty status from short-term disability will not create a new benefit eligibility until they have had a full-duty release and worked for thirty
                (30) calendar days from the time of that release. If an employee returns to short-term disability without satisfying this requirement, their short-term disability benefit will reflect their prior usage and continue until expiration of such benefits.

            . Any employee who is unable to perform the duties of their position as a result of a non-job-incurred injury, would be considered for any vacancy for which they are qualified. If awarded a position in accordance with Article 7 (SENIORITY AND PROMOTIONS), the employee would receive the appropriate rate of pay for that position.

            . Any employee that exhausts their short-term disability benefit and is unable to return to work at that time, may request one unpaid leave of absence for up to ninety (90) days to allow time for further recuperation or possible vacancies for which they are qualified. Such employees will be allowed to continue their medical coverage at the appropriate COBRA rate for this period of time. If this individual is unable to return to work at the expiration of this unpaid leave, their employment with the Company will be terminated and all accrued benefits will be paid at the time of termination.

14.5 RETIREMENT BENEFIT: The Sierra Pacific Resources Retirement Plan, the successor to the Company Retirement Plan, a defined benefit pension plan shall be incorporated by reference into this Agreement. The Company has, since January 1, 1976, been paying the entire cost of this retirement plan. All participants in the pension plan which was in effect before January 1, 1976, have and are guaranteed all accrued benefits under that pension plan as computed on December 31, 1975.

       Effective February 1, 1990, the pension plan was amended to delete the provision that the selection of a surviving spouse benefit will revert to a single life annuity if the spouse predeceases the retired employee.

       Effective February 1, 2002, the popup provision contained in the plan will be increased to a five-year window. The popup provision is currently one year where an employee who at designation of retirement, elects to only receive a portion of money available in order to provide for the surviving spouse at employees death. In some instances a spouse will pass away prior to the retired employee causing the employee to now continue with the reduced benefit. This popup will allow the retired employee to elect to return to 100% retirement pay in the instance a spouse passes away first.

       Effective February 1, 1994, the pension plan was improved to provide for early retirement benefit reductions of 5% per year from age sixty-two
       (62).

       Effective January 1, 1989, the pension plan was changed from a social security offset plan to a step rate plan. Effective February 1, 1998, the formula for calculating benefits will be 1.35% of final five-year average earnings up to Social Security Covered Compensation, plus 1.8% of final five-year average earnings exceeding covered compensation, times service up to 35 years, plus 1.35% of final five-year average earnings, times service over 35 years. For this purpose, final five-year average earnings is the average of the highest sixty (60) consecutive months of earnings.

       Effective February 1, 2001, the formula for calculating benefits will be 1.365% of final five-year average earnings up to Social Security Covered Compensation, plus 1.8% of final five-year average earnings exceeding covered compensation, times service up to 35 years, plus 1.65% of final five-year average earnings, times service over 35 years. For this purpose, final five-year average earnings is the average of the highest sixty (60) consecutive months of earnings.

       Effective February 1, 2002, the pension formula will be increased to 1.4325.

       Effective February 1, 1987, entry into the pension plan shall be on the first day of the month coincident with, or following completion of one year of service and attainment of age twenty-one. Participants in the plan prior to February 1, 1987, shall enter the plan on the first day of the month coincident with, or following completion of one (1) year of eligibility service and attainment of age twenty-one, unless those participants had declined enrollment under the eligibility rules in effect when they had first become eligible.

       Effective February 1, 1987, vesting service shall be measured from the employee's date of hire or age eighteen, whichever is later. The Company shall make such modifications in the plan as may be required by 1) the Internal Revenue Service in order to qualify said benefits under the applicable provisions of the Internal Revenue Code and/or related rules and regulations; or 2) any other governmental agency having jurisdiction. Other modifications may be made as needed but in no event shall any benefits be reduced during the term of this Agreement.

       Effective February 2, 1998, all sick leave accrued at time of retirement will be added to the years of service for fully vested participants only.

                                    EXAMPLE
         If an employee retires June 5, 1998 and has 400 hours of sick leave on the books, the calculation would be as follows:
         1. They would still officially leave the company on June /5th/.
         2. When the pension is calculated, it would be increased to read that the employee received income until August 14, 1998 (400 hours divided by 8 hours a day equals 50 days)
         3. The employee would receive a pension calculated through August 14, 1998.

     At close of transaction of a bundle, and thereafter any employee who is at least 55 and still employed with the Company with 80 total points (55 + years of service + bonus points = 80+), can retire with full benefits as if they were 62. Bonus points will be added to years of service for calculations of retirement benefits and are awarded according to the following scale:

               Years of Service*                  Bonus Points
               0-9                                0
               10-14                              3
               15-19                              4
               20 plus                            5

     *Years of service will be calculated from actual hire date for purpose of bonus point calculation. However, the first year of actual service is not included in the retirement calculation.

14.6 401(K) CONTRIBUTION/COMPANY MATCH: In accordance with 401(k) documentation, effective July 1, 1998, the Company will provide a matching contribution of 55 cents of the employee's contribution, to a maximum of 7% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

     Effective on February 1, 1999, the Company will provide a matching contribution of 60 cents of the employee's contribution, to a maximum of 7% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

     Effective on January 31, 2000, the Company will provide a matching contribution of 60 cents of the employee's contribution, to a maximum of 8% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

     Effective on January 29, 2001, the Company will provide a matching contribution of 65 cents of the employee's contribution, to a maximum of 8% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

     Effective at the expiration of the current contract, February 2002, the buyer will be required to provide a 401k or similar plan that is comparable to a 70% match up to 8% of gross income.

     Accrued benefits in each employee's account will be available for rollover at each employee's discretion to buyer's qualified plan, a qualified IRA, or may remain in the Sierra Pacific Resources 401k plan. All federal rules must be followed which includes not being able to add more money into the account once you are no longer with the company and being required to take the money beginning at the age of 70 1/2.

14.7 ACCIDENTAL LIFE INSURANCE: All employees covered by this Agreement will be covered by an accidental death and dismemberment policy in the amount of $50,000. This policy shall apply only when an employee is a passenger in an aircraft either fixed wing or helicopter, and while traveling on Company business. Benefits from this policy shall be in addition to any other insurance plan.

14.8 LONG-TERM DISABILITY INSURANCE: The Company will provide a long term disability (LTD) plan, to extend disability benefits at a reduced rate upon termination of benefits described in Article 14 .2 (JOB INCURRED INJURIES/SALARY PROTECTION) or 14.4 (SHORT TERM DISABILITY BENEFIT) above. Premiums for such coverage will be paid for by the employee, through payroll deduction. All administrative expenses, exclusive of carrier expense normally absorbed in the rates, will be borne by the Company.

Article No. 15 - Leaves of Absence

15.1 SHORT TERM LEAVES: Provided the needs of the Company will permit, time off without pay for any period of thirty (30) calendar days or less may be granted employees upon a written application to their department head showing good and sufficient reason for such request. This shall not be construed as a leave of absence without pay, as the term is used in this Agreement. A leave of absence without pay is defined as a period of authorized absence from service in excess of thirty (30) days.

15.2 JUSTIFICATION: Leaves of absence shall be granted to regular employees for urgent substantial personal reasons, provided adequate arrangements can be made to take care of the employee's duties without undue interference with the normal routine of work. Leave will not be granted if the purpose for which it is requested may lead to the employee's resignation.

15.3 DURATION: A leave shall commence on and include the first work day on which an employee is absent and terminate with and include the work day preceding the day the employee's leave expires. The conditions under which an employee shall be restored to employment on the termination of his leave of absence shall be clearly stated by the Company on the form on which application for leave is made.

15.4 SENIORITY: Except as otherwise provided herein, an employee's seniority shall not accrue while on leave without pay. However, an employee's status as a regular employee shall not be impaired by a leave of absence. Any period of authorized absence without pay for thirty (30) days or less shall not affect an employee's seniority status. Upon return from leave, an employee shall return to regular status.

15.5 UNION OFFICE: The Company shall, at the request of the Union, grant a leave of absence without pay for four (4) years or less to an employee who is appointed or elected to any office or position in the Union whose services are required by the Union. The seniority of an employee who is granted a leave of absence under the provisions of this Section shall accrue during the period of such leave. Upon mutual agreement with the Union, the Company may extend the leave of the incumbent for additional terms up to four (4) years per request. The Company will provide medical coverage for this individual at the single coverage rate. This individual must make the established monthly employee contribution for health coverage.

15.6 PUBLIC OFFICE: Employees elected or appointed to public office shall be granted a leave of absence for the duration of such appointment or election. Such absence shall not affect accrual rates for seniority purposes; however, sick leave and vacation shall not accrue during this period and group medical benefits shall be paid by the employee at the Company's current premium rate.

15.7 MILITARY LEAVE: A leave of absence shall be granted to employees who enter the armed forces of the United States, however, any such leave of absence and the reinstatement of any such employee shall be subject to the terms of the Selective Training and Service Act of 1940, as amended. Employees who are members of the armed services who are drafted and are called to active duty shall accrue Company seniority while they are absent on military duty.

     A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours, who is a member of the armed forces reserve units, or the National Guard, and who is required to attend annual training sessions, will be granted a leave of absence for the duration of such assignment. In addition, the Company will pay such employee the amount, if any, by which the remuneration received from the government is less than the base straight time earnings the employee would have received for the same period, not to exceed eighty (80) hours in a calendar year. Such items as subsistence, travel, uniform and other allowances will not be included in computing the remuneration received from the government. The Company will require satisfactory evidence of attendance and remuneration received.

15.8 FAILURE TO RETURN FROM LEAVE: If employees fail to return immediately on the expiration of their leave of absence, or if they accept other employment while on leave, they shall forfeit the leave of absence and terminate their employment with the Company.

15.9 FUNERAL LEAVE: A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours, who is absent from duty due to a death in the employee's immediate family will be excused without loss of regular pay for the time required not to exceed thirty-six (36) hours for making funeral arrangements and attending the funeral, provided the employee attends the funeral, furnishes a death certificate to the payroll department within thirty (30) days. Additional time may be taken to insure four working days off; any hours in excess of 36 hours can be taken as vacation or personal time off without pay. Immediate family shall mean the employee's grandparents, mother, father, step-mother, step-father, brother, sister, spouse's grandparents, spouse's parents, spouse's children, spouse, son, daughter, or grandchildren.

15.10 JURY DUTY: When regular employees, or temporary employees who have worked more than one thousand forty (1040) straight time hours, are absent from work in order to serve as a juror or to report to the court in person in response to a jury duty summons or to report for jury examination, they shall be granted pay for those hours spent in such service during their regular work day or regular work week less the fee or other compensation paid them with respect to such jury duty. Employees shall furnish the Company with a statement from an officer of the court setting forth the time and days on which they reported for jury duty and their compensation due or received for jury duty.

15.11 SUBPOENA: If employees are absent from work, in order to serve as a witness in a case in a court of law to which they are not a party, either directly or as a member of a class action suit, and where such absence is in response to a legally valid subpoena or its equivalent, the employee shall be granted leave with pay for those hours for which the employee is absent from work during the employee's regularly scheduled working hours, provided the employee submits evidence of such service as a witness, detailing the time required to testify.

15.12 FAMILY LEAVE: Employees who are eligible for benefits but have less than one year of service with the Company are entitled to forty-five (45) calendar days of unpaid family leave to use for the birth or adoption of a child. Vacation pay may be used for a portion of this leave of absence but will not extend the leave to more than forty-five (45) days.

15.13 FAMILY AND MEDICAL LEAVE: Employees who are eligible for benefits and have one year or more of Company service may be entitled to twelve (12) weeks of unpaid leave in accordance with the Federal Family and Medical Leave Act of 1993.

Article No. 16 - Working Rules

16.1 SAFETY GEAR: Protective safety equipment such as rubber gloves, hose, hoods and blankets shall be used to make as safe as possible any work performed on any equipment having uninsulated energized parts, in addition, hot line tools may be used when applicable. The safety precautions taken by the crew are the direct responsibility of the foreman in charge. The Occupational Safety and Health Standards as contained in 1910.269 sub-part "R" of the Occupational Safety and Health Act (OSHA) shall be considered minimum standards for work performed on electrical transmission and distribution equipment.

16.2 TWO MAN CREW: two (2) competent electrical workers together on the same fixture shall be required when performing work on wires or equipment carrying voltages in excess of 600 volts. One (1) of them shall serve principally as a standby person to render assistance in case of an accident. In no case when working in pairs shall they work simultaneously on wires or parts of different phases or polarities. One qualified employee shall stand by and serve principally as a safety observer to the other person.

16.3  DELETE

16.4 APPRENTICE PROGRAM: The Nevada Power Company Apprenticeship Training Program, Revision I, dated December 20, 1982, shall be incorporated by reference into this Agreement and any modifications or amendments must be handled in accordance with Article 17 (TERM OF AGREEMENT).

      Joint apprenticeship programs shall be established by the Company and the Union. The programs which are to be included in the training programs require the recommendation of the applicable Joint Apprenticeship Committee(s) and approval and acceptance by the President of the Company, and the Business Manager of the Union.

      JOINT APPRENTICESHIP COMMITTEE: Each Joint Apprenticeship Committee shall
      -------------------------------
      be composed of an equal number of members appointed by the Company and the Union, and an apprentice training supervisor appointed by the Company who will serve as Chairman of the Committees to develop, coordinate and administer the programs. The Joint Apprenticeship Committees shall have the responsibility for investigating problems of apprenticeship training such as standards of progress, methods of testing and scoring progress of apprentices and procedures for demotion or termination when apprentices fail to meet established standards or requirements.

      The Committee members appointed by the Union shall receive their regular straight time rate of pay for actual time spent in Joint Apprenticeship Committee meetings called by the Chairman, but limited to eight (8) straight time hours in one (1) day.

      APPRENTICE/JOURNEYMAN RATIO: The ratio of apprentices to journeymen shall
      ----------------------------
      not exceed one to two (1:2) or a major fraction thereof. The work performed by apprentices shall be assigned and reviewed by the appropriate working foreman or designated journeyman, subject to the approval of the appropriate supervisor.

      FIRST YEAR APPRENTICE: An apprentice who has been in the apprenticeship
      ----------------------
      for a period of less than twelve (12) months shall not be assigned any work which, in the opinion of the immediate supervisor, is hazardous.

            .  EIGHTEEN (18) MONTH APPRENTICE: Any apprentice who has been in
               -------------------------------
               the apprenticeship for a period of less than eighteen (18) months, shall not work on conductors energized in excess of four hundred eighty volts (480). After that period, the apprentice may work under the direct supervision of a journeyman on all voltages which, in the opinion of the immediate supervisor, would not create an undue hazard at that stage of the training.

16.5  DELETE

16.6 TOOLS, EQUIPMENT AND WORK CLOTHES: An employee shall furnish initially all tools and equipment which are acceptable to the Company and necessary for the work to be performed. The Company will furnish a suitable standard pair of gloves and coveralls bearing Company identification to a regular employee, when required in the performance of the employee's work and Company will replace such gloves and coveralls worn out in the Company service. When a safety strap or hook strap is worn out in the Company service or is condemned by the Company, it shall be replaced at no cost to the employee.

16.7 WELDING REQUIREMENTS: When an employee does welding work above ground floor, there shall be another employee present.

16.8  DELETE

16.9 UPGRADE: When an employee relieves an employee of a higher classification for two (2) or more hours, the employee shall receive the rate of pay for the higher classification for the time worked in the higher classification. However, an employee will not be upgraded when employees of that classification who normally report for work at the same location are able and available to do the work for which the upgrade is intended.

      If a shift employee, for reasons other than a scheduled vacation, is unable to report to work, an employee (who is on the designated days off) from the same classification, including relief employees in that classification, who normally reports for work at the same location will be called by telephone to cover the vacant shift. If an employee, who is on the designated days off, holding the same classification who normally reports for work at the same location is not available, the employee of the same classification who normally reports for work at the same location on the previous shift will work half of the vacant shift and the employee of the same classification who normally reports for work at the same location on the shift following the vacant shift will work the remaining half of the vacant shift. If for any reason these arrangements cannot be made, the Company may upgrade to cover the vacant shift.

      The Company may upgrade a shift employee for scheduled vacations, provided that all overtime involved from such upgrade be worked by an employee holding the classification who normally reports for work at the same location from which the vacation was granted. If the relief operator is available, that operator may be used to relieve as described under "Exhibit I (CLASSIFICATION DESCRIPTIONS)".

16.10 SUPERVISORY RESPONSIBILITIES IN EMERGENCY CONDITIONS: It is the intention of the Company that supervisors shall generally confine their activities to the supervision of the work or operations being performed. In certain instances, should emergency conditions arise, it may be necessary for them to perform those tasks normally assigned to bargaining unit employees. Under ordinary circumstances, such instances will very rarely occur, but since the safety of personnel or Company property may be in jeopardy, it must remain management's prerogative to determine when conditions require the actions described above.

       In the same manner it is the intention of management that the "chain of command" be adhered to, by both supervisors and bargaining unit employees. However, in the case of emergencies, there will be occasions when it may be necessary for a senior supervisor to bypass normal chain of command in order to prevent difficulties. Common sense and good judgment must be exercised in applying these paragraphs.

16.11 NEW CLASSIFICATIONS/WAGES: Any new rate covering work normally performed by employees within the bargaining unit shall first be discussed with the Union and the rate established for such work shall be that mutually agreeable to both parties.

16.12 REMOVING LETTERS OF DISCIPLINE: Any employee who receives a written letter of reprimand which is a part of the personnel file maintained in the Company's Human Resources office may, after three (3) years from the date of such letter, request in writing to have the letter removed. Upon such written request, the Company shall remove the letter and return it to the employee. If the behavior that warranted the letter has changed or been corrected, the employee's current supervisor can remove the letter from the employee's personnel file by documenting this change in behavior and providing written authorization to Human Resource Partner or labor representative.

16.13 REQUIRED LICENSES, PERMITS, CDL's: Employees required to operate any motorized vehicle or equipment on public roadways in the normal course of employment shall be required to possess and maintain all licenses and permits required by state and/or federal laws. The Company will provide suitable training to all employees required to operate equipment or vehicles where a commercial drivers license (CDL) is required and shall issue a certificate upon satisfactory completion of the driver training and testing program. Employees who by their regular work assignments, may be required, as a condition of employment and Nevada Revised Statue, to maintain an active commercial drivers license (CDL), shall be provided reasonable time with pay during their regular working hours, to obtain or renew such licenses provided such activities are not a result of the employees violation of any state or federal law or public policy.

16.14 VESSEL CONDITIONS: No unprotected employee will be required to enter a vessel or compartment where the temperature inside exceeds one hundred fifty degrees (150o) Fahrenheit.

Article No. 17 - Term of Agreement

17.1 DURATION: This Agreement shall take effect on June 25, 1999, and shall continue in effect until February 1, 2002, and shall continue in full force and effect from year to year thereafter unless written notice of termination shall be given by either party to the other at least sixty
       (60) days prior to the end of the then current term.

17.2 AMENDMENTS: If either party desires to amend this agreement, it shall give notice thereof to the other party at least sixty (60) days but not more than seventy (70) days, prior to the end of the then current term, and the party desiring to amend or revise this Agreement shall submit to the party so notified a detailed outline of the Articles and Sections to be amended or revised at the time the notice is given, except and unless otherwise mutually agreed to by the parties during this period of notice defined herein. Negotiations on the amendments or revisions shall take place, so far as possible, in the sixty (60) day period prior to the end of the then current term. Failure of the parties to agree on such proposed amendment or revision shall not cause termination of this Agreement unless either party has given notice of termination as provided in Section 1 above.

17.3 PROVISIONS IN CONFLICT WITH THE LAW: In the event that any provision of this Agreement shall at any time be made invalid by applicable legislation, or be declared invalid by any court of competent jurisdiction, such action shall not invalidate the entire Agreement, it being the express intention of the parties that all other provisions not made invalid shall remain in full force and effect.

17.4 CHANGE IN COMPANY STATUS: This Agreement shall be binding upon the successors and assigns of the Company, and no provisions, terms or obligations herein contained shall be affected, modified, altered or changed in any respect whatsoever by the consolidation, merger, sale, transfer, reorganization or assignment of the Company, or by any change in the legal status, ownership or management thereof.

       JOB SECURITY: The buyer of a bundle will be required to retain all represented employees physically assigned to that bundle at the close of transaction. Employees are assured of continued employment with their original NPC hire date, and their benefits are carried over to economically similar plans of the buyer. Effective at the close of transaction of a bundle and effects the assigned employees at that bundle.

       PENSION: Prior to the close of transaction by the bundle, negotiations between the Company, IBEW #396, and the buyer of the bundle will be conducted to consider the treatment of pension funds. Options for review are the transfer all required pension money to the buyer, retain the funds by the seller, or other options agreed to by the parties above.

       VACATION: All unused vacation will be transferred to the new owner at close of transaction to be used per the existing
       Collective Bargaining Agreement.

       MEDICAL/DENTAL/VISION: At the close of transaction by the bundle, the buyer will be required to provide Medical/Dental/Vision coverage that is comparable in overall value of benefit to the coverage provided under the present Agreement as outlined in Article 14. All current employees and their currently covered dependents shall be covered immediately upon close of transaction. There will be a seamless transition and no interruption of service

17.5 EFFECTIVE DATE OF AGREEMENT: It is mutually agreed by and between the parties signatory hereto that the Agreement dated February 1, 1994, is superseded by this Agreement dated as of February 1, 1998. Except as otherwise expressly provided herein, the provisions of this Agreement shall be effective February 1, 1998. The agreement of February 1, 1998 is superceded by this Agreement dated as of June 25, 1999. Except as otherwise expressly provided herein, the provisions of this Agreement shall be effective June 25, 1999.

17.6 CONTRACT: a new generation contract will be created at ratification of these term and conditions to include the items contained in the supplemental agreement and exclude items which are not related to generation as agreed to by the Company and the Union.

       The contract will include an eighteen-month extension beyond the close of transaction by the bundle, or after the expiration of the existing contract which expires in February 2002. There will be no layoff for an eighteen-month period of time from close of transaction by facility or at least February 2002.

       The Company will facilitate communications and negotiations via meetings between the Union and the buyer to discuss labor issues and interests.

       The buyer will become signatory with Local 396 for this Generation Contract at close of transaction by facility.

17.7 RETENTION BONUS: Effective at the close of transaction, bundled employees who remain at the plants until close of transaction of their bundle will receive a lump sum retention check of $2500 (grossed up for taxes).

       In addition, if the contract is ratified by July 15, 1999, employees assigned to generation will receive a $500 net check (grossed up for taxes), within two pay periods of ratification.

17.8 INCENTIVE BASED PAY: The following incentive-based pay calculation will be implemented for the remainder of the contract beyond February 2002.

       . There will be 2% base wage increase for the eighteen month extension of the contract
       . There is an incentive increase bonus potential of up to 4% for the first twelve months
       . There is an incentive increase bonus potential of up to 2% for the remaining six months

       Topics to be evaluated for incentive based pay are lost time injuries, safety, equipment reworks, parts availability, heat rate (within control), capacity factor, and environmental compliance. Criteria will be created and incentive pay will be based on percentage of goals attained.

       Incentive based pay will be implemented January of 2000. The Company and Union agree to create a committee comprising of union stewards, union members and company representatives to define the details of the Incentive Based Pay program. The program details will include percentages, criteria, evaluation and as well as payout schedule.

       . There is an incentive increase bonus potential of up to 4% for each year 2000 and 2001.

       Implementation of this program in 2000 will not effect the existing agreement for 3% base wage increase in 2000 and 2001.

In witness whereof, the parties hereto have executed this Agreement on June 25, 1999.

Local Union #396 of the International
Brotherhood of Electrical Workers (AFL-CIO)

================================================================================


James C. Anzinger
Business Manager and
Financial Secretary, IBEW Local 396


--------------------------------------------------------------------------------



Mary Jane Willier-Reed
Vice President, Human Resources

               NEGOTIATING COMMITTEE
               ---------------------
                IBEW, Local No. 396               Nevada Power
                -------------------               ------------
                Jim Anzinger                      Mary Jane Willier-Reed
                Dennis Banfill                    Trudy Haszlauer
                Dennis Crouse                     Gerry Mikesell
                Earl Evans                        Mark Sandoval
                Adam Morrison
                Ernie Moyes
                Randy Postma
                Michael Solis
                John Workman
                Paul Turner

Exhibit I - Classification Descriptions

APPRENTICE EQUIPMENT MECHANIC

Assists the equipment mechanic while undergoing training for the journeyman level. Does such work as tuning motors, adjusting valves and ignitions, cleaning fuel systems and radiators, adjusting clutches, brakes and carburetors, tests compression of oil and fuel pressure.

APPRENTICE ELECTRICAL/INSTRUMENT TECHNICIAL

Assists the generation plant electrical/instrument technician while in training for journeyman. Assists the journeyman in the installation, maintenance, repair and testing of electrical equipment in a generating station. Renews and calibrates gauges and control devices on control boards; repairs and calibrates transmitters, receivers, and control drives; and does other repair work as directed by journeyman instrument technicians while learning trouble shooting techniques for electronic, solid state and pneumatic instrument servicing. Will perform additional duties as required by the electrical/instrument technician.

APPRENTICE MECHANICAL TECHNICIAN / MACHINIST

Assists the machinist while in training for journeyman; assists the journeyman in precision work on any type of machine as well as work on the floor in tearing down, repairing and placing into operation any plant equipment and may be required to perform other duties as assigned.

APPRENTICE MECHANICAL TECHNICIAN / MECHANIC

Assists the mechanic while in training for journeyman; assists the journeyman in doing general mechanic work associated with installing or repairing any plant equipment, and will be required to work with other journeymen to learn basic rigging, machining and welding, and may be required to perform other duties as assigned.

APPRENTICE MECHANICAL TECHNICIAN / WELDER

Assists the welder while in training for journeyman; assists the journeyman in performing all types of gas or electrical welding, and may be required to perform other duties as assigned.

ASSISTANT CONTROL OPERATOR

Assists the control operator during operational emergencies, startups, shutdowns and fuel changes. The primary function will be the manual and control work involved in the light-off and shutdown of boilers, start-up and shutdown of turbines and operational procedures required in changing of fuels. May also be required to operate any or all plant mechanical or electrical equipment as directed. Must be familiar with the trip functions and testing of all equipment and keep records and logs as required. When necessary, will work as part of the maintenance crew during plant shutdowns, or any emergency when necessary, may be required to work in any position in the plant. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

AUXILIARY OPERATOR

Assists control operator in all phases of operations. Inspects and operates plant auxiliary equipment and water treatment equipment at water treatment plant. Monitors and reads gauges, meters, and water treatment control panels to make adjustments that ensure equipment is operating properly. Does switching in and out of breakers. Performs good housekeeping as a matter of clean and safe operations. When necessary will work as part of the maintenance crew during shut downs. Leaves shift upon proper relief and performs other duties as required. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

COAL YARD EQUIPMENT OPERATOR

Operates and maintains all equipment assigned to the coal yard including railroad locomotives and cars, shakers, conveyors, separators, feeders and crushers and such other supplemental equipment as may be assigned to the coal yard. Will be required to work intermittently in any other classification when assigned. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

CONTROL OPERATOR

Operates the controls of gas, oil or coal fired boilers and auxiliaries such as boiler feed water and other pumps, compressors, condensers, fan motors and all other equipment necessary for the operations of the plant. Clears boilers, generating units and auxiliaries during outages, cooperates with the system dispatcher's relative to load voltage changes, frequency and switch requirements, adjusting controls of generating equipment according to operating conditions and synchronizes the equipment with the system; maintains daily operating log, a record of all dispatcher and trouble calls, and visitors record; maintains in a clean and orderly manner control room, all equipment and panels; informs his relief fully on existing and preceding operating conditions of the plant and system; acts as part of overhaul crew during plant shutdown, or any emergency when necessary, may be required to work in any position in the plant. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

ELECTRICAL/INSTRUMENT TECHNICIAN

Performs a wide variety of skilled electrical and instrumentation work in the installation, maintenance, repair and testing of electrical and electronic equipment in a generation facility. Performs a wide variety of precision tests, repairs, calibrations, modifications, maintenance and inputs on numerous electronics, pneumatic and hydraulic systems. Must have thorough knowledge of computer based process and electrical control systems and skill level to troubleshoot and repair these systems. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

GENERATION CUSTOMER REPRESENTATIVE

Performs fairly sophisticated functions defined by regular application of office equipment and business software systems. Extensive customer interaction and a significant degree of decision making authority is required. Performs other related duties as required for which the employee is capable and qualified to perform as assigned.

LABORATORY TECHNICIAN

The laboratory technician is directly responsible for all phases of chemical analysis and the treatment of all waters in the plant vital to the production of steam. Must perform daily analysis on the plant's boiler water, feed water and cooling water systems and implement proper treatment to control corrosion or scale formation in all water pipe systems and to insure steam purity. The laboratory technician must have a thorough knowledge of Zeolite softeners, mixed bed demineralizers, chlorine room, and clarifier operation. Takes monthly inventory of all chemicals and chemical supplies throughout the plant and laboratory and makes analysis standards and plots graphs for control limits on all chemically treated water as directed. Unloads caustic, acid and chlorine and maintains a supply of chemicals inside the plant as necessary. The laboratory technician at gas fired plants will calibrate all conductivity meters and replace corrosion coupons and will perform additional duties as required. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

The laboratory technician at a coal fired plant will sample and perform analysis of coal at that plant. Sampling and analysis include collection of the sample, riffling, pulverizing, and actual burning of the sample in the bomb calorimeter. Analysis of the sample includes determination of the external moisture, internal moisture, percent of ash, BTU's per pound, percent of sulfur and ash fusion. Performs normal housekeeping duties to insure a clean laboratory and recommends chemical supplies and materials to insure an adequately supplied laboratory.

LEAD

In the absence of appropriate supervision and when directed, leads, assists, and works with other departmental personnel to ensure the efficient operation of related activities. May be required to develop schedules, direct work assignments, prepare job related reports, complete other administrative duties, function in a journeyman capacity, and perform other work as needed. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

MAINTENANCE TECHNICIAN

Performs a variety of skilled work including operating equipment, insulating, painting, lubricating and carpentry. Will be required to perform any of the above tasks if necessary. May be required to assist or perform work in any lower classification. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

MAINTENANCE UTILITY TECHNICIAN

Does unskilled work as necessary; keeps journeyman or apprentice supplied with tools, materials, and supplies while assisting with a specific job; cleans working area and equipment. Operates other special equipment including jackhammer as required and drives truck or pickup in performance of duties. A maintenance utility technician shall not displace an apprentice or a journeyman. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

MATERIAL SPECIALIST

Performs manual and clerical duties in connection with receiving, storing and issuing supplies, tools, and equipment; unloads and unpacks incoming materials; places, shelves and racks stock of machine, hand and construction tools; measures, counts, cuts, crates, marks and stencils materials, supplies, tools and equipment; keeps the premises clean; drives a car or pickup in local purchases of materials and equipment.

MATERIAL UTILITY TECHNICIAN

Performs unskilled and semi-skilled labor as necessary. Keeps warehouse and outside areas clean. May operate forklift for loading and unloading of materials for deliveries. Drives warehouse vehicles for material deliveries and local purchases of material and equipment. Two hours minimum upgrade if material is to be purchased during town run. Must be able to obtain a CDL within 90 days of hire date. May assist Material Specialist in putting away material and loading material for crews. The ratio should not exceed 1 Material Utility Technician for 7 Material Specialists (1:7). A Material Utility Technician shall not displace a Material Specialist.

MECHANIC SPECIALIST

Maintains all types of construction and transportation equipment and accessories. Diagnoses mechanical, hydraulic and electrical problems, makes and recommends repairs. Designs equipment modifications. Constructs and installs parts and similar apparatus, including booms and winches, to accommodate the required changes. Performs pressure and structural welding, operates metal lathes, and other precision machinery, and does other related mechanical work as required. Maintains work and vehicle records as required by the Company. Performs all the duties of an Equipment Mechanic or Equipment Mechanic B or other work as assigned.

MECHANICAL TECHNICIAN / MACHINIST

Must be able to do precision work on any type machine as well as actual work on the floor in tearing down, repairing and putting into operation any plant equipment. Will be required to work intermittently in any of the maintenance classifications if necessary. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

MECHANICAL TECHNICIAN / MECHANIC

Capable of doing general mechanical work attached to installing or repairing any plant equipment, be familiar with work on high pressure boilers and their auxiliaries. Will be required to work intermittently in any of the maintenance classifications if necessary. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

MECHANICAL TECHNICIAN / WELDER

Performs all types of high pressure, gas and electrical welding and layout and must have satisfactorily completed welding tests as designed by, and in accordance with, state boiler safety requirements for high pressure vessels operated by the Company. Will be required to work intermittently in any of the maintenance classifications if necessary. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

RELIEF ASSISTANT CONTROL OPERATOR

Performs the duties of an assistant control operator as described in this
Exhibit I. The relief assistant control operator shall be assigned to any shift other than the usual schedule for purposes of providing relief to, or coverage for an absent assistant control operator. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

RELIEF AUXILIARY OPERATOR

Performs the duties of an auxiliary operator as described in this Exhibit I. The relief auxiliary operator shall be assigned to any shift other than the usual schedule for purposes of providing relief to, or coverage for an absent auxiliary operator. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

RELIEF CONTROL OPERATOR

Performs the duties of control operator as described in this Exhibit I. The relief control operator shall be assigned to any shift other than the usual schedule for purposes of providing relief to, or coverage for an absent control operator. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

TRAINER - POWER DELIVERY

Responsible for development, administration and evaluation of Power Delivery's apprenticeship and Mechanical, Electrical and Instrumentation Journeyman classification cross-training and refresher training. Provides classroom and field training for existing mechanical and electrical and instrumentation employees within Power Delivery. Assists with testing as a pre-qualifier for prospective new hires and promotions. Accountable for testing, documenting and providing regular updates to Power Delivery Management and others as required on progress and qualifications of apprentices and Mechanical, Electrical and Instrumentation Journeymen. Will work in conjunction with Power Delivery apprenticeship committee.

Exhibit II - Schedule of Wage Rates

                             GENERATION WAGE TABLE

CLASSIFICATION                        Eff 1/31/2000    Eff1/29/2001    Eff 1/29/2001
                                      T1               T1              T2
Materials
---------
Lead Material Specialist                      24.56           25.30            20.75

Material Specialist
   1st six months                             20.67           21.29            17.50
   2nd six months                             21.46           22.10            18.15
   Thereafter                                 22.33           23.00            18.90
   (Red Circle)                               23.02           23.71

Warehouse Utility Technician
   1st six months                             15.33           15.79            12.95
   2nd six months                             15.92           16.40            13.45
   Thereafter                                 16.51           17.00            13.95

Generation
----------

Lead Coal Yard Operator                       28.07           28.91            23.75

Lead Laboratory Technician                    27.56           28.39            23.30

Maintenance Technician
   1st six months                             18.27           18.82            15.45
   2nd six months                             18.87           19.43            15.95
   3rd six months                             19.45           20.04            16.45
   4th six months                             20.05           20.65            16.95
   5th six months                             20.63           21.25            17.45
   6th six months                             21.23           21.87            17.95
   Thereafter*                                21.81           22.47            18.45
   (Red Circle)                               24.67           25.41
   (Red Circle)                               25.12           25.88
   (Red Circle)                               27.05           27.87

Lead                                          30.36           31.27            25.65

Mechanical                                    27.62           28.45            23.35
Technician/Machinist
   (Red Circle)                               30.12           31.02

Mechanical                                     27.62          28.45             23.35
Technician/Mechanic
   (Red Circle)                                30.12          31.02

Mechanical Technician/Welder                   27.62          28.45             23.35
   (Red Circle)                                30.12          31.02

Electrical/Instrument                          27.62          28.45             23.35
Technician
   (Red Circle)                                30.12          31.02
   (Red Circle)                                30.73          31.65

Coal Yard Equipment Operator                   25.53          26.30             21.60

Relief Control Operator                        28.62          29.48             24.20

Control Operator
   1st six months                              27.16          27.98             22.95
   Thereafter                                  27.95          28.79             23.65

Relief Assistant Control                       25.75          26.52             21.75
Operator

Assistant Control Operator
   1st six months                              24.37          25.10             20.60
   Thereafter                                  25.09          25.84             21.20

Relief Auxiliary Operator                      24.57          25.31             20.75

Auxiliary Operator
   1st six months                              23.39          24.00             19.70
   Thereafter                                  23.93          24.65             20.25

Apprentice Mechanical
Apprentice
Electrical/Instrument
   Technician
   1st six months                              20.51          21.13             17.35
   2nd six months                              21.34          21.98             18.05
   3rd six months                              22.07          22.73             18.65
   4th six months                              22.83          23.51             19.30
   5th six months                              23.60          24.31             19.95
   6th six months                              24.35          25.08             20.60
   7th six months                              25.12          25.88             21.25
   8th six months                              25.88          26.66             21.90
   Thereafter*                                 27.62          28.45             23.35

Generation Customer                            16.99          17.49
Representative
Laboratory Technician
   1st six months                              22.50          23.17             19.00
   2nd six months                              23.34          24.04             19.75
   3rd six months                              24.20          24.92             20.45
   Thereafter                                  25.09          25.84             21.20

Maintenance Utility Technician
   1st six months                              11.20          11.53                NA
   2nd six months                              11.79          12.15                NA
   3rd six months                              12.38          12.75                NA
   4th six months                              12.98          13.36                NA
   5th six months                              13.56          13.97                NA
   6th six months                              14.14          14.57                NA
   Thereafter                                  14.74          15.18                NA

Trainer - Power Delivery                       30.36          31.27             25.65

                                  EXHIBIT II

NOTE: THIS LANGUAGE RELATIVE TO THE COST-OF-LIVING ADJUSTMENT REMAINS HEREIN,
----
HOWEVER, IT IS INOPERABLE AND WILL NOT BE REFERENCED REGARDING ANY MATTERS DURING THE TERM OF THIS AGREEMENT EFFECTIVE FEBRUARY 1, 1994, BUT SHALL BE SUBJECT TO NEGOTIATION UPON TERMINATION OF THIS AGREEMENT.

THE RATES SHOWN FOR FEBRUARY 1, 1991 ARE MINIMUM RATES. THESE RATES SHALL BE INCREASED IF THE CONSUMER PRICE INDEX FOR URBAN WAGE EARNERS AND CLERICAL WORKERS (CPI-W), OF DECEMBER 1990 HAS INCREASED BY MORE THAN FIVE PERCENT (5%) WHEN COMPARED TO THE CPI-W OF DECEMBER 1989. INCREASES WILL BE GRANTED ON FEBRUARY 1, 1991, AT THE RATE OF ONE ADDITIONAL CENT ($.01) PER HOUR, FOR EACH FULL.125% BY WHICH THE CPI-W HAS INCREASED MORE THAN FIVE PERCENT (5%).

THE RATES SHOWN FOR FEBRUARY 1, 1992 ARE MINIMUM RATES. THESE RATES SHALL BE INCREASED IF THE CONSUMER PRICE INDEX FOR URBAN WAGE EARNERS AND CLERICAL WORKERS (CPI-V\I) OF DECEMBER 1991 HAS INCREASED BY MORE THAN FIVE PERCENT (5%) WHEN COMPARED TO THE CPI-W OF DECEMBER 1990. INCREASES WILL BE GRANTED ON FEBRUARY 1, 1992, AT THE RATE ON ONE ADDITIONAL CENT (S.01) PER HOUR, FOR EACH FULL.125% BY WHICH THE CPI-W HAS INCREASED MORE THAN FIVE PERCENT (5%).

THE RATES SHOWN FOR FEBRUARY 1, 1993 ARE MINIMUM RATES. THESE RATES SHALL BE INCREASED IF THE CONSUMER PRICE INDEX FOR URBAN WAGE EARNERS AND CLERICAL WORKERS (CPI-V\I) OF DECEMBER 1992 HAS INCREASED BY MORE THAN FIVE PERCENT (5%) WHEN COMPARED TO THE CPI-W OF DECEMBER 1991. INCREASES WILL BE GRANTED ON FEBRUARY 1, 1993, AT THE RATE OF ONE ADDITIONAL CENT ($.01) PER HOUR, FOR EACH FULL.125% BY WHICH THE CPI-W HAS INCREASED MORE THAN FIVE PERCENT (5%).

                                  EXHIBIT III

               International Brotherhood of Electrical Workers
                              Local Union No. 396

                            CHECK OFF AUTHORIZATION

I, _______________________________________________________, herewith authorize
                 (print name)         (employee no.)

Nevada Power Company to deduct initiation and/or reinstatement fees and monthly dues owing to the Union, in accordance with the Constitution and By-Laws of the Union, and direct such amounts so deducted be sent to the Secretary-Treasurer of the Union for and on my behalf.

     When the full amount of the initiation or reinstatement fee has been withheld from my earnings, such authorization for deduction of initiation or reinstatement fee only shall be null and void, and shall thereafter have no further force or effect.

     This authorization shall be irrevocable for the period of the applicable agreement between the Union and the Company, or for one (1) year, whichever is lesser, and shall automatically renew itself for successive yearly or applicable agreement periods thereafter, whichever is lesser, unless I give written notice to the Union, registered, Return Receipt Requested, of my desire to revoke the same. The Union will notify the Company on a biweekly basis if necessary of those employees who wish to revoke this deduction; such deductions will cease in the pay period following receipt of such notice from the Union.

     It is recognized that neither the Company nor the Union shall be under any liability to me, the undersigned, with respect to the deductions provided herein.

Signed

________________________________________________________________________________

Date

________________________________________________________________________________

                                  EXHIBIT IV
                             SICK LEAVE AGREEMENT

INTRODUCTION

The Union agrees to share the responsibility in protecting the sick leave plan from abuses by any of its members, recognizing that the plan is intended to provide pay coverage under situations of actual need.

MEDICAL ATTENTION

Sick leave may be used for obtaining medical information or treatment including exams or treatments for care of the eyes or teeth of eligible employees. Such absences should be approved in advance where possible and limited to the time necessary for treatment or examination or recovery.

ALCOHOL AND DRUG ABUSE

An employee who seeks professional treatment to correct a problem of excessive use or dependence on a alcohol or other controlled substances will be placed on medical leave of absence for such treatment. Available unused sick leave may be used while under professional treatment. Arrangements for treatment must be made with the EAP Provider and the Company and such treatments will be kept as confidential as possible. Employees who receive such treatment will be expected to observe all conditions and attend all meetings which are required as part of the total rehabilitation program. Evidence of abstinence may be required as a follow-up and negative findings may result in termination.

                                   EXHIBIT V
                          TEMPORARY LAYOFF PROVISIONS

The following provisions shall apply relative to a temporary layoff, as referenced in Article 5.4 (LAYOFF PROVISIONS):

NOTIFICATION: Should the Company initiate a temporary layoff, affected employees shall be notified in writing as soon as possible, and will have three (3) days to indicate their interest for consideration in the layoff.

ELIGIBILITY: Temporary layoffs, out of line of seniority, shall be strictly voluntary. If there are more volunteers than needed within a classification, selection shall be determined by highest Company seniority of the interested employees. If two (2) or more employees have the same Company seniority date, the highest score on the most recent performance appraisal will break the tie. If there are no volunteers, the Company shall explore other alternatives that may satisfy the temporary layoff situation.

TIME FRAME: A temporary layoff shall be for the stated time period or less, as indicated in writing at the time of notification. If, during the temporary layoff, the Company recognizes that the layoff may extend beyond the original time frame, employees in layoff status shall be given the option to extend or return to work. If the temporary layoff ends before the stated time frame, employees will be notified immediately, and expected to return to work the next day unless other arrangements are approved by management.

PAY: Employees shall be paid approximately 70% of their current income, which includes income received from unemployment compensation as a result of the layoff. The following formula shall be used to calculate an employee's gross wages while on temporary layoff:

     Base rate x 40 Hrs. x 70% - Unemployment Income = Weekly Gross Wages

For the purpose of this calculation, the unemployment compensation amount will be subtracted to arrive at gross wages even if the employee does not receive this benefit. The exception to this provision will be for the first week of the temporary layoff, when employees will be required to serve a waiting week for unemployment compensation. For this initial week, employees will be paid 70% of their base rate.

VACATION: No adjustment to vacation accrual shall be made during the first sixty
(60) calendar days of a temporary layoff. However, once the sixty (60) day period has elapsed, an employee's vacation accrual shall be adjusted and treated as any other leave, as outlined in Article 12.4 (VACATION ADJUSTMENTS). If employees are in layoff status and unable to use their vacation allotment for that year, the unused vacation shall be automatically carried over to the next year.

SICK LEAVE: Employees shall continue to accrue sick leave monthly, as if they were working. However, employees will not be eligible to use sick leave or short-term disability during the period for which they are on temporary layoff.

HOLIDAYS: Employees shall not be entitled to holiday pay while on temporary layoff. The only situation that would warrant holiday pay is if they began or were recalled from temporary layoff during the week of a holiday.

                                  EXAMPLE
                                  -------

          If the temporary layoff begins on Tuesday of a week with a Monday holiday, the employee would receive holiday pay for that day.

These provisions do not apply to the floating holiday, as the employee would be allowed to reschedule the day at a future time. If as a result of a temporary layoff, an employee is unable to schedule their floating holiday, they will be allowed to carry this holiday into the following year.

SENIORITY: An employee's seniority shall continue to accrue during the period of layoff.

BENEFITS: An employee's benefits shall remain the same during the period of layoff. Employees monthly contribution will be deducted from these bi-weekly checks.

PROMOTIONAL OPPORTUNITIES: Employees shall be eligible to indicate their interest in promotional opportunities that may arise during the period of layoff. However, they must individually assume the responsibility of meeting appropriate deadlines for consideration. Any employee awarded a promotion or transfer while on temporary layoff, will be returned to work immediately.

RECALL: Should the Company need to recall employees in a specific classification prior to the previously stated date, employees shall be recalled by Company seniority on a volunteer basis. If there are no volunteers to return, inverse seniority will be used to satisfy these requirements. Any issues delaying an employee's return to work will be addressed on an individual basis. However, the monetary benefits associated with a temporary layoff will end on the date of recall.

May 20, 1988

Mr. James Brimer
International Brotherhood of
Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING - ARTICLE 14.4
--------------------------------------

Dear Mr. Brimer:

Prior to January 1, 1976, employee participants in the Nevada Power Company Retirement Plan were required to contribute slightly less than 3% of their straight time earnings to defray the Company cost of retirement benefits. Effective January 1, 1976, the Company paid the full cost of the retirement benefits plan.

On January 1, 1988, twenty-eight (28) employees covered by the Clerical Collective Bargaining Agreement were active employees and had made contributions toward their retirement benefits. Records have been maintained on the amount of each of the twenty-eight (28) employees showing the accumulation of the direct contributions made by these employees and the earnings, through investments on their contributions through December 31, 1975. The Company has, in accordance with IRS regulations, agreed to credit the 12/31/75 account balances with five percent (5%) interest per year until disposition of these funds was made individually with each of these employees.

The Company has now agreed to standardize the retirement plans in the area of funding for retirement benefits. To standardize, the Company has agreed to return monies contributed prior to January 1, 1976, by the twenty-eight (28) employees to the employees plus earnings and interest at five percent (5%) per year if the employee requests return. The Company is permitting the selection of several options which are described in the following paragraphs:

OPTION I:        Participants in the Nevada Power Company Retirement and
EMPLOYEE         Thrift Plan actively employed on January 1, 1988, may elect
--------
CONTRIBUTION     to receive their employee contribution to the Plan, along
------------                      --------
                 with earnings and interest, computed at 5% per annum from January 1, 1976 through April 30, 1988. If the employee's contributions are withdrawn, the monthly benefit that is calculated using final average earnings, credited service and social security benefit will not be reduced.

OPTION II:       Participants in the Nevada Power Company Retirement and
EMPLOYEE         Thrift Plan actively employed on January 1, 1988, may
--------
CONTRIBUTION     choose to leave their employee contributions in the Plan,
------------                           --------
                 along with earnings and interest computed at 5% per annum from January 1, 1976, until retirement or termination from Nevada Power Company and receive a lump sum payment of their employee account at that time. This withdrawal of the employee's contributions will not reduce his monthly benefit.

OPTION III:      At the time of termination or retirement, participants in
EMPLOYER         Nevada Power Company Retirement and Thrift Plan actively
--------
CONTRIBUTION     employed on January 1, 1988, may elect to withdraw the
------------     employee contribution to the Plan which will include
                 --------
                 interest computed at 5% per annum from January 1, 1976, until the date of termination or retirement. This election will be available whether they have withdrawn the employee contribution in 1988 or at the time of termination. If the employer's contribution is withdrawn, the employee's annuity would be reduced by an equivalent amount calculated by accumulating the total employer account value with 5% interest to normal Retirement Date dividing by 120 and multiplying by the ratio of actual years of credited service to years of credited service at normal retirement.

OPTION IV:       Participants in the Nevada Power Company Retirement and
EMPLOYER         Thrift Plan actively employed on January 1, 1988, may
--------
CONTRIBUTION     elect to leave the employer's contribution in the Plan,
------------
                 along with earnings and interest computed at 5% per annum from January 1, 1976, until the date of termination or retirement. If the employer's contribution is not withdrawn, there will be no reduction of the employee's monthly benefit.

Very truly Yours,


/s/ Cynthia K. Gilliam
Vice President, Human Resources

ACCEPTED:

/s/ James Brimer
Business Manager and Financial
Secretary, IBEW Local 396

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING:
-----------------------

DISCIPLINE RELATIVE TO TARDINESS AND ATTENDANCE

Dear Mr. Anzinger:

Both the Company and Union recognize that having reliable employees with good attendance is central to achieving the Company's goals and mission. Both parties also recognize that the majority of employees have good attendance records and display a true commitment to their occupation and work groups. However, in an effort to assist those employees who may have an attendance problem and minimize the burden placed on fellow employees, the Company and Union have agreed to waive the time off the job (i.e. one (1) day suspension, three (3) day suspension) and document those steps of progressive discipline on paper only.

It is incumbent on both parties to communicate that although employees will not be subject to lost time, this should in no respect minimize the seriousness of this action. This agreement will remain in effect until February 1995, at which time the Company and Union will reconvene to discuss extending or discontinuing this agreement.

Very truly yours,

/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING-
------------------------

LABOR/MANAGEMENT MEETINGS

Dear Mr. Anzinger:

Both the Company and Union recognize the value in formally convening to discuss issues that affect departmental policies, procedures, and collective bargaining provisions. As such, during the negotiations of the Plant agreement, which expires in February 1994, the Company and Union agreed to continue holding departmental labor/management meetings as a forum to clarify, address interests, and problem solve solutions that mutually benefit all employees. Attendees shall include stewards, team leaders, and other employees reporting to that department or location, and meetings shall be held as needed, but not less than every sixty
(60) days.

The Company recognizes the value of participation and input from all its employees and the Union's facilitation of this process is critical to our mutual success.

Very truly yours,

/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING:
-----------------------

ORGANIZATION STUDY

Dear Mr. Anzinger:

In May of 1993, the Board of Directors provided the necessary approval for the Company to begin on an Organization Study. This study has provided us with an opportunity to take a fresh look at Nevada Power Company, assess the way our work is organized to provide faster, more efficient service to our customers, and evaluate the way we communicate with each other to resolve problems more efficiently.

During the negotiations of the Plant agreement, which expires in February 1994, the Company and Union agreed that as the Company streamlines work processes, there will be occasions which will require the Company and Union to reconvene to discuss issues of flexibility, changes in technology, and maximizing resources. Both parties recognize that changes promoting efficiencies in the work place benefit all employees, and the Company and Union will continue to promote and support ideas that meet those interests.

Very truly yours,

/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

January 6, 1994

Mr. James Anzinger

International Brotherhood of Electrical Workers. Local 396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING:
-----------------------

WORK/FAMILY ISSUES

Dear Mr. Anzinger:

During the negotiations of the Plant agreement, which expires in February 1994, the Company and Union recognize that work/family issues will continue to be at the forefront of workplace activities. As such, the Company and Union have agreed to address the issues of job sharing, telecommuting and other alternative work schedules or programs which allow both the Company and employee maximum flexibility without jeopardizing customer service.

These issues will be addressed through labor/management meetings and may be initiated on a case by case basis.

Very truly yours,

/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING:
-----------------------

WORKING FOREMAN CLASSIFICATION

Dear Mr. Anzinger:

Both the Company and Union agree that significant changes in the generation and warehousing departments have resulted in a redistribution of work originally assigned to working foremen. As a result, during negotiations of the Plant agreement, which expires in February 1994, the Company and Union agreed to discuss working foreman pay provisions commensurate to responsibilities and the possibility of a lump sum buyout in the form of Company stock in the employees' 401 K account. These issues and other remedies shall be discussed with the Union and affected employees by February 1995.

Very truly yours,

/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local

August 12, 1996

Mr. Jim Anzinger
Intemational Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING
-----------------------

RED CIRCLE RATES

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to compensation for employees paid at the red circle' rate who are reclassified to lower-level positions outside of the job posting system (i.e., voluntary transfers to lower-level positions, etc.).

When employees, who are paid a 'red circle' rates are reclassified to a lower-level position, the 'thereafter" rate of the lower-level position will be assigned.

Very truly yours,


/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:


/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

December 4, 1996

 Mr. Jim Anzinger
 International Brotherhood of Electrical Workers
 Local Union #396
 3520 Boulder Highway
 Las Vegas, Nevada 89121

 LETTER OF UNDERSTANDING
 -----------------------

 Dear Mr. Anzinger:

 This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to the Maintenance Technician Classification at Reid Gardncr.

 Both the IBEW and the Company agree to expand the role of the Maintenance Technician to include lubricating coal conveying equipment such as conveyors, feeders, etc. This is specifically non-mobile coal yard equipment.

 In addition, the following is an attempt to clarify the equipment the Maintenance Technicians will be authorized to operate - vacuum truck, back hoe, water truck, dump truck, crane, anything other than dozers, shakers and trains (which are the responsibility of the Coal Yard Equipment Technicians). When the water truck is required to be used in the coal yard on the coal pile, Coal Yard Equipment Operators will perform this function.

 Very truly yours,


 /s/ Daniel S. Potter
 Director Employee Relations and Diversity

 Agreed:


 /s/ James Anzinger
 Business Manager and Financial Secretary
 IBEW Local #396

March 31, 1997

Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING
-----------------------

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company made regarding the movement and status of employees who were displaced during the organizational restructuring during NP2000 in 1993/94.

The following list is an updated list to show who is still eligible for movement and under what conditions. (NOTE: Employees who have been removed off the original list are those who have received promotions into positions other than those they held during the original restructuring process.)

Welders:                   Larry Eilers
                           Wilbur Tarr
Mechanics:                 Mike Solis
                           Terry Dickson
                           Dennis Banfill
Auxiliary Operator:        Clay Pulley

Should any assignment, in the above identified classifications, last longer than 90 days, the people listed above in their respective classifications will receive the assignment based on company seniority date.

Very truly yours,


/s/ Daniel S. Potter
Director, Employee Relations and Diversity

AGREED:


/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

March 31, 1997
Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING
-----------------------

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to the use of Operations working in Maintenance at Reid Gardner.

Both the IBEW and the Company agree that it is mutually beneficial to agree to changes that allow operations to work in maintenance and go from 12's to 10's while assisting maintenance with required work. The following are the specifics:

1. The Company will provide seven (7) days calendar days notice. This will result in no monetary penalty to the company. If the seven (7) days is not followed, then penalties will be handled as identified in the CBA.

2. With regard to overtime equalization, operations will be placed in their own classification for the purposes of overtime. This includes control operators, auxiliary operators, and assistant control operators. Operations will also be included on their respective overtime list for weekend coverage as long as it doesn't interfere with the scheduled maintenance work.

The hours that they have in their current OT pool will merely be moved over. This classification will be called after MUT's.

3. Individuals will first be asked to volunteer. If we receive no volunteers, then we will use reverse seniority. This will be done by seniority by classification by crew.

4. The time frame/period for pulling employees from operations to maintenance will be throughout the duration of an outage season. This will continue for 90 consecutive days or can be extended if a person volunteers to do so. (There are two outage seasons: January through June and July through December). This will occur for a maximum of 180 days within a twelve month period.

5. Upon completion of the assignment, the individual will go back to the original shift with no penalty to the employee and will fall right back into their normal rotation.

6. In emergency situation, operators could be called back to do operations work.

7. Operators assigned to Maintenance will be paid shift differential (78 cents).

The above changes reflect the Company and Union's interest in working together to provide a future for our employees and the ultimate success of the Company.

Very truly yours,


/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:


/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

June 14, 1999

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union 9396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING

Dear Mr. Anzinger:

This letter is to document the agreement between the Company and the Union regarding the "Lead" classification. It is agreed that we will utilize this classification for the Operations department at Clark/Sunrise/Harry Allen and Reid Gardner work schedule for the position will be Monday through Thursday 0600 - 1630 with a corresponding rate of pay of $29.48.

The position description as defined in the Collective Bargaining Agreement is as follows:

"In the absence of appropriate supervision and when directed, leads, assists and works with other departmental personnel to ensure the efficient operation of related activities. May be required to develop schedules, direct work assignments, prepare job related reports, complete other administrative duties, function in a journeyman capacity, and perform other work as needed. Employees will perform any an all tasks for which they are properly trained and can competently and safely perform."

Some of the duties will include maintenance of the red tag database, function as red tag operator, coordination of the outage schedule with maintenance, and issuing of clearances.

In addition, this individual must be highly proficient at the Combined Cycle Control Operator position. This person will assist with unit operation and training. Functional requirements include unit monitoring and trending for optimum unit operational efficiencies.

The need for this lead position will be jointly re-evaluated twelve months after its inception.

Very truly yours,



/s/ Mark Sandoval Director, Plant Operations

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW #396

July 26, 1999

Mr. James Anzinger:
International Brotherhood of Electrical Workers
Local Union 4396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING
-----------------------

Dear Mr. Anzinger:

This letter is to document the agreement between Nevada Power Company and the International Brotherhood of Electrical Workers, Local Union #396, regarding training being conducted for operations and lab employees at the Reid Gardner and Clark Sunrise / Harry Allen generation facilities on an individuals day off.

An individual or individuals that voluntarily come to the plant site for the specific intent of receiving formalized training shall receive such training, on straight time.

This job specific training must be formally outlined and documented. This training may include application of an operating procedure, such as the startup of a unit or rolling a turbine, etc., where the trainee is receiving on the job training by assisting another with a specific assignment that has been formally outlined for the purpose of being documented. This does not apply to instances where an employee is called out to assist another with a specific assignment due to operational needs.

Very truly yours,



/s/ Mark Sandoval
Director
Power Delivery Operations

AGREED:



/s/ James Anzinger

Business Manager and Financial Secretary
IBEW #396

August 23, 1999

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING
-----------------------

Dear Mr. Anzinger:

This letter is to document the agreement between the Company and the Union regarding the Retail Customer Representative position currently located at Reid Gardner Station, which supports Clark Station as well. This position is currently held by Debbie Hardy.

It is agreed that with the creation of the generation-specific contract, this position will become a part of the Generation Collective Bargaining Agreement, eliminating the need for the clerical agreement at the plants.

The position title is Generation Customer Representative. The position job description is as follows- Performs fairly sophisticated functions defined by regular application of office equipment and business software systems. Extensive customer interaction and a significant degree of decision-making authority is required., Performs other related duties as required for which the employee is capable and qualified to perform as assigned.

The type of work performed includes but is not limited to:

 .  Administer blanket PO's by ordering and receiving
 .  Verify billings and process payments
 .  Input requisitions
 .  Conduct research on issues
 .  Assist Accounts Payable
 . Assist with drafting, including organizing and maintaining the prints library . Create indexes, file and organize areas as needed
 .  Create and prepare various reports and spreadsheets as required

The wage for the position will be:
Remainder of 1999 = $16.50 per hour
1/31/2000 = $16.99 per hour
1/29/2001 = $17.49 per hour

Very Truly Yours,


/s/ Mark Sandoval
Director, Power Delivery

AGREED:


/s/ James Anzinger
Business Manager and Financial Secretary
I BEW #396

September 9, 1999

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING
-----------------------

Dear Mr. Anzinger:

This letter is to document the agreement between the Company and the Union regarding clarification of the rest period for the ten hour shift.

Article 6.8 of the Collective Bargaining Agreement states, " Employees who are required to work overtime within the eight (8) hour period immediately preceding their scheduled starting time on a regular work day, shall be entitled to time off with straight time pay equal to time worked during this time frame." In the case of the Ten Hour Shift Agreement, it is agreed that the eight (8) hour rest period will be replaced with a ten (10) hour rest period.

Very truly yours,



/s/ Mark Sandoval
Director, Power Delivery Operations

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW #396

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers,
Local 396 3520
Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING:
-----------------------

VACATION/SICK LEAVE BONUS

Dear Mr. Anzinger-

During negotiations of the Plant agreement, which expires in February 1994, both the Company and Union recognize that our ability to succeed in a competitive environment is the result of effectively utilizing material and human resources. As such, in an effort to minimize increases in manpower resulting from scheduled time off, the Company and Union agreed to explore an additional option for consideration by employee's eligible for the vacation and sick leave bonus. Issues relative to a buy-out in the form of Company stock placed in the employee's 401K account, or cash, shall be discussed and addressed, including the possible tax ramifications.

Very truly yours,



/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

September 13, 1999

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING
-----------------------

Dear Mr. Anzinger:

This letter is to document the agreement between the Company and the Union regarding sick leave buyback. The cut off date for the sick leave balance that will be used is September 19th.

The second vote for sick leave buy back indicated that employees unanimously wanted a sick leave buy back at 75 cents on the dollar.

The amount will come in a separate check and be available by the end of the day September 20th. The amount will be subject to 401K match and appropriate withholding.

Very truly yours,



/s/ Trudy Haszlauer
HR Business Partner, Generation

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW #396

June 25, 1999

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF UNDERSTANDING:
-----------------------

SEVERANCE ALLOWANCE PLAN

The Company and Union agree that the sale of the generating facilities will not trigger the Severance Allowance Plan. The Severance Allowance Plan will no longer be included in the Generation Collective Bargaining Agreement. The Company will require the buyer to maintain the employment of bargaining unit employees assigned to the plants and require the additional terms and conditions indicated in this settlement.

This Severance Allowance Plan agreement does not impact the Severance Plan outlined in Article 5.5.

Very truly yours.



/s/ Mark Sandoval
Director, Southern Operations

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

November 25, 1997

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING
-----------------------

Dear Mr. Anzinger:

This letter is to document the agreement between the Company and the Union regarding the classifications of Electrical and Instrument Technician. They are currently identified in the contract as two separate classifications. There is, however, a separate classification called Apprentice Electrical/Instrument Technician. These apprentices are within six months of journeying out. In order to accommodate their appropriate reclassification, we agree to create a new and separate classification called Journeyman, Electrical/Instrumentation.

These apprentices, once journeyed out, will fall into this category. The description will be as follows:

Performs a wide variety of skilled electrical and instrumentation work in the installation, maintenance and repair of a generation facility. Will perform any and all tasks for which they are properly trained and can competently and safely perform.

This document will create a new classification to be added to the Plant Collective Bargaining Agreement called Electrician/Instrument Technician. The rate of pay will be $25.03 per hour until a new contract and new wages are negotiated.

Very truly yours,



/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:


/s/ James Anzinger
Business Manager and Financial Secretary
IBEW#396

February 1, 1999

Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF UNDERSTANDING
-----------------------

Overtime Equalization Amendment

Dear Mr. Anzinger:

A) The updated overtime list will be made available every Tuesday afternoon

B) There will be three equalization groups: 1) Instrument/Electrical 2) Mechanic/Machinist 3) Welder

C) The lowest Mechanic, Machinist, Welder, Electrician and Instrument Technician will be notified. If accepted. they will be the first contacted for call outs, weekend call outs and/or Holiday coverage.

D) Job continuity will apply to all weekend work. The same individuals will work the same job all three days of the weekend.

F) If the individuals in paragraph C- cannot be contacted. the overtime list will be used to fill the vacancy as usual.

G) Red hours will be charged for a missed call, a refused call and to all those wit- equal or less hours than the individual with the lowest hours that agreed to work,

H) In the event of an error during a call out. the individual(s) "affected" will be offered work equal to the number of overtime hours missed within two weeks following notification of the mistake

1) Each January 1. the overtime list will be returned to zero in it's current order (to maintain the current order hundredths of an hour will be issued).

Agreed:



___________________________________
/s/ Mark Sandoval
Director, Power Delivery Operations



___________________________________
/s/ James Anzinger
Business Manager and Financial Secretary
IBEVV Local 396

May 4, 1998

Mr. James Anzinger Business Manager
International Brotherhood of Electrical Workers, Local #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT
-------------------

STATUS OF MAINTENANCE UTILITY TECHNICIANS AND MAINTENANCE TECHNICIANS

This letter is to document the agreement between the Company and the Union regarding the status of MT's and MUT's, effective February 1, 1998.

If an MT or a MUT decide to go through an apprenticeship program, they will be able to decide which program based on the previous skills sets they have acquired. If they do not have any previous skill sets in the journeyman capacity, they will choose from the mechanical field.

They will be evaluated where they are in the apprenticeship program. The program will be adjusted to the time required for the individual to complete their apprenticeship program not to exceed 4 (four) years. This will be based on the initial assessment completed by the trainer in conjunction with the power delivery apprenticeship committee.

This apprenticeship program will be open only to MT's and MUT's in generation and will not be open to anyone else in the company.

The majority of the apprenticeship program will be done on the individuals' own time.

If they cannot complete the apprenticeship program for any reasons, they will revert back to their previous position (i.e. MUT will go back to MUT and MT will go back to MT).

If a person has to revert back to their previous position, they will be returned to the rate of pay they had with their previous position.

A written and skills assessment will be done on a one on one basis with the trainer and the power delivery apprenticeship committee.

Very truly yours,


/s/ Gloria Banks Weddle Vice President, Corporate Services

AGREED:


/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 4, 1998

Mr. James Anzinger
Business Manager
Brotherhood of Electrical Workers
Local #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT:
-------------------

OVERTIME EQUALIZATION

This letter is to document the agreement between the Union and the Company regarding Overtime Equalization.

The Company and the Union agree that the power delivery overtime equalization committee will gather to discuss and finalize overtime equalization within the second quarter of 1998.

Very truly yours,


/s/ Gloria Banks Weddle
Vice President, Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 4, 1998

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT
-------------------

FLEXIBILITY LANGUAGE

This letter is to document the agreement between the Company and the Union regarding the intent of the flexibility language for positions as stated.

"Employees will perform any and all tasks for which they are properly trained and can competently and safely perform."

This language has been added to all generation classifications currently in the contract.

* all training must be formally documented
* employee must feel competent about doing the work requested
* OSHA requires certain jobs and functions to be performed and certified every year -these will be defined at a later time
* refresher courses may be required
* must be able to perform job safely

For example: Lab Technicians will work at the RCC and Water Treatment if needed (both at Clark and Reid).

This clause allows the Company to offer training to the employees to expand their knowledge. The Company will ask for volunteers first. The interest is in placing training efforts into those individuals who have a desire to take advantage of this training and then put into action what they have learned.

Documentation means book work in addition to practical and demonstrated application as well.

Very truly yours,


/s/ Gloria Banks Weddle
Vice President, Corporate Services

AGREED:



/s/ James Anzinger
IBEW Local #396


January 6, 1994

                             AMENDED June 25, 1999

May 4, 1998

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT:
-------------------

NEWLY HIRED JOURNEYMEN IN GENERATION

This letter is to document the agreement between the Company and the Union regarding all new hires into Maintenance and Operations classifications. This letter contains supplemental information to the job description contained in the Collective Bargaining Agreement.

1. The newly hired employees will be hired into the existing vacancy classifications.

2. At ratification of contract a two-tiered wage will be in effect. This will only effect any new hire. This will not effect any current employees and will not convert to newly hired wage rates in case of a transfer or promotion. The new language will require an 18% decrease in hourly wages with the last cent being rounded up to 0 or 5.

3. These individuals will be expected to successfully complete their three and five month evaluation.

4. All newly hired personnel in Operations and/or Maintenance will be required to transfer between plants provided there is 48 hours notice. There must be notice when transferring people. Otherwise, the Company will pay the penalty of movement, which will be two (2) hours of pay at straight time rate. Operations can work in Maintenance and Maintenance can work in Operations when the units are in outage.

5. These individuals can work any established shift recognized by the Company and Union (i.e., weekend coverage, 4-10's, 8's, rotating, etc. as assigned) provided 48 hours notice is met. They will receive the appropriate shift differential.

6.  These individuals will be required to purchase and supply their own tools.

7. Maintenance Journeymen (existing or newly hired) shall not be authorized to do operation work and operations will not be authorized to do maintenance work while on shift. Operations will be allowed to perform some intermediate maintenance tasks on shift when properly trained (i.e., lubrication, packing adjustments, filter changes, painting, etc.).

8. Training will be offered to the existing employees first concerning the cross training of crafts. This will be done before any training is offered to the newly hired individuals concerning cross training. We will not force any existing employees to participate.

9. Any existing journeymen have the ability to volunteer for either the shift changes or plant transfers provided they accept the terms and conditions outlined in this document. No existing employees will be forced to participate in any of these duties as outlined in this document.

Very truly yours.


/s/ Mark Sandoval
Director, Southern Operations

AGREED:


/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 4, 1998

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT-
--------------------

STATUS OF UTILITY OPERATORS

This letter is to document the agreement between the Company and the Union regarding the status of Utility Operators at Reid Gardner Station.

The Company and the Union agree to promote the existing Utility Operators at Reid Gardner to the position of Auxiliary Operator effective the ratification of the contract.

With this transfer, we agree to eliminate the positions of Coal Yard Technician and Utility Operator within Power Delivery.

Very truly yours,



/s/ Gloria Banks Weddle
Vice President Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 4, 1998

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT:
-------------------

POWER DELIVERY APPRENTICESHIP COMMITTEE

This letter is to document the agreement between the Company and the Union regarding the creation of a power delivery apprenticeship committee.

A committee will be formed and convened before June 1998.

The committee will define the rules, requirements, etc. and will create (revise existing) the apprenticeship handbook.

Very truly yours,



/s/ Gloria Banks Weddle
Vice President, Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 4, 1998

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT:
-------------------

MOVEMENT OF EXISTING EMPLOYEES FROM ONE POSITION TO ANOTHER

This letter of agreement is to document the agreement between the Company and the Union regarding the moving from one position to another on an involuntary basis within power delivery.

If a person is involuntarily required to move from their existing position into another position in power delivery, the person will retain their existing salary, and when applicable, will be red circled.

Very truly yours,



/s/ Gloria Banks Weddle

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 4, 1998

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT:
-------------------

CONTRACT EDUCATION AND INTENT

This letter is to document the agreement between the Company and the Union regarding the education of appropriate individuals of the intent, interpretation and administration of the new CBA. This education will take place within sixty
(60) days of the signing of the contract.

After the contract is voted and ratified, we agree to conduct labor/management joint meetings to discuss and define the intent of the newly voted contract as it applies to management and the Union.

Minutes will be taken of these meetings and published upon joint approval.

Very truly yours,



/s/ Gloria Banks Weddle
Vice President, Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 4, 1998

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT:
-------------------

E/I CLASSIFICATION

This letter is to document the agreement between the Union and the Company regarding the E/I Classification.

The Company and the Union agree to the following with regard to the joint classification:

 .  Start with a fair review of E and I skills.

 . Refresher course will occur every three to five years in order to maintain current skill sets.

 .  Employees will be rotated through schools.

 . Both crafts will work together on each others' jobs and provide cross training.

 .  Advanced training should be the same for both classifications.

 . When employees are sent to school, every effort will be made to send E and I together.

 . There will be a semi-annual review to see where people are. A test will be administered by a training individual that will be used as a tool and not as a disciplinary measure.

 . Every current Electrician or Instrumentation technician will be merged into the E and I Classification. Each individual will then be identified by their specialty within this classification for the length of this contract.

 . There will be input from the E and I Department to make up the test for the Journeymen.

 .  A list of schools that can be attended will be prepared.

 . Holiday coverage/weekend coverage for 1998/1999 will use electric and instrument separate classifications.

It is understood that if someone needs to be called out, it will be in the vacancy which was originated, until we are certain that cross training has been provided and documented. The individual called out must be properly trained and can fulfill the work requirements.

Very truly yours,



/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 4, 1998

Mr. James Anzinger
Business Manager
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT:
-------------------

CONTRACTORS FOR GENERATION

Dear Mr. Anzinger:

This letter is to document the agreement between the Company and the Union regarding the use of contractors within Generation.

The following are the agreements that were reached:

       . time and material jobs, continuing service agreements, still need to remain at journeyman wage rate; other than during Yearly Scheduled Published Outages.

       . union will have buy-in into the list of capital projects every year - a committee will be established (These lists indicate far enough in advance the kind of work that might have to be contracted out)

       . if there are big jobs that we can absolutely not do; then they will be contracted out (prior union discussion and input)

       . wage rates for capital projects will be $20.50 for journeymen or $10.16 for MUT's (wages will increase with ratification of the contract)

       . 4.3 does not apply to air conditioning and air handling units; janitorial; statewide fire protection (subcontracting will be at appropriate contract rate); and ponds (cleaning and lining repair)

       * $100,000 triggers review by IBEW before it goes out to contractor. Will evaluate 396 first, utilize third party union agreements next and NPC lead with contractors last.

       * Union and Company to review list and agreement must be reached and decision must be lived with. Cannot agree to disagree.

       .  System to be established to audit payroll records.

       .  If contractor is found not to be paying prevailing wages:

          1st offense    make restitution

          2nd offense    make restitution and contractor will not be
                         allowed top bid on NPC jobs for one year;
                         including subcontractors

          3rd offense    make restitution and won't be able to bid for
                         two years

          4th offense    make restitution and won't ever be able to bid
                         again

If contractor would be required to leave plant site, the Company would find an appropriate juncture to remove them from the plant site to ensure a smooth transition.

New plant construction is not work we normally do (i.e. Harry Allen Unit #2)

Employee Relations in conjunction with Plant Directors will have the responsibility of auditing and ensuring full compliance with the requirements of contract development, interpretation and administration (with regards to actual contractors and also internal customers' issues with interpretation and administration).

Contractors will not work overtime on jobs within our scope unless NPC regular employees are also at work.

Yearly Published Scheduled Outages
----------------------------------

          . Using contractors for scheduled outages $20.50 set price for contractors -any schedule (wage rate will increase at ratification on the contract)

          . Use contractors for Yearly Published Scheduled Outages and with Union approval for emergencies

          .    NPC journeymen do the higher skilled work or run the job

          .    Overtime still applies

          .    No shift restrictions

          . Suspend Article 6: with regards to wages, shifts (i.e. the contractor can work 2-12's and NPC will work 1-12 with the same number of Journeymen), shift differential, rest time, etc. other than what is required by law- power delivery only

          . Don't have contractors do regular work - out of scope of contract bid

          . Will continue and expand three party contract with other local unions

          . The outage rate is applicable to any work that is outage related (pre and post) like cleanup or warranty

Contractors can have a 1 to 4 ratio of Journeymen to Maintenance Utility Technician's excluding plant cleanup.

When a contractor comes on plant site, they need to know what their pay scale is and then publish it when they are on plant site.

Very truly yours,



/s/ Gloria Banks Weddle
Vice President, Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 27, 1998

Mr. Jim Anzinger

International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF AGREEMENT:
-------------------

PERFORMANCE EVALUATIONS REGARDING SENIORITY

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to performance evaluations scoring and rating as referenced in a couple of places in the contract.

We have jointly agreed not to use performance evaluations that utilize a numbered rating system. Therefore, in the contract where is states that for a tie breaker we will use the most recent performance evaluation and the highest score will break the tie, shall be disregarded. Articles 5.4 and 7.1, both dealing with Seniority, are impacted.

In the future, if two or more employees have the same Company seniority, the one with the best-documented evaluation shall break the tie.

Very truly yours,



/s/ Gloria Banks Weddle
Vice President, Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

May 27, 1998

Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121

LETTER OF AGREEMENT-
--------------------

1994 - THIRTY YEAR EMPLOYEES LOST VACATION

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to employees who achieved 30 years of employment in 1994.

The following employees shall have returned to them the one week (40 hours) of vacation that they lost.

               Kent Aldrich

               Richard Leonard

               Elmer Miller

               Wilmon Morgan Jr.

               Bruce Ream

Very truly yours,



/s/ Gloria Banks Weddle
Vice President, Corporate Services

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

January 8, 1999

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local 1396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT:
-------------------
36 for 40 Weekend Crew Holidays

Dear Mr. Anzinger:

This letter is to document the agreement between the Company and the Union regarding the holidays that will be observed by the 36 for 40 weekend crew for the next two years. This is an amendment to 11.2A contained in the original document.

11.2A COMPANY HOLIDAYS:

The following are to be considered holidays for this schedule:

                               1999                 2000

New Year's Day                 January 1            January 1
President's Day                February 14          February 20
Easter Day                     April 4              April 23
Memorial Day                   May 30               May 28
Independence Day               July 4               July 2
Labor Day                      September 5          September 3
Veteran's Day                  November 12          November 11
Christmas Day                  December 25          December 24

Note- It is understood that the holiday will be worked with the appropriate premium pay.

Very truly yours,



/s/ Daniel S. Potter
Director, Employee Relations & Diversity

AGREED:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

January 20, 2000

Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, NV 89121

LETTER OF AGREEMENT
-------------------

Tier II Wages

This letter is to document the agreement between the Company and the Union regarding the temporary postponement of the Tier II wage schedule for employees in the Generation Contract.

The Tier II wage schedule is suspended until December 31, 2000 or when a facility is sold, which ever comes first. When a facility is sold, the Tier II language immediately goes into effect for that facility upon the close of that transaction.

The Company and Union will meet and must mutually agree to renew this agreement in January 2001.

Very Truly Yours,



/s/ Mark Sandoval
Director, Southern Operations
Nevada Power Company

Agreed:



/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

                                  EXHIBIT XIV
                           REID GARDNER MAINTENANCE
                             Thirty-Six for Forty

ARTICLE NO 6A
WORKING HOURS AND RATES OF PAY

6.1A   DEFINITIONS:

SHIFT: Hours of work. FOR THE PURPOSE OF THIS AGREEMENT, THE HOURS OF WORK WILL BE 6:00 AM TO 6:00 PM.

SCHEDULE:  Days and hours of work.

WORK DAY:  TWELVE (12) hours in any one (1) day shall constitute the work day;

WORK WEEK: Except as provided for part-time employees, the basic work week shall consist of THREE (3) consecutive work days regularly scheduled between the hours of 12:01 am Monday, and 12:00 midnight Sunday, shall constitute the basic work week. The basic workweek of THIS SHIFT SHALL BE FORM FRIDAY, SATURDAY AND SUNDAY AND REFLECTS A SCHEDULE OF FORTY (40) HOURS OF STRAIGHT-TIME WORK.

REGULAR DAYS OFF: Days off shall be consecutive, however, they may not be within the basic workweek.

6.2A   BREAK PERIODS: A fifteen-minute relief period shall be provided for all employees during each one-half (1/2) of the shift. Work conditions permitting, each break period shall be given as near the middle of each one-half (1/2) of the shift as possible. WHEN EMPLOYEES WHO ARE ASSIGNED TO THESE SCHEDULES ARE HELD BEYOND THEIR NORMAL QUITTING TIME, THEY WILL RECEIVE AN ADDITIONAL FIFTEEN
(15) MINUTE BREAK, AS QUICKLY AS OPERATIONALLY POSSIBLE.

6.3A   LUNCH PERIODS: THREE-TWELVE (3/12) EMPLOYEES: These employees will be considered to have a THIRTY (30) MINUTE paid lunch period as part of their regular shift.

6.4A   OVERTIME: In computing overtime, intermission taken out for meals served other than on the job shall be deducted, and any holiday or vacation paid in that pay period will be considered as time worked.

TIME AND A HALF: Except as otherwise provided in this Article, the following situations shall require payment as one and one-half (1-1/2) times the regular established wage rate:

       .  Time worked in excess of TWELVE (12) hours per day.
       .  Time worked in excess of any of the THREE (3) scheduled workdays.
       . Work scheduled in the three hours immediately preceding the normal starting time.
       .  Employees who are scheduled to work an observed holiday.
       . Employees on THREE-TWELVE (3-1/2)'s who are scheduled or called out for overtime except as defined in "Double Time."
       .  Employees who are scheduled for overtime and such is canceled per
          Article 6.9 (REQUIRED NOTICE FOR OVERTIME).

DOUBLE TIME: Except as otherwise provided in this article, the following situations shall require payment at two (2) times the regular established wage rate:

       . Employees, who are scheduled to work within the first five (5) hours of the eight (8) hour period immediately preceding the normal starting time regardless of the day of the week.
       . EMPLOYEES WHO ARE CALLED-OUT FOR WORK ON AN OBSERVED HOLIDAY AS DEFINED IN ARTICLE 11A OF THIS AGREEMENT.
       . EMPLOYEES WHO WORK ON THE FIRST DAY (MONDAY) OF A SCHEDULED FOUR (4) DAY OFF PERIOD.
       . Employees, who are called out for overtime work within the eight (8) hours period immediately preceding their normal starting time, regardless of the day of the week with an overtime minimum as provided in Article 6.7A (CALL-OUTS).
       .  Employees who are called-out while on vacation per the provisions of
          Article 12.10A (CALL-OUT WHILE ON VACATION).

6.8    REST TIME: EMPLOYEES WHO ARE REQUIRED TO WORK OVERTIME WITHIN THE EIGHT
       (8) HOUR PERIOD IMMEDIATELY PRECEDING THEIR SCHEDULED STARTING TIME ON A REGULAR WORK DAY, SHALL BE ENTITLED TO TIME OFF AT THE RATE OF ONE AND ONE-HALF (1-1/2) TIMES THE ACTUAL HOURS WORKED. THIS WOULD CREATE THE POTENTIAL FOR 12 HOURS OF REST TIME. THIS IS NOT APPLICABLE TO A CALL OUT OR SCHEDULED OVERTIME OF THREE (3) HOURS OR LESS IMMEDIATELY PRECEDING THE EMPLOYEE'S NORMAL STARTING TIME.

6.9A   REQUIRED NOTICE FOR OVERTIME:
       SCHEDULED OVERTIME: In scheduling overtime work, a minimum of TWELVE (12) hours notice is required, prior to the start of any overtime for a particular day, and before leaving the work site on a regular work day. Without this notice, such work will be considered as a call out. It is understood that overtime, when work as an extension of a regular shift, does not require such notification.

EXAMPLE

       An employee assigned to a 6:00 am to 6:00 PM shift and is notified to work the next day (their day off) at 6:00 am. If notification is given by the end of shift (6:00 PM), this overtime is scheduled.

6.11A TRAINING EXCEPTIONS: The Company, may, for the purposes of training only, change schedules (REVERT BACK TO EIGHT (8) HOURS - MONDAY - FRIDAY) WHEN MUTUALLY AGREED UPON BETWEEN THE UNION AND THE COMPANY, WITHOUT INCURRING THE PREMIUM PENALTIES MENTIONED PREVIOUSLY.

STAFFING FOR THE TWELVE (12) HOURS SCHEDULE:

 .  VOLUNTEERS: THE COMPANY WILL SOLICIT VOLUNTEERS FOR ASSIGNMENT TO THIS
   SCHEDULE.
 .  A WAITING LIST (IN ORDER FROM THE MOST SENIOR QUALIFIED TO THE LEAST SENIOR
   QUALIFIED) OF VOLUNTEERS WILL BE KEPT FOR THE TWELVE (12) HOURS SCHEDULE. THIS LIST WILL BE USED TO STAFF ANY CHANGES IN THE PERSONNEL ON THE THREE-TWELVE'S (3-12's).

 .  VOLUNTEERS WILL BE ON A THREE (3) MONTH COMMITMENT TO THE 3-12 SCHEDULE IF
   ANOTHER VOLUNTEER EMPLOYEE CANNOT BE FOUND.
 .  IF THERE ARE NO VOLUNTEERS FOUND IN THE CLASSIFICATION, THE TWO LOW SENIORITY
   IN THAT CLASSIFICATION WILL BE ASSIGNED TO A 4-10 SPLIT WEEKEND SCHEDULE.
 .  HOLIDAY HOURS WILL BE TRACKED TO ENSURE EVERYONE HAS AN OPPORTUNITY TO USE
   THEIR 96 HOURS WHEN ROTATING BETWEEN 4-10'S AND 36 FOR 40 SCHEDULED.
 .  SCHEDULE ADJUSTMENTS WILL BE MADE TO FACILITATE PAYROLL AS NEEDED.

6.15A  MEALS:
MEAL TIMES: When working overtime before or after the regular day, or shift, or when called out for overtime work, and such work is continuous for two 92) hours or more, the Company shall provide all meals unless employees are released before the meal time. The normal unpaid meal times shall be:

 . One and one-half (1-1/2) hours before the employee's normal starting time, . Eight (8) hours before the employee's normal starting time, . SIX (6) hours after the normal starting time, and . ONE (1) HOUR after the normal quitting time,

Meals will be provided as close to these times as circumstances of the work will permit. Employees may elect to complete their assignment and take their meal period upon completion of their task. This meal period would be unpaid time unless directed by their supervision to work through their meal period. This paid lunch period will be limited to one-half (1/2) hour at the appropriate rate of pay.

ARTICLE NO. 11A
Holidays

11.2A  COMPANY HOLIDAYS:

FOLLOWING ARE TO BE CONSIDERED HOLIDAYS FOR THIS SCHEDULE:

                                   2000--      2001

NEW YEAR'S DAY - JAN.                 1           1

PRESIDENT'S DAY- FEB.                20          18

EASTER - APRIL                       23          15

MEMORIAL DAY - MAY                   28          27

INDEPENDENCE DAY - JUL.               2           6

LABOR DAY - SEPT.                     3           2

VETERAN'S DAY - NOV.                 11          11

CHRISTMAS - DEC.                     24          23

NOTE: IT IS UNDERSTOOD THAT THE HOLIDAYS WILL BE WORKED WITH THE APPROPRIATE PREMIUM PAY.

11.3A FLOATING BIRTHDAY/HOLIDAY: EMPLOYEES ASSIGNED TO THIS SCHEDULE DO NOT RECEIVE A FLOATING/BIRTHDAY HOLIDAY AS THE HAVE 96 HOURS OF HOLIDAY DESIGNATED AS DEFINED ABOVE.

11.4A BANKED HOLIDAYS: THE PROVISION TO BANK DOES NOT APPLY TO INDIVIDUALS WORKING THIS SCHEDULE.

ARTICLE NO. 12.A
VACATIONS

NOTE: VACATION HOURS WILL BE CHARGED AGAINST THE EMPLOYEE'S ACCRUED HOURS AS
FOLLOWS:

       FRIDAY     =   THIRTEEN (13) HOURS OF VACATION TIME
       SATURDAY   =   THIRTEEN (13) HOURS OF VACATION LEAVE
       SUNDAY     =   FOURTEEN (14) HOURS OF VACATION LEAVE

ARTICLE NO. 13A
---------------
SICK LEAVE

NOTE: SICK LEAVE HOURS WILL BE CHARGED AGAINST THE EMPLOYEE'S ACCRUED HOURS AS FOLLOWS:

       FRIDAY     =   THIRTEEN (13) HOURS OF SICK LEAVE
       SATURDAY   =   THIRTEEN (13) HOURS OF SICK LEAVE
       SUNDAY     =   FOURTEEN (14) HOURS OF SICK LEAVE

                         Alternative Shift Agreements
                    Four-Ten Hour Shift Schedule Agreement

The following provisions shall supersede the corresponding articles of the Plant Collective Bargaining Agreement for the purpose of establishing working conditions applicable to those employees assigned to the four-ten hour shift (4/10) schedule.

ARTICLE NO. 6A
--------------
WORKING HOURS AND RATES OF PAY
------------------------------

6.1A - DEFINITIONS:
SHIFT: Days and hours of work.
-----

WORK DAY: Ten (10) hours in any one (1) day shall constitute the work day.
--------

WORK WEEK: Four (4) consecutive work days, regularly scheduled between the hours
---------
of 12:01 am, Monday, and 12:00 midnight, Sunday, shall constitute the basic work week. The basic work week of regular day-shift employees shall be from Monday through Friday and reflect a schedule of forty (40 hours of straight time work.

REGULAR DAYS OFF: Days off shall be consecutive, however, they may not be within
----------------
the basic work week.

REGULAR DAY-SHIFT EMPLOYEES: Regular day shift employees are those employees who
---------------------------
are assigned to shifts which are established on a Monday through Friday schedule and work a shift which begins between the hours of 6:00 am and 11:59 am. When mutually agreed to by the Union and Company, the day shift starting time may be scheduled as early as 5:00am to take advantage of daylight hours.

SHIFT EMPLOYEES: Shift employees are all employees not defined as regular day-
---------------
shift employees.

SHIFT DESIGNATIONS: No shift periods shall start between the hours of 12:01am
------------------
and 5:59am, unless mutually agreed to by memorandum of understanding between the Company and the Union. The following designations shall apply:
 .   FIRST SHIFT: All ten (10) hour shift periods regularly scheduled to begin at 5:00am, or thereafter but before 12:00 noon shall be designated as first shifts.
 .   SECOND SHIFT: All ten (10) hour shift periods regularly scheduled to begin at 12:00 noon or thereafter but before 8:00pm, shall be designated as second shifts.
 .   THIRD SHIFT: All ten (10) hour shift periods regularly scheduled to begin at 8:00pm, or thereafter but before 12:01am, shall be designated as third shifts.

SHIFT DIFFERENTIAL: An incremental increase for working on a second or third
------------------
shift.

SHIFT PREMIUM: An incremental increase for all hours worked outside of the
-------------
employee's previous schedule for the first four (4) working days of a newly established permanent, temporary or emergency schedule.

SHORT CHANGE: A transfer from one established schedule to another with only one
------------
shift off between schedules.

COMPANY HEADQUARTERS: Any headquarters established for the purpose of engaging
--------------------
in work covered by this Agreement when such work will continue for an indeterminate period of time.

6.2A - BREAK PERIODS: A fifteen (15) minute relief period shall be provided for
--------------------
all employees not working seven day coverage during each one-half (1/2) of the shift. Work conditions permitting, each break period shall be given as near the middle of each one-half (1/2) of the shift as possible.

6.3A - LUNCH PERIODS: Supervisors will establish a meal period without pay,
--------------------
approximately five (5) hours after the start of a shift. Employees who are required to begin their lunch more than one (1) hour before or after the regular start of lunch time shall be paid during the lunch period at the straight time rate.

REGULAR DAY-SHIFT AND SHIFT EMPLOYEES: The unpaid lunch period shall not exceed
-------------------------------------
one-half (1/2) hour unless mutually agreed to by the Company.

6.4A - OVERTIME: In computing overtime, intermission taken out for meals served
---------------
other than on the job shall be deducted, and any holiday or vacation paid in that pay period will be considered as time worked.

TIME AND A HALF: Except as otherwise provided in this Article, the following
---------------
situations shall require payment at one and one-half (1 1/2) time the regular established wage rate:
 .   Time worked in excess of ten (10) hours per day.
 .   Time worked in excess of any four (4) scheduled work days in that work week.
 .   Work scheduled in the three (3) hours immediately preceding the normal starting time.
 .   Employees who are scheduled to work on an observed holiday.
 .   Employees who are scheduled for overtime and such is canceled per Article
    6.9 (REQUIRED NOTICE FOR OVERTIME).

DOUBLE TIME: Except as otherwise provided in this Article, the following
-----------
situations shall require payment at two (2) times the regular established wage rate:
 .              Employees, who are scheduled to work within the first five (5)
    hours of the eight (8) hour period immediately preceding the normal starting time regardless of the day of the week.
 .              Employees who are called out for work on an observed holiday.
 .              Employees who work on Sundays, with an overtime minimum as provided in Article 6.7 (CALLOUTS).
 .              Employees, who are called out for overtime work within the eight
    (8) hour period immediately preceding their normal starting time, regardless of the day of the week with an overtime minimum as provided in Article 6.7 (CALLOUTS).
 .              Employees who are called out for work to cover all or part of the thrid shift, with an overtime minimum as provided in Article 6.7 (CALLOUTS).

 .              Employees called out while on vacation per the provision of
     Article 12.10 (CALLOUT WHILE ON VACATION).

DOUBLE TIME AND A HALF: Except as otherwise provided in this Article, the
----------------------
following situations shall require payment at two and one-half (2 1/2) times the regular established wage rate:
    .          For all time worked in excess of sixteen (16) consecutive hours.

BREAK PERIOD: Employees entitled to pay at this rate will continue at this rate
------------
until they have been released for a period of at least six (6) continuous hours. Any break of six (6) hours will be considered an interruption of continuous work time. It is understood that any employee may be returned to work exactly six (6) hours from their most recent release, satisfying the required break. It is also understood that any employee released for such a break may be called back to work before six (6) hours have elapsed.

    EXAMPLE
If an employee's normal quitting time is 4:30 P.M. and who is called back and including travel time, takes their time back before 10:00 P.M., will receive 2 1/2 for all time after 10:00 P.M.

MEAL PERIODS: Meal periods while working overtime will not be considered as part
------------
of the six (6) hour break and will not be considered time worked, unless employees are directed to work through their meal period. Employee's unpaid meal period which occurs during regular work hours will be included in the computation of the six (6) hour break, when this break is calculated form the end of the employee's last regular shift. Accordingly, an employee may be called out five and one-half (5 1/2) hours from the end of their last regular shift without creating a requirement for this rate.

STRAIGHT TIME PAY: Employees sent home for a six (6) hour break will not lose
-----------------
any straight time pay for normally scheduled hours, as a result of such a break.

6.5A - OVERTIME EQUALIZATION: The Company will endeavor to distribute overtime
----------------------------
work as evenly as possible among those employees qualified to perform such work. For the purpose of distributing overtime, the Company will maintain and post overtime lists in each sub-department indicating time offered and time worked. Each department will create policies and procedures for overtime equalization through labor/management meetings.

6.6A - PAY PROVISIONS
PAY DAYS: Paydays shall be at biweekly intervals.
--------

WAGES: The schedule of job classifications and wage rates as mutually agreed to,
-----
are made a part of this agreement, and are marked "Exhibits I and II" respectively.

Wages shall be paid at biweekly intervals on the Thursday following the close of the two week pay period provided that if the regular payday falls on a holiday, payment shall be made on the preceding work day.

SPECIAL PAY REQUESTS: The Company recognizes there will be circumstances such as
--------------------
weeks of vacation and vacation in association with holidays which will create special requests of the payroll department. Unless the situation is an emergency, all special checks will be limited to individuals who are absent for at least the Wednesday through Friday of a pay week. Exceptions to this practice will require written approval from the department manager and must be presented to payroll no later than forty-eight (48) hours in advance of the requested time for payment.

RECOVERING OVERPAYMENTS: Deductions from an employee's wages, to recover
-----------------------
overpayments made in error, will not be made unless the employee is notified prior to the end of the month following the month in which the check in question was delivered to the employee. A schedule for repayment will be agreed upon by the Company and the employee.

6.7A - CALLOUTS
TWO HOUR MINIMUM: Employees called out for overtime duty shall receive a least
----------------
two (2) hours pay. Reasonable travel time (defined below) to and from home will be considered as time worked for the purpose of satisfying the two (2) hour minimum, and will be paid at the appropriate overtime rate.

         EXAMPLE #1                             EXAMPLE #2                              EXAMPLE #3
   Employees called out who               Employees called out who               Employees called out who
   work two (2) hours and travel          work four (4) hours and travel         work one (1) hour and travel
   one (1) hour (round trip) will be      one (1) hour (round trip) will be      one (1) hour (round trip) will be
   paid three (3) hours.                  paid five (5) hours.                   paid two (2) hours.

                          EXAMPLE #4                                  EXAMPLE #5
                    Employees called out who                 Employees called out who work
                    work fifteen (15) minutes and            into their regular shift shall be paid
                    travel one (1) hour (round trip)         the appropriate overtime premium for
                    will be paid two (2) hours.              at least two (2) hours, which includes
                                                             travel time to work only. This does
                                                             not change the normal starting time
                                                             for the purpose of extending the shift.

MULTIPLE CALLOUTS: Employees called out more than once in the twenty-four (24)
-----------------
hour period from midnight one day to midnight the following day shall be paid at least the two (2) hour minimum mentioned above for the first call. For subsequent calls, employees shall be paid for a one (1) hour minimum with the same travel time considerations mentioned above. For the purpose of this section, concurrent calls, or successive calls without a break in work time shall be considered as a single call.

TRAVEL TIME: Employees are entitled to time according to the following chart:
-----------
travel

   -------------------------------------------------------------
                              WORK LOCATIONS
   -------------------------------------------------------------
                              Las Vegas Valley      Reid Gardner
   -------------------------------------------------------------
   Las Vegas Valley           .5 hour               1 hour
   -------------------------------------------------------------
   Moapa Valley                1 hour               .5 hour
   -------------------------------------------------------------
   Boulder City               .75 hour              1.5 hours
   -------------------------------------------------------------
   St. George/Alamo            2 hours              1.5 hours
   -------------------------------------------------------------
   Mesquite                   1.5 hours             .75 hour
   -------------------------------------------------------------
   Henderson                  .75 hour              1.5 hours
   -------------------------------------------------------------

6.8A - REST TIME: Employees who are required to work overtime within the ten
----------------
(10) hour period immediately preceding their scheduled starting time on a regular work day, shall be entitled to time off with straight time pay equal to time worked during this time frame. This is not applicable to a call out or scheduled overtime of three (3) hours or less immediately preceding the employee's normal starting time.

If an employee is entitled to rest time off, such time off would normally begin at the start of the regular shift. By mutual agreement between the supervisor and the employee, rest time may be taken during the last part of the regular shift. An employee shall not be required to work during his rest period provided adequate relief is available, however, should an employee be required to work during this period, he shall receive straight time for all time worked during his rest period in addition to his rest period pay.

6.9A - REQUIRED NOTICE FOR OVERTIME:
SCHEDULED OVERTIME: In scheduling overtime work, a minimum of fourteen (14)
------------------
hours notice is required, prior to the start of any overtime for a particular day, and before leaving the worksite on a regular work day. Without this notice, such work will be considered as a call-out. It is understood that overtime, when worked as an extension of a regular shift, does not require such notification.

CANCELING OVERTIME: A minimum of twelve (12) hours notice is required on
------------------
canceling pre-scheduled overtime. When customer arrangements are involved, the Company must provide twelve (12) hours notice prior to the employee's next normal starting time.

When such notice of cancellation of pre-scheduled overtime work is not given in accordance with the above, employees involved will be paid for two (2) hours at established overtime rates if they report and are retained for work. When such notice of cancellation is not given in accordance with the above, but employees are later notified of work cancellation, they will be paid for two (2) hours at time and on-half (1 1/2).

6.10A - SHIFT DIFFERENTIAL: Fixed shift employees will be paid their shift differential for all hours worked on that day.

EXAMPLE
A second shift employee who works ten (10) hours on a particular day would be paid ten (10) hours of second shift differential.

FIRST SHIFT: No shift differential shall be paid for the first shift.
-----------

SECOND SHIFT: A differential shall be paid for the second shift according to the
------------
following schedule:
February 1, 2000........... $1.30 per hour
February 1, 2001........... $1.35 per hour

THIRD SHIFT: A differential shall be paid for the third shift according to the
-----------
following schedule:
February 1, 2000........... $1.45 per hour
February 1, 2001........... $1.50 per hour

The appropriate overtime rate will be applied to the shift differential. Shift differentials shall be payable only for hours actually worked and shall not be payable for non-work time such as holidays, sick leave, vacation and rest time.

6.11A - ESTABLISHING PERMANENT SCHEDULES: The right to establish working schedules and methods of shift rotation for employees, to assign individuals to schedules and to make changes in schedules, rests with the Company.

Company may schedule employees to work for periods of ten (10) hours per day for a minimum period of four (4) days at other than their regular work hours when additional shifts are required for emergency conditions involving the maintenance of repair of plant or station equipment.

Company shall pay overtime compensation for all work performed outside of the regular work hours for the first four () work days of any such situations. After the first four (4) day overtime requirement has 1 been fulfilled, the appropriate shift differential shall apply. On the fifth (5th) day and thereafter for the duration of any such situation, Company shall pay the straight time rate of pay for work performed on work days during the hours of work established under this section. If any such situation extends beyond four
(4) work weeks, Company and the Union may agree to rotate the assignments of employees thereto, but in such event the overtime compensation herein provided for will not be paid to any employee for more than the first four (4) work day period worked outside of regular work hours.

TRAINING EXCEPTIONS: The Company may, for the purposes of training only, change schedules without incurring the premium penalties mentioned above. The Company will notify all employees as far in advance as possible, but not later than the end of their last scheduled work day in the week prior to the training. If such notification is not given, and an employee is called at home and informed of a change in schedule for training purposes, this employee will be paid time and one-half (1 1/2) for the first two (2) days of the training for all hours worked outside of their normal schedule.

TRAVEL TIME FOR OUT OF TOWN TRAINING: Any employee who is required to travel out
------------------------------------
of town on a normal day off or after normal working hours for the purpose of Company training, will be paid actual driving time to and from the training site. When flying to such training, employees will be paid one (1) hour from their home to the airport, actual flying time to the destination, and one (1) hour from the airport to the hotel. All compensation for such travel time will be at a straight time rate and will not be considered time worked.

SCHEDULE PREFERENCE AGREEMENTS: The Company recognizes that in departments where
------------------------------
multiple schedules exist, there may be a desire to create a mechanism for movement between such schedules, while protecting the operational efficiencies of the organization. To satisfy these mutual interests, departments are encouraged to create shift preference agreements which will define the terms and conditions for the transfer from one schedule to another. Under no circumstances, would such transfers create premium pay liability in accordance with the provisions of this Article. Each schedule preference agreement will be created through labor/management meetings within the affected work group and will be acknowledged by memorandum of agreement between the Company and the Union.

6.13 - EMERGENCY OR TEMPORARY SCHEDULES: The Company may schedule employees to work for periods other than their regular work hours when additional schedules are required for emergency or temporary conditions. Such conditions are expected to last for less than ninety (90) days and, if they exceed this time frame they will be considered to be established schedules requiring compliance with the procedures for staffing and establishing schedules defined above, unless mutual agreement to extend such schedules is established by the Company and Union.

NOTIFICATION: The Company shall communicate the hours of work, meal periods,
------------
days off, location, nature of the work, estimated composition of the workforce, and expected duration of this schedule.

STAFFING OF EMERGENCY OR TEMPORARY SCHEDULES:
--------------------------------------------

VOLUNTEERS: The Company may solicit volunteers for assignment to these
----------
schedules. If employees volunteer for these assignments, they will receive a premium of time and one-quarter (1 1/4) for all straight time hours worked outside of their normal schedule or shift for the first five (5) days of this assignment. When there are more volunteers than required for the shift, the most senior, qualified employees will be assigned.

LEAST SENIOR QUALIFIED: The least senior, qualified employee in the
----------------------
classification affected, may be assigned. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

RIGHT OF ASSIGNMENT: The Company may assign employees to these shifts for
-------------------
operational efficiency 3 purposes. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

SHIFT DIFFERENTIAL: After the five (5) day premium requirement has been
------------------
fulfilled, the appropriate shift differential shall apply.

RATE OF PAY AND ROTATION: On the first day that there is no requirement for a
------------------------
premium and each day thereafter, the appropriate rate of pay and shift differential, if applicable, will be provided for all hours worked. If any such schedule extends beyond forty-five (45) days, the Company and the Union may agree to rotate the assigned employees. Employees returned to their former schedule as a result of this rotation, will not be entitled to the premium mentioned above.

RETURN TO ORIGINAL SCHEDULE: At the completion of this assignment, employees
---------------------------
will be returned to their original schedule without a requirement for any additional premium payment. Employees who are assigned to an emergency or temporary schedule and are returned to their original schedule before five (5) days have elapsed, will be entitled to the premium mentioned above for the five
(5) day period.

EXAMPLE
     Employees who are assigned a new schedule during their regular work schedule are entitled to premium pay as outlined in Article 6.0 for the next 40 regular straight time hours..

6.14A - OUT OF TOWN WORK:
BOARD AND LODGING: The Company will furnish adequate board and lodging for all
-----------------
employees sent on out-of-town work. This rule does not apply to noon day meals where employees start from and return to headquarters everyday, nor does it apply to employees hired for any particular job which may be outside the city or where employees travel to and from regularly assigned headquarters on Company time.

EQUALIZING ASSIGNMENTS: When making temporary out of town assignments, the
----------------------
Company will endeavor to distribute such assignments equally among all employees qualified to perform such work.

PER DIEM: Employees temporarily assigned to established headquarters located
--------
more than forty (40) miles from their regularly established headquarters who elect not to stay at the assigned work locations will be furnished transportation for the initial trip and final trip at Company expense, and shall receive forth-three dollars ($43.00) for each day they are assigned to and work at a temporary location. If work extends beyond the weekend, the Company may, at its' option, pay travel to home base Friday night and return to work location Monday morning.

MILEAGE ALLOWANCE: Except as provided herein, employees electing to travel to
-----------------
and from their assigned work locations shall do so at their own expense. When an employee is authorized to drive his own car to conduct Company business, he will receive a mileage allowance equal to Inter Revenue Services (IRS) maximum allowable mileage expense. Requests for the allowance described herein shall be submitted to, and distributed by the Company every two (2) weeks and in accordance with procedures established by the Company.

6.15A - MEALS
-------------
MEAL TIMES: When working overtime before or after the regular day, or shift, or when called out for overtime work, and such work is continuous for two (2) hours or more, the Company shall provide all meals unless employees are released before the meal time. The normal unpaid meal times shall be:

    . one and one-half (1 1/2) hours before the employee's normal starting time,

    .  eight (8) hours before the employee's normal starting time,

    .  six (6) hours after the normal starting time, and

    .  two (2) hours after the normal quitting time,

Meals will be provided as close to these times as circumstances of the work will permit. Employees may elect to complete their assignment and take their meal period upon completion of their task. This meal period would be unpaid time unless directed by supervision to work through the meal period and such work continues more than one (1) hour from the stated meal time. This paid meal period will be limited to one-half (1/2) hour at the appropriate rate of pay.

CALL OUT: When an employee is called out one and one-half (1 1/2) hours or more
--------
previous to his starting time, the Company shall provide breakfast and a reasonable time to eat same.

MEAL RATES: When employees are released on or after a normal meal period, or
----------
periods as outlined above, and do not elect to eat a Company provided meal, they shall be given a meal allowance of $9.00. These allowances will be paid through the payroll system in the employee's next paycheck. The meal allowance shall be increased to:

    .  nine dollars and fifty cents ($9.50) effective February 1, 2000

    .  nine dollars and seventy-five cents ($9.75) effective February 1, 2001.

ACTUAL COST: If an employee elects to consume a meal in lieu of the allowance,
-----------
the cost of any meal shall not exceed two (2) times the allowance as provided for above. If the cost of the meal exceeds this amount, the employee will be notified of the amount of the difference and the employee must reimburse the amount within thirty (30) calendar days after receipt of such notification. These limitations may be waived by the department's Vice President if such limitations place an undue hardship on the employee

6.16A - REPORTING LOCATION: Employees in the bargaining unit shall report for
--------------------------
work at regularly established Company headquarters, shall travel from job to job and between job and headquarters on Company time and shall return to the regularly established Company headquarters at the conclusion of the day's work.

6.17A - EARLY RELEASE: Employees relieved from duty, for reasons other than
---------------------
misconduct, during the first half of the regular day or regular shift shall be paid for not less than one-half (1/2) of the shift; if relieved after having been on duty more than one-half (1/2) of the regular day, they shall be paid for a full shift, except that if they are relieved at their own request they shall be paid only for time worked. These provisions do not apply to overtime assignments.


ARTICLE NO. 11A
Holidays

ALL PARAGRAPHS NOT LISTED BELOW SHOULD BE CONSIDERED UNCHANGED FROM THE PLANT COLLECTIVE BARGAINING AGREEMENT.

11.7A - ALTERNATIVE SCHEDULES: As a result of the implementation of alternative
-----------------------------
work schedules, any issues associated with the provisions of Article 11 will be resolved by memorandum of understanding between the Company and Union. IT IS UNDERSTOOD THAT EMPLOYEES MAY, AT THEIR DISCRETION, USE TWO (2) HOURS OF VACATION TIME ON HOLIDAYS TO ENSURE A FULL EIGHTY (80) HOUR PAY PERIOD.

When a Holiday falls on an employee's regularly scheduled day off, the last scheduled non-overtime work day immediately preceding the Holiday or the non-overtime work day immediately following the Holiday shall be observed as the Holiday for the purpose of this Article. Notice of the date that the Holiday will be observed shall be posted within the work group a minimum of one week prior to the Holiday itself.


ARTICLE NO. 12A
Vacations

ALL PARAGRAPHS NOT LISTED BELOW SHOULD BE CONSIDERED UNCHANGED FROM THE PLANT COLLECTIVE BARGAINING AGREEMENT.

12.6A - UNUSED VACATION: All unused or carried over vacation time accumulated in
-----------------------
the year of termination after an employee's first anniversary date, up to and including the employee's last day worked, shall be paid at termination of employment, at the employee's current base rate. This does not apply to the vacation bonus when the employee has not completed the minimum service specified.

It is understood that employees may not carry vacation time over to the following year without the written consent of the Company.

ARTICLE 13A
Sick Leave
----------

ALL PARAGRAPHS NOT LISTED BELOW SHOULD BE CONSIDERED UNCHANGED FROM THE PLANT COLLECTIVE BARGAINING AGREEMENT.

13.4A - SICK LEAVE BONUS: Employees who are eligible for sick leave in
------------------------
accordance with Article 15.1 who use no more than an average of two-hundred-twenty (220) hours of sick leave each five (5) years shall be granted a bonus of forty (40) hours vacation in addition to that granted under the provisions of Article 14.1, each five (5) years based on the following considerations:

a) On January 1, 1987, and January 1, of each fifth year thereafter, the sick leave records of those employees with hire dates prior to August 1, 1981, will be audited. Those hours of sick leave during the five (5) year period immediately preceding the audit will be granted forty (40) hours vacation to be taken within the twelve (12) month period immediately following the audit date and in accordance with the provisions of Article 14.

b) For employees hired after July 31, 1981, their sick leave records will be audited as of the first day following the completion of five (5) years and six (6) months of service and each fifth year following the initial audit. Those employees who have used no more than two-hundred-twenty (220) hours of sick leave during the five (5) year period immediately preceding the audit will be granted forty (40) hours vacation to be taken within the next twelve
    (12) month period immediately following the audit.

c) All unused vacation accumulated under the provisions of this sick leave bonus plan shall be paid at termination of employment as provided under
    Article 14.2 except that no pro rata of vacation entitlements will be allowed for time periods of less than five (5) years.


ARTICLE NO. 14A
---------------
EMPLOYEE BENEFIT PLANS
----------------------

ALL PARAGRAPHS NOT LISTED BELOW SHOULD BE CONSIDERED UNCHANGED FROM THE PLANT COLLECTIVE BARGAINING AGREEMENT.

14.2A - JOB INCURRED INJURIES/SALARY PROTECTION: For a job incurred disability
-----------------------------------------------
of less than forty (40 hours which does not qualify for SIIS compensation, employees must use any accrued sick leave, and upon exhaustion of such accrued sick leave shall receive disability benefits as defined earlier in Article 14.2.


ARTICLE NO. 15A
---------------
LEAVES OF ABSENCE
-----------------

15.9A - FUNERAL LEAVE: A regular employee, or a temporary employee who has
---------------------
worked more than one thousand forty (1040) straight time hours, who is absent from duty due to a death in the employee's immediate family will be excused without loss of regular pay for the time required not to exceed thirty-six (36) hours for making funeral arrangements and attending the funeral, provided the employee attends the funeral and furnishes a death certificate to the payroll department within thirty (30) days. Immediate family shall mean the employee's grandparents, mother, father, step-mother, step-father, brother, sister, spouse's grandparents, spouse's parents, spouse's children, spouse, son, daughter, or grandchildren. IF AN EMPLOYEE'S TIME OFF EXCEEDS THIRTY-SIX (36) HOURS, THE EMPLOYEE MAY USE VACATION OR TIME OFF WITHOUT PAY TO MAKEUP THE ADDITIONAL FOUR (4) HOURS.


ARTICLE NO. 15A
---------------
WORKING RULES
-------------

ALL PARAGRAPHS NOT LISTED BELOW SHOULD BE CONSIDERED UNCHANGED FROM THE PLANT COLLECTIVE BARGAINING AGREEMENT.

16.4A - WORKING RULES: The Committee members, appointed by the Union, shall
---------------------
receive their regular straight time rate of pay for actual time spent in Joint Apprenticeship Committee meetings called by the Chairman, but limited to ten
(10) straight time hours in one day and thirty (30) straight time hours in one
(1) year.



Ten Hour Shift Schedule
Reid Gardner Maintenance

            M T W T F S S    M T W T F S S    M T W T F S S   M T W T F S  S
Crew 1      D D D D - - -    D D D D - - -    D D D D - - -   D D D D - -  -
Crew 2      - D D D D - -    - D D D D - -    - D D D D - -   - D D D D- -

                         Alternative Shift Agreements
                          Twelve Hour Shift Schedule

The following provisions shall supersede the corresponding articles of the Plant Collective Bargaining Agreement for the purpose of establishing work conditions applicable to those employees assigned to the twelve hour shift (THS) schedule.

ARTICLE NO. 7A
--------------
HOURS OF WORK - OVERTIME
------------------------
Twelve Hour Shift (THS) Schedule

7.1A   Twelve (12) consecutive hour days shall constitute the work shift. The day shift shall begin at 6:00am, the night shift shall begin at 6:00pm.

7.2A   A meal period of no more than one-half hour without pay will be established approximately four hours after the start of a shift. The straight time rate shall be paid to employees who are required to start their meal period more than one (1) hour beyond the established starting time for such meal period. This meal provision will not apply to employees who are assigned to the THS schedule.

7.3A   6:01pm Sunday to 6:00pm on the next following Sunday shall constitute the regular workweek.

7.4A   DELETE

7.5A   Four (4) twelve (12) hour shifts (48 hours) and three (3) twelve (12)
hour shifts (36 hours) as described in Exhibit V-A shall constitute the basic work schedule.

7.6A   The right to establish the working schedule for employees and method of shift rotation, to assign individuals to shift schedules and to make changes as required by operations, rests with the Company.

7.7A   Time worked in excess of forty (4) hours within a regular workweek shall be considered overtime and will be paid for at one and one-half (1 1/2) times the regular established wage rate except as otherwise provided in this article.

DELETE

Employees shall be paid at the double time and one-half (2 1/2) rate of pay for all time worked in excess of sixteen (16) hours. Employees who, under the provisions of this clause, would be entitled to pay at the double time and one-half (2 1/2) rate will not have such right nullified by an interruption of continuous work time of six (6) hours or less. (Any break in continuous work time of more than six (6) hours will be considered to be an interruption of continuous work time).

Under the provisions of this article, the employees may be sent home for a specified break and shall not lose any normal time pay for the regular time which they are required to lose by reasons of such break. (It is understood that employees on any such break may be called back to work). Meal periods will not be considered as an interruption of continuous work time and will not be considered as work time except when paid for by the Company. The meal period which occurs during employees' regular work hours will be included in the computation of the break period.

All employees included in special or rotating schedules will receive the following consideration:

When an employee "DELETE" is transferred from one schedule of work days or work hours to another schedule provided the schedule is an established schedule or shift for the employee's work group, he shall not be entitled to overtime compensation for work performed during regular work hours of any day involved in the transfer, provided that (a) he has been notified of such transfer not less than twenty-four (24) hours in advance of the starting time of the new shift or work period; (b) he has had a minimum of twelve (12) hours off between shifts or work periods; (c) as a result of such transfer he has not been required to work more than forty (40) hours at the straight rate in any regular pay period involved; and (d) he has not been required to work more than one (1) short change in the regular pay period involved, provided, however, that such short change was not the result of a voluntary action on the part of an employee, i.e., calling in sick, taking an unauthorized day off for personal reason, etc. (A short change is defined as a transfer from one schedule to another with but twelve (12) hours off between shifts or work periods).

Employees who are called for work on an observed holiday or who work anytime during the oe (1) day off period, on the last day of the two (2), four (4) or five (5) day off period, the second day of the three day off period, or the fourth day of the seven (7) day off period, shall receive double time for all time worked with an overtime minimum as provided in 7.9.

7.8A   In computing overtime, intermission taken out for meals served other than on the job shall be deducted. In computing overtime, any holiday not worked will be considered as twelve (12) hours worked, as defined in Article 13.5A.

In scheduling overtime work, a minimum of twelve (12) hours notice, prior to the start of said overtime, but prior to leaving the last shift shall be required, otherwise such work will be considered as a callout. It is understood that this excludes overtime when worked as an extension of a regular shift.

A minimum of twelve (12) hours notice is required on canceling prescheduled overtime, or where customer arrangements are involved, twelve (12) hours notice prior to the employee's next normal starting time. The foreman will be notified by telephone, or if unavailable, by message delivered to his residence. The crew assigned to the work are to check in with the foreman or with the Company switchboard between 8:30 pm and 9:00 pm the previous evening to determine whether the work has been canceled. Saturdays and Sundays shall be considered as normal workdays for interpreting the intent of this section.

When such notice of cancellation of prescheduled overtime work is not given in accordance with the above, employees involved will be paid for two (2) hours at established overtime rates if they report and are retained for work. When such notice of cancellation is not given in accordance with the above, but they are later notified of work cancellation, they will be paid for two (2) hours at time and one-half (1 1/2). If they report and are not retained for work, they shall receive pay for two (2) hours at time and one-half (1 1/2).

The Company will endeavor to distribute overtime work as evenly as possible among those employees qualified to perform such work. For the purpose of distributing overtime, the company will maintain and post overtime lists in each sub-department indicating time offered and time worked.

7.9A   If an employee is called for emergency work more than once in the twenty-four (24) hour period from midnight one day to midnight the following day, minimum overtime compensation shall be paid for two (2) hours only for the first call outside of such employee's regular work hours on work days, or at any time on his on-work days. For subsequent calls, minimum overtime compensation shall be paid for one (1) hour and travel time as herein provided.

For the purpose of this section, concurrent calls or successive calls without a break in work time shall be considered as a single call. If by reason of a call, an employee works less than the minimum time and into regular work hours, the minimum overtime provisions will apply into his regular work hours and thereby postpone starting time.

DELETE

Employees who are called for overtime duty shall receive at least two (2) hours pay, and reasonable travel time to and from home will be considered as time worked for the purpose of satisfying the two hour minimum cited herein.

DELETE

Employees (DELETE) who are called out for overtime work within the eight (8) hour period immediately preceding normal starting time shall receive double time for all time worked during that period with an overtime minimum as provided above.

7.10A The Company will furnish board and lodging for all employees sent on out-of-town work, adequate meals and lodging to be provided. This rule is not to apply to noon day meals where employees start from and return to headquarters everyday, nor does it apply unless by special arrangement to employees hired for any particular job which may be outside the city or where employees travel to and from regularly assigned headquarters on Company time.

7.11A When working overtime before or after the regular shift, or when called out for work after the completion of their regular shift, or when called out on the employee's regularly scheduled days off, or holidays, and such work is continuous for one and one-half (1 1/2) hours or more, the company shall provide all meals unless the employee is released before meal time. The normal meal times shall be one and one-half (1 1/2) hours before the employee's normal starting time, six (6) hours after the normal starting time, fourteen (14) hours after the normal starting time, and eight (8) hours before the normal starting time; and meals will be provided as close to these times as circumstances of work will permit.

When an employee is released on or after a normal meal period, or periods as outlined above, and does not elect to eat a company provided meal, he shall be given a meal allowance (DELETE) of $9.50. The Company will endeavor to pay the meal allowance within thirty (30) calendar days following receipt of the employee's meal voucher.

The meal allowance shall be increased to:

     .   nine dollars and fifty cents ($9.50) effective February 1, 2000

     .   nine dollars and seventy-five cents ($9.75) effective February 1, 2001.

(DELETE) The cost of any meal consumed by employees in accordance with this provision shall not exceed two (2) time the meal allowance as provided for above. If the cost of the meal exceeds this amount, the employee will be notified of the amount of the difference and the employee must reimburse the amount within thirty (30 calendar days after receipt of such notification. These limitations may be waived by the department's Vice President if such limitation place an undue hardship on the employee.

When an employee is called out one and one-half (1 1/2) hours or more previous to his starting time, the Company shall provide breakfast and a reasonable time to eat same.

7.12A Employees in the bargaining unit shall report for work at regularly established Company headquarters, shall travel from job to job and between job and headquarters on Company time, and shall return to the regularly established Company headquarters at the conclusion of the day's work. "The regularly established Company headquarters" is defined as any headquarters established for the purpose of engaging in work covered by this Agreement when such work will continue for an indeterminate period of time.

7.13A  DELETE

7.14A Employees relieved from duty during the first half of the day or shift, shall be paid for not less than one-half (1/2) the day's time; if relieved after having been on duty more than on-half (1/2) day, they shall be paid for a full day's time, except that if they are relieved at their own request they shall be paid only for time worked.

7.15A All employees who are required to work emergency overtime within the eight (8) hour period immediately preceding their scheduled starting time shall, after the emergency, be entitled to time off with straight time pay equal to time worked. This is not applicable to a callout or scheduled overtime of three (3) hours or less immediately preceding the employee's normal starting time.

If an employee is entitled to time off under "A" above, such time off which would normally begin at the start of the regular shift maybe taken during the last part of the regular shift. An employee shall not be required to work during his rest period provided adequate relief is available, however, should an employee be required to work during this period, he shall receive straight time for all time worked during his rest period in addition to his rest period pay.

7.16A  DELETE

7.17A A premium of fifty-eight and one third cents ($.5833) per hour shall be paid for all hours worked.

Effective February 1, 1991, this provision shall be increased to sixty-one and two thirds cents ($.6166).
Effective February 1, 1992, this provision shall be increased to sixty-five cents ($.65).
Effective February 1, 1993, this provision shall be increased to sixty-eight and one third cents ($.6833).

7.18A  DELETE

7.19A  The appropriate overtime rate will be applied to the shift premium.

7.20A Shift premiums shall be payable only for hours actually worked and shall not be payable for non-work time such as holidays, sick leave and vacation.

ARTICLE NO. 13A
---------------
Holidays

13.1A  DELETE

13.2A Regular employees and temporary employees with more than six (6) months continuous service who are assigned to the THS schedule may be permitted to take holidays off which fall on their scheduled work days; however, if they are not permitted time off, they shall be paid at the rate of time and one-half (1 1/2 ) in addition to the holiday pay for the time worked on such day during regular working hours.

Following are to be considered holidays:

Martin Luther King's Day      3/rd/ Monday in January
Good Friday                   Friday before Easter Sunday
Memorial Day                  Last Monday in May
Independence Day              July 4/th/
Labor Day                     First Monday in September
Veteran's Day                 November 11/th/
Thanksgiving Day              fourth Thursday in November
Christmas Day                 December 25/th/

If a regular employee or a temporary employee with more than six (6) months of continuous service is required to work on any day observed as a holiday and agrees in advance of that observed holiday to work for the straight time hour rate of pay rather than the premium rate of pay, then the holiday pay of twelve
(12) hours may be traded for 12 hours to be added to that employee's vacation entitlement for that calendar year. No more than thirty-six (36) hours may be acquired in this manner.

13.3A Probationary employees and temporary employees with less than six (6) months of continuous service will not receive pay for holidays not worked, but shall be paid time and one-half (1 1/2) for all time worked on such days.

13.4A An employee who does not report for work either the day before and/or the day after a paid holiday, and who has not been excused by his supervisor for either the day before and/or the day after a paid holiday shall receive no pay for said holiday. Company may require satisfactory evidence of an employee's illness or injury before holiday pay will be granted.

13.5A When a holiday falls on an employee's regularly scheduled work day, or on an employee's regularly scheduled day off, the holiday may be observed on another work day within the same pay period which maybe in conjunction with the employee's regularly scheduled days off, or any other day within that pay period. This accommodation must be by mutual agreement between the employee and the Company and scheduled as far in advance as possible. It is understood that if any employee requests that they be excused on the fourth day of their four day work week, they will be compensated with twelve (12) hours of straight time pay. If the holiday falls on an employee's regularly scheduled day off, or the fourth day of the four-day work week, and no other accommodations are made, the last scheduled, non-overtime work day, immediately preceding the holiday, shall be observed as the holiday for the purpose of this article.

ARTICLE NO. 14A
---------------
Vacations
---------

14.1A All regular employees and temporary employees with more than twelve (12) months of continuous service covered by this Agreement will be granted vacations, with straight time pay as follows:

    After Continuous Service Of            Working Hours of Vacation
        1 year                                     40 hours
        2 through 5 years                          80 hours
        6 years                                    88 hours
        7 through 11 years                        120 hours
        12 through 15 years                       128 hours
        16 years                                  136 hours
        17 years                                  152 hours
        18 through 20 years                       160 hours
        21 through 25 years                       200 hours
        26 through 28 years                       224 hours
        29 years                                  240 hours
        30 years                                  280 hours

An employee's vacation accrual shall be adjusted for all periods of leave of absence without pay as defined elsewhere in this Agreement by reducing the number of vacation days accrued in direct proportion to the number of days of leave without pay within the employee's anniversary year. Such reductions shall be applied to any accrued and unused vacation available in the calendar year the adjustment is made, or when such adjustment exceeds the employee's available vacation, the excess shall be applied against the employee's next vacation accrual or the employee's final paycheck, whichever occurs first. It is understood that no adjustment to vacation accrual will be made due to use of paid sick leave.

In addition to the vacation accrued in accordance with the above schedule, any employee who completes ten (10) years continuous service and each five (5) years of continuous service thereafter, shall be granted a vacation bonus of forth
(40) hours in the year such term of employment is attained. (DELETE) The vacation bonus will accrue, and maybe taken subject to the provisions of Article 14.2.

14.2A All unused vacation time accumulated in any year after an employee's first anniversary date up to and including the employee's last day worked, shall be paid at termination of employment, at the employee's current base rate. This does not apply to the vacation bonus when the employee has not completed the minimum service specified.

A THS employee may carry up to twelve (12) hours of vacation over to the following year with the written consent of the Company. A regular employee who has been laid off for lack of work and is recalled within one (1) year, that has in excess of one (1) year Company seniority, shall accrue vacation in accordance with above.

14.3A Vacation may be granted at any time during the calendar year in which it is earned, however, it may not be taken during the first 12 months of employment, and shall be subject to the following considerations.

14.4A Vacation periods shall normally commence on Monday except for employees whose work week starts on days of the week other than Monday, the vacation period shall commence with the starting days of their respective work weeks. However, by prior arrangement with the employee" supervisor, an employee shall be allowed vacation in increments of one shift or more on any day of the week, except where prohibited by operations needs or where necessary relief cannot be provided, or where payment of overtime to another employee would be required.

14.5A If a holiday occurs on a work day during an employee's vacation, it shall not be counted as one day of vacation. The employee shall receive straight time pay for the holiday as such.

If an employee assigned to a THS requests, and is granted vacation on the first, second, or third day of their forty-eight hour work schedule, the employee will have those hours considered as time worked for the purpose of calculating their pay on the fourth day of that work schedule. It is understood that vacation granted for the entire week (i.e., forth-eight hours) or on the fourth day of the four-day workweek will be paid on a straight time basis.

14.6A An employee shall not be required to use vacation, if while on vacation, he or she becomes sick or disabled and has been hospitalized for at least one day, provided that unused sick leave has been accumulated.

14.7A An employee shall not be expected to work on his regularly scheduled days off immediately preceding or following prescheduled vacation. An employee called out during his scheduled vacation will be paid the same as a callout on a holiday and the employee may reschedule the unused portion of his vacation hours in accordance with Article 14.3 above.


ARTICLE NO. 17A
---------------
Leave of Absence
----------------

17.1A Provided the needs of the service will permit, time off without pay for any period of thirty (30) days or less, including non-work days, may be granted any employee upon a written application to his department head showing good and sufficient reason for such request. This shall not be construed as a leave of absence without pay, as the term is used in the Agreement. A leave of absence without pay is defined as a period of authorized absence from service in excess of thirty (30) days.

17.2A Leave of absence shall be granted to regular employees for urgent substantial personal reasons, provided adequate arrangements can be made to take care of the employee's duties without undue interference with the normal routine of work. Leave will not be granted if the purpose for which it is requested may lead to the employee's resignation.

17.3A A leave shall commence on and include the first workday on which an employee is absent and terminate with and include the work day preceding the day his leave expires. The conditions under which an employee shall be restored to employment on the termination of his leave of absence shall be clearly stated by the Company on the form on which application for leave is made.

17.4A Except as otherwise provided herein, an employee's seniority shall not accrue while he is on leave without pay. However, an employee's status as a regular employee shall not be impaired by a leave of absence.

17.5A Company shall at request of Union grant a leave of absence without pay for four (4) years or less to an employee who is appointed or elected to any office or position in the Union whose services are required by the Union. The seniority of an employee who is granted a leave of absence under the provisions of this Section shall accrue during the period of such leave.

17.6A Employees elected or appointed to public office shall be granted a leave of absence for the duration of such appointment or election or six (6) months whichever is sooner. Such absence shall not affect accrual rates for seniority purposes; however, sick leave and vacation shall not accrue during this period and group insurance benefits shall be paid by the employee at the Company's current premium rate.

17.7A A leave of absence under the foregoing conditions shall be granted to employees who enter the armed forces of the United States, provided, however, that any such employee shall be subject to the terms of the Selective Training and Service Act o 1940, as amended.

A regular employee or a temporary employee with more than six (6) months of continuous service who is a member of the armed forces reserve units, or the National Guard, and who is required to attend annual training sessions, will be granted a leave of absence for the duration of such assignment. In addition, the company will pay such employee the amount, if any, by which the remuneration received from the government is less than the base straight time earnings the employee would have received for the same period, not to exceed ten (10) working days in a calendar year. Such items as subsistence, travel, uniform and other allowances will not be included in computing the remuneration received from the government. The Company will require satisfactory evidence of attendance and remuneration received.

17.8A If an employee fails to return immediately on the expiration of his leave of absence, or if he accepts other employment while on leave, he shall thereby forfeit the leave of absence and terminate his employment with the Company.

17.9A Any period of authorized absence without pay for thirty (30) days or less shall not affect an employee's seniority status.

17.10A A regular employee or a temporary employee with more than six (6) months continuous service who is absent from duty due to a death in the employee's immediate family will be excused without loss of regular pay for the time required not to exceed thirty-six (36) hours for making funeral arrangements and attending the funeral, provided the employee attends the funeral and furnished a death certificate to the payroll department within thirty (30) days. Immediate family shall mean the employee's grandparents, mother, father, brother, sister, spouse's grandparents, spouse's parents, spouse's children, spouse, son, daughter, or grandchildren.

17.11A When a regular employee or a temporary employee with more than six (6) months of continuous service is absent from work in order to serve as a juror or to report for jury examination, he shall be granted pay for those hours spent in such services during his regular twelve (12) hour day less the fee or other compensation paid him with respect to such jury duty. Each employee shall furnish to the company with a statement from an officer of the court setting forth the time and days on which he reported for jury duty and his compensation due or received for jury duty.

ARTICLE NO. 18A
---------------
Working Rules
-------------

18.1A  DELETE

18.2A  DELETE

18.3A  DELETE

18.4A  DELETE

18.5A  DELETE

18.6A  DELETE

18.7A  DELETE

18.8A An employee shall furnish initially all tools and equipment, which are acceptable to the Company and necessary for the work to be performed. The company will furnish a suitable standard pair of gloves and coveralls bearing company identification to a regular employee, when required in the performance of the employee's work and Company will replace such gloves and coveralls worn out in the company service. When a safety strap or hook strap is worn out in the Company service or is condemned by the Company, it shall be replaced at no cost to the employee.

18.9A  When a employee relieves an employee of a higher classification for two
(2) or more hours, he shall receive the rate of pay for the higher classification for the time worked in the higher classification. However, an employee will not be upgraded when employees of that classification who normally report for work at the same location are able and available to do the work for which the upgrade is intended.

The Company may upgrade a qualified employee or utilize a relief employee to provide coverage for a vacant shift due to a scheduled or an unscheduled absence provided such situation does not result in overtime for any employee in a lower classification, or may elect to not cover the shift when sufficient qualified personnel are available to perform the required functions safety.

1. If these arrangements cannot be made and it is necessary to work an employee overtime, either:
2. An employee who is on his or her day off who has and will have at least twelve (12) hours off between shifts, shall be called to fill the vacant shift; or
3. The shift may be split by working an employee in the same classification (first) or other qualified employee (second) from both the shifts immediately preceding and immediately following the vacant shift.

It is the intent of the company not to work employees assigned to the THS schedule beyond their regularly scheduled work hours, however, all employees shall be expected to respond to overtime assignments as necessary.

EXHIBIT V-A
REID GARDNER PLANT
     TWELVE HOUR SHIFT (THS) SCHEDULE

            M T W T F S S   M T W T F S S    M T W T F S S   M T W T F S S
Crew #1     D D D - - - N   N N N - - - -    - - - D D D D   - - - N N N -
Crew #2     N N N - - - -   - - - - D D D    - - - N N N -   D D D - - - N
Crew #3     - - - D D D D   - - - N N N -    D D D - - - N   N N N - - - -
Crew #4     - - - N N N -   D D D - - - N    N N N - - - -   - - - D D D D

D= Day Shift      6:00am (same day) - 6:00pm (same day)

N= Night Shift    7:00pm (preceding day) - 6:00am (same day)

                                     Index

-------------------------------------------------------------------------------
                                       4
-------------------------------------------------------------------------------
401K                                                                         41

-------------------------------------------------------------------------------
                                       A
-------------------------------------------------------------------------------
Accidental Life Insurance                                                    41
Alcohol and Drug Abuse .See Sick Leave                                        8
Application Referral                                                         44
Apprentice Program                                                           25
Arbitration                                                                  32
Attendance & Sick Leave See Article 13

-------------------------------------------------------------------------------
                                       B
-------------------------------------------------------------------------------
Benefit Eligibility                                                          35
Benefit Plans                                                                35
Benefits Employee Contributions                                              35
Board and Lodging                                                            19
Break Periods                                                                12
Bulletin Boards                                                               6
Business Management                                                           5

-------------------------------------------------------------------------------
                                       C
-------------------------------------------------------------------------------
Call Out Rest Time                                                           15
Call Out Travel Time                                                         15
Call-Outs                                                                    14
CDL's                                                                        46
Change in Status                                                              9
Classification
   Regular Employee                                                           8
Classification
   Probationary Employees                                                     7
   Temporary Employees                                                        7
Continuity of Service                                                         3
Contract Education                                                           89
Contracting Work                                                              6

-------------------------------------------------------------------------------
                                       D
-------------------------------------------------------------------------------
Dental Benefit                                                               34
Dependent Care Account                                                       36
Disability Benefits                                                      37, 38
Discipline                                                                5, 46
Dues See Union Dues

-------------------------------------------------------------------------------
                                       E
-------------------------------------------------------------------------------
E/I Classification                                                           90
Emergency Staffing                                                           18
Employees Lost Vacation See Vacation
Employees, New                                                                5
Evalutations Regarding Seniority
   See Exhibit V, Article 7.1, Article 5.4

Leaves of Absence                                                            51
Licenses                                                                     59

Exhibit I Classification Descriptions                                        50
Exhibit II Wage Rates                                                        54
Exhibit III Check Off Authorization                                          58
Exhibit IV Sick Leave Agreement                                              59
Exhibit V Temporary Layoff Provisions                                        60
See Sick Leave

-------------------------------------------------------------------------------
                                       F
-------------------------------------------------------------------------------
Family & Medical Leave                                                        4
Family Leave                                                                 43
Floating Birthday/Holiday                                                    29
Funeral Leave                                                                43

-------------------------------------------------------------------------------
                                       G
-------------------------------------------------------------------------------
Generation Apprenticeship Committee                                          87
Generations Contractors                                                      91
Grievance                                                                    24
Definition                                                                   24
Time Limitations                                                             24
Grievance Process                                                            24

-------------------------------------------------------------------------------
                                       H
-------------------------------------------------------------------------------
Hearing Procedures                                                           25
Holidays                                                                     28
Banked                                                                       29
Holidays Worked                                                              28

-------------------------------------------------------------------------------
                                       I
-------------------------------------------------------------------------------
Inclement Weather Practice                                                   32
Injuries                                                                     45
Insurance                                                               41, 113
Accidental Life Insurance                                                    51
Long-Term Disability Insurance                                               51
Investigation                                                                30
Safety                                                                       32
Incentive Pay                                                                48

-------------------------------------------------------------------------------
                                       J
-------------------------------------------------------------------------------
Job Descriptions                                                             50
Job Incurred Injuries                                                        45
Job Posting                                                                  25
Job Posting Selection Criteria                                               26
Jury Duty                                                                    43
Job Security                                                                 47

-------------------------------------------------------------------------------
                                       L
-------------------------------------------------------------------------------
Layoff, No                                                                   48
Layoff Eligibility See Article 5.4
Layoff Provisions                                                             8

-------------------------------------------------------------------------------
                                       S
-------------------------------------------------------------------------------
 Safety                                                                  26, 44

Life Insurance See Term Life Insurance
Light Duty                                                                  33
Long Term Disability Insurance                                              41
Lunch Periods                                                               14
Letters of Understanding                                               62 - 81
Letters of Agreement                                                   82 - 96

------------------------------------------------------------------------------
                                      M
------------------------------------------------------------------------------
Maintenance Utility Technicians                                             82
Meal Rates                                                                  20
Meals                                                                       19
Medical Attention See Sick Leave
Mileage Allowance                                                           19
Military Leave                                                              42
Moving Expenses                                                             22

------------------------------------------------------------------------------
                                       N
------------------------------------------------------------------------------
New Classification/Wages                                                    50
Newly Hired Journeymen/Generation                                           85
Non-Discrimination                                                           4

------------------------------------------------------------------------------
                                       O
------------------------------------------------------------------------------
Out of Town Work                                                            19
Overtime                                                                    12
   Cancellation                                                             16
   Required Notice                                                          16
Overtime Equalization                                                       14

------------------------------------------------------------------------------
                                       P
------------------------------------------------------------------------------
Pay Provisions                                                              14
Pension                                                                     47
Per Diem                                                                    19
Permanent Schedules                                                         16
Permits                                                                     46
Prescriptive Drug Benefit                                                   34
Probationary                                                             7 - 9
   See Classification                                                    7 - 9
Promotion/Transfer Trial Period                                             23

------------------------------------------------------------------------------
                                       R
------------------------------------------------------------------------------
Rates of Pay                                                                11
Recall Rights                                                             6, 9
Removing Letters of Discipline                                              46
Reporting Location                                                          20
Rest Time                                                                   15
Retention Bonus                                                             48
Retirement Benefit                                                          39
Retirement Plan See Article 14.4                                            62
Retirement, Magic 80                                                        41

Work Location Change                                                        20
Work Week                                                                   11
Working Hours                                                               11
Working rules                                                               44
Schedule Assignment                                                         17
Schedule Staffing                                                           18
Seniority                                                                   21
Seniority and Promotions                                                    21
Seniority Postings                                                          21
Severance                                                                    9
Shift                                                                       11
Shift Designations                                                          11
Shift Differential                                                          16
Shift Premium                                                               11
Short Term Disability Benefit                                               42
Sick Leave                                                                  32
Sick Leave Bonus                                                            32
Staffing Vacancies                                                          21
Status of Employees                                                          7
Steward Business                                                             6
Sub-Departments                                                             22
Subpoena                                                                    43

------------------------------------------------------------------------------
                                       T
------------------------------------------------------------------------------
Temporary Appointments                                                      22
Temporary Employees                                                          7
Term Life Insurance                                                         34
Term of Agreement                                                           47
Two Man Crew                                                                44
Travel Time                                                                 15

------------------------------------------------------------------------------
                                       U
------------------------------------------------------------------------------
Union Activity                                                               6
Union Business                                                               6
Union Dues                                                                   5
Union Security                                                               5
Union/Steward Business                                                       6
Upgrade See Article 16.9                                                    45
Utility Operators                                                           86

------------------------------------------------------------------------------
                                       V
------------------------------------------------------------------------------
Vacancies                                                                   21
Vacation Bonus                                                              31
Vacation Unused                                                             31
Vacations                                                                   30
Vision Benefit                                                              34
------------------------------------------------------------------------------
                                       W
------------------------------------------------------------------------------
Wages                                                              12, 46, 48,
                                                                    54, 69, 96
Work Day                                                               11, 97,
                                                                      101, 111

  Emergency Conditions                                                       46
  Safety Gear                                                                44
  Tools, Equipment & Work Clothes                                            45
  Vessel Conditions                                                          46
  Two Man Crew                                                               44
  Upgrade                                                                    45
  Welding Requirements                                                       45
Working Safety Committee                                                     26